Exhibit 10(dd)

AMENDED AND RESTATED CREDIT AGREEMENT

among

HANGER ORTHOPEDIC GROUP, INC.,

VARIOUS LENDERS

and

GENERAL ELECTRIC CAPITAL CORPORATION,
as ADMINISTRATIVE AGENT

Dated as of October 3, 2003

GECC CAPITAL MARKETS GROUP, INC. AND LEHMAN BROTHERS INC., as
JOINT LEAD ARRANGERS and JOINT BOOK MANAGERS

LEHMAN COMMERCIAL PAPER INC., as
SYNDICATION AGENT,

GENERAL ELECTRIC CAPITAL CORPORATION, as
DOCUMENTATION AGENT

and

HARRIS TRUST AND SAVINGS BANK, as
DOCUMENTATION AGENT

i

v

        AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 3, 2003, among HANGER ORTHOPEDIC GROUP, INC., a Delaware corporation (the “Borrower”), the Lenders party hereto from time to time, GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent, GECC CAPITAL MARKETS GROUP, INC. AND LEHMAN BROTHERS INC., as Joint Lead Arrangers and Joint Book Managers, LEHMAN COMMERCIAL PAPER INC., as Syndication Agent, HARRIS TRUST AND SAVINGS BANK, as Documentation Agent, and GENERAL ELECTRIC CAPITAL CORPORATION, as Documentation Agent (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).

        W I T N E S S E T H:

        WHEREAS, the Borrower is a party to that certain Credit Agreement dated as of February 15, 2002 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”), among the Borrower, the lenders party thereto, GE Capital as administrative agent, and others, pursuant to which such lenders have agreed to extend, and have extended, credit to the Borrower;

        WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended and restated as set forth below to, among other things, provide for a term loan which will be used by the Borrower on the Restatement Effective Date, along with other funds, to repay outstanding Senior Subordinated Notes and as otherwise set forth herein; and

        WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement and which remain outstanding or evidence repayment of any such obligations and liabilities and that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations of the Borrower outstanding thereunder;

        NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree that on the Restatement Effective Date (as defined below), the Existing Credit Agreement shall be amended and restated in its entirety as follows:

        SECTION 1  Amount and Terms of Credit.

        1.01  (a)       Revolving Loan Commitments. Subject to and upon the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make, at any time and from time to time on and after the Restatement Effective Date and prior to the Revolving Loan Maturity Date, one or more loans (each, a “Revolving Loan”, and collectively, the “Revolving Loans”) to the Borrower, which Revolving Loans (i) shall be made and maintained in Dollars, (ii) shall be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, (iii) if Eurodollar Loans, shall have such Interest Periods as are selected by the Borrower pursuant to Section 1.09, (iv) may be repaid and reborrowed in accordance with the provisions hereof, (v) shall not exceed for any Revolving Credit Lender at any time outstanding that aggregate principal amount which, when added to the sum of (x) the aggregate principal amount of all other Revolving Loans made by such Lender and then outstanding and (y) the product of (A) such Lender’s Revolving Credit Percentage and (B) the sum of (1) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Loans) at such time and (2) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Lender at such time, and (vi) shall not exceed for all Lenders at any time outstanding that aggregate principal amount which, when added to the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Total Revolving Loan Commitment at such time; provided that no Revolving Credit Lender shall be under any obligation to make any requested Revolving Loan if immediately prior to or after giving effect to such Revolving Loan, the Senior Secured Leverage Ratio exceeds 2.50 to 1.00.

                     (b)       Swingline Loans. Subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make, at any time and from time to time on and after the Restatement Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each a “Swingline Loan” and, collectively, the “Swingline Loans”) to the Borrower, which Swingline Loans (i) shall be made and maintained in Dollars and as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the sum of (I) the aggregate principal amount of all Revolving Loans then outstanding and (II) the aggregate amount of all Letter of Credit Outstandings at such time, an amount equal to the Total Revolving Loan Commitment at such time, and (iv) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. Notwithstanding anything to the contrary contained in this Section 1.01(b), (x) the Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default exists unless the Swingline Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Swingline Lender’s risk with respect to the Defaulting Lender’s or Lenders’ participation in such Swingline Loans, including by cash collateralizing such Defaulting Lender’s or Lenders’ Revolving Credit Percentage of the outstanding Swingline Loans and (y) the Swingline Lender shall not make any Swingline Loan after it has received written notice from the Borrower or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (I) of rescission of all such notices from the party or parties originally delivering such notice or (II) of the waiver of such Default or Event of Default by the Required Lenders.

                     (c)       Refunding of Swingline Loans. On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Revolving Credit Lenders that the Swingline Lender’s outstanding Swingline Loans shall be funded with one or more Borrowings of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case one or more Borrowings of Revolving Loans constituting Base Rate Loans (each such Borrowing, a “Mandatory Borrowing”) shall be made on the immediately succeeding Business Day by all Revolving Credit Lenders pro rata based on each Lender’s Revolving Credit Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly by the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each Revolving Credit Lender hereby irrevocably agrees to make Revolving Loans upon one Business Day’s notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each Revolving Credit Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause the Revolving Credit Lenders to share in such Swingline Loans ratably based upon their respective Revolving Credit Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10), provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Revolving Credit Lender shall be required to pay the Swingline Lender interest on the principal amount of the participation so purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

                     (d)       Tranche B Term Loan Commitments. Subject to the terms and conditions hereof, the Tranche B Term Loan Lenders severally agree to make Tranche B Term Loans to the Borrower on the Restatement Effective Date in an amount for each Tranche B Term Loan Lender not to exceed the amount of the Tranche B Term Loan Commitment of such Lender. The Tranche B Term Loans (i) shall be made in Dollars, (ii) may from time to time be Base Rate Loans or Eurodollar Loans, and (iii) if Eurodollar Loans, shall have such Interest Periods as are selected by the Borrower pursuant to Section 1.09. Notwithstanding anything in this Agreement to the contrary, the $130,000,000 principal amount of Tranche B Term Loans made by GE Capital on the Restatement Effective Date (such Loans referred to herein collectively as the “Subject Term Loan”) shall be considered a Base Rate Loan but shall bear interest at all times (irrespective of whether or not all or any portion of the Subject Term Loan has been assigned by GE Capital to another Lender or an Eligible Transferee) during the period commencing on the Restatement Effective Date through but not including the date which is thirty days thereafter (such period referred to as the “Initial Period”), at a rate per annum equal to the Eurodollar Rate for a Eurodollar Loan with an Interest Period of one month (commencing on the Restatement Effective Date) plus the Applicable Margin; provided that at all times after the Initial Period the entire amount of the Subject Term Loan shall be a Base Rate Loan or Eurodollar Loan at the option of the Borrower made in accordance with the terms of this Agreement and shall bear interest in accordance with Section 1.08 of this Agreement.

                     (e)       Procedure For Tranche B Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M. (New York time), one Business Day (or three Business Days in the case of any Tranche B Term Loans to be made as Eurodollar Loans) prior to the anticipated Restatement Effective Date) requesting that the Tranche B Term Loan Lenders make the Tranche B Term Loans on the Restatement Effective Date and specifying the amount to be borrowed. The Tranche B Term Loans shall initially be Base Rate Loans unless the Borrower provides Administrative Agent with three Business Days’ prior written notice of the requested funding date for such Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Tranche B Term Loan Lender thereof. Not later than 1:00 P.M. (New York time), on the Restatement Effective Date each Tranche B Term Loan Lender shall make available to the Administrative Agent at the relevant Payment Office an amount in immediately available funds equal to its pro rata amount of the Tranche B Term Loan requested. On the Restatement Effective Date, the Administrative Agent shall make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Tranche B Term Loan Lenders, in like funds as received by the Administrative Agent.

                     (f)       Repayment Of Tranche B Term Loans. The Tranche B Term Loan of each Tranche B Term Loan Lender shall be amortized in 23 consecutive quarterly installments, with the first such installment commencing on December 31, 2003, each of which shall be in an amount equal to such Lender’s Tranche B Term Loan Percentage multiplied by the percentage set forth below opposite such installment of the aggregate principal amount of Tranche B Term Loans made on the Restatement Effective Date:

Installment	Percentage
December 31, 2003	.25%
March 31, 2004	.25%
June 30, 2004	.25%
September 30, 2004	.25%
December 31, 2004	.25%
March 31, 2005	.25%
June 30, 2005	.25%
September 30, 2005	.25%
December 31, 2005	.25%
March 31, 2006	.25%
June 30, 2006	.25%
September 30, 2006	.25%
December 31, 2006	.25%
March 31, 2007	.25%
June 30, 2007	.25%
September 30, 2007	.25%
December 31, 2007	.25%
March 31, 2008	.25%
June 30, 2008	.25%
September 30, 2008	.25%
December 31, 2008	.25%
March 31, 2009	.25%
June 30, 2009	.25%

        The entire remaining principal balance of the outstanding Tranche B Term Loans, if any, together with interest thereon, shall be due and payable in full on the Tranche B Term Loan Maturity Date.

        1.02   Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Revolving Loans or Swingline Loans shall not be less than the Minimum Borrowing Amount applicable thereto. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than twelve Borrowings of Eurodollar Loans for both Tranche B Term Loans and Revolving Loans on a combined basis.

        1.03   Notice of Borrowing. (a) Whenever the Borrower desires to incur Revolving Loans hereunder (other than Swingline Loans and Revolving Loans incurred pursuant to a Mandatory Borrowing), the Borrower shall give the Administrative Agent at the Notice Office at least one Business Day’s prior notice of each Base Rate Loan, and at least three Business Days’ prior notice of each Eurodollar Loan provided, that any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day. Each such notice (each a “Notice of Borrowing”), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in writing, or by telephone promptly confirmed in writing, in the form of Exhibit A, appropriately completed to specify (i) the date of such incurrence (which shall be a Business Day), (ii) the aggregate principal amount of the Loans to be made, (iii) whether such Loans being made are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans, and (iv) in the case of Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Revolving Credit Lender notice of such proposed incurrence, of such Lender’s proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

                     (b) (i) Whenever the Borrower desires to incur Swingline Loans hereunder, the Borrower shall give the Swingline Lender no later than 2:00 P.M. (New York time) on the date that a Swingline Loan is to be incurred hereunder, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing.

                     (ii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(c), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 1.01(c).

                     (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder of any Borrowing or prepayment of Loans, the Administrative Agent or the Swingline Lender, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, as the case may be, believed by the Administrative Agent or the Swingline Lender, as the case may be, in good faith to be from the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or a Treasury Manager of the Borrower, or from any other authorized officer of the Borrower designated in writing by any of the foregoing officers of the Borrower to the Administrative Agent as being authorized to give such notices, prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent’s or Swingline Lender’s record of the terms of such telephonic notice of such Borrowing or prepayment of Loans, as the case may be, absent manifest error.

        1.04   Disbursement of Funds. No later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than 4:00 P.M. (New York time) on the date specified pursuant to Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, no later than 1:00 P.M. (New York time) on the date specified in Section 1.01(c)), each Revolving Credit Lender will make available its pro rata portion (determined in accordance with Section 1.07) of each such Borrowing requested to be made on such date (or, in the case of Swingline Loans, the Swingline Lender will make available the full amount thereof). All such amounts will be made available in Dollars and in immediately available funds at the Payment Office, and, except for Revolving Loans made pursuant to a Mandatory Borrowing, the Administrative Agent will make available to the Borrower at the Payment Office, in immediately available funds, the aggregate of the amounts so made available by the Revolving Credit Lenders to the extent of funds actually received by the Administrative Agent. Unless the Administrative Agent shall have been notified by any Revolving Credit Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Revolving Credit Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover on demand from such Revolving Credit Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, at the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to such Loans for each day thereafter, and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

        1.05   Notes. (a) The Borrower’s obligation to pay the principal of, and interest on, the Loans made by each Lender to the Borrower shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 13.15 and shall, if requested by such Lender, also be evidenced (i) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each a “Revolving Note”and, collectively, the “Revolving Notes”), (ii) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (the “Swingline Note”), and (iii) if Tranche B Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (the “Tranche B Term Note”).

                     (b)     The Revolving Note issued by the Borrower to each Lender shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Restatement Effective Date (or, if issued after the Restatement Effective Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount (expressed in Dollars) equal to the Revolving Loan Commitment of such Lender and be payable in Dollars, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                     (c)     The Tranche B Term Note issued by the Borrower to each Tranche B Term Loan Lender shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Restatement Effective Date (or, if issued after the Restatement Effective Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount (expressed in Dollars) equal to the amount of the Tranche B Term Loan made by such Lender and be payable in Dollars, (iv) mature on the Tranche B Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                     (d)     The Swingline Note issued by the Borrower to the Swingline Lender shall (i) be executed by the Borrower, (ii) be payable to the Swingline Lender or its registered assigns and be dated the Restatement Effective Date, (iii) be in a stated principal amount (expressed in Dollars) equal to the Maximum Swingline Amount and be payable in Dollars and in the outstanding principal amount of the Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                     (e)     Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower’s obligations in respect of such Loans.

        1.06   Conversions. The Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least the Minimum Borrowing Amount of (i) the outstanding principal amount of Base Rate Loans (other than Swingline Loans) into Eurodollar Loans, and (ii) the outstanding principal amount of Eurodollar Loans into Base Rate Loans, provided that, (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Revolving Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of such conversion, and (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at the Notice Office prior to 12:00 Noon (New York time) at least three Business Days’ prior notice (each a “Notice of Conversion”) specifying the Revolving Loans or Tranche B Term Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Revolving Credit Lender prompt notice of any such proposed conversion affecting any of its Revolving Loans and each Tranche B Term Loan Lender prompt notice of any such proposed conversion affecting any of its Tranche B Term Loans. Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Loans being converted. Swingline Loans may not be converted pursuant to this Section 1.06.

        1.07   Pro Rata Borrowings. All Borrowings of Revolving Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their Revolving Loan Commitments. It is understood that no Revolving Credit Lender shall be responsible for any default by any other Revolving Credit Lender of its obligation to make Revolving Loans hereunder and that each Revolving Credit Lender shall be obligated to make the Revolving Loans provided to be made by it hereunder, regardless of the failure of any other Revolving Credit Lender to make its Revolving Loans hereunder.

        1.08   Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate each as in effect from time to time.

                     (b)     The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

                     (c)     Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall, in each case, bear interest at a rate per annum equal to the greater of (x) the rate which is 2% in excess of the rate then borne by such Loans and (y) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans from time to time, and all other overdue amounts payable hereunder and under any other Credit Document shall bear interest at the rate per annum equal to the rate which is 2% in excess of the rate applicable to Base Rate Loans from time to time. Interest which accrues under this Section 1.08(c) shall be payable on demand.

                     (d)     Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                     (e)     Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for the respective Interest Period or Interest Periods and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

                     (f)     All computations of interest hereunder shall be made in accordance with Section 13.07(b).

        1.09   Interest Periods. At the time the Borrower gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an “Interest Period”) applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period, provided that:

(i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

(ii) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period applicable thereto expires;

(iii) if any Interest Period for any Borrowing of Eurodollar Loans begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

(iv) if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for any Borrowing of Eurodollar Loans would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(v) no Interest Period for a Eurodollar Loan may be selected at any time when a Default or an Event of Default is then in existence;

(vi) no Interest Period in respect of any Revolving Loan Borrowing of Eurodollar Loans shall be selected which extends beyond the Revolving Loan Maturity Date; and

(vii) no Interest Period in respect of any Tranche B Term Loans Borrowing made as Eurodollar Loans shall be selected which extends beyond the Tranche B Term Loan Maturity Date.

        If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

        1.10   Increased Costs, Illegality, etc. (a) In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

(i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate;

(ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the Restatement Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to such Lender of the principal of or interest on such Eurodollar Loans or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Lender pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the Restatement Effective Date affecting such Lender, the interbank Eurodollar market or the position of such Lender in such market; or

(iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by such Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Restatement Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above), shall promptly give written notice to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, in the event that Eurodollar Loans are so affected, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, upon written demand therefor (accompanied by the written notice specified in the final parenthesis in this clause (y)), such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis therefor and the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto), and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

                     (b)     At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in Section 1.10(a)(iii) the Borrower shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent written notice on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days’ written notice to the Administrative Agent and the affected Lender, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan or repay such Eurodollar Loan in full; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

                     (c)     If any Lender determines that after the Restatement Effective Date the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy or reserves, or any change in interpretation or administration thereof by the NAIC or any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital or reserves required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender’s Commitment hereunder or its obligations hereunder, then the Borrower shall pay to such Lender, upon its written demand therefor (accompanied by the written notice described below in this clause (c)), such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital or reserves. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender’s determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis therefor and calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice; provided that the Borrower shall not be required to compensate any Lender or any Issuing Lender pursuant to this Section 1.10(c) for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Lender, as the case may be, notifies the Borrower of the change in law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Lender’s intention to claim compensation therefor; provided further that, if the change in law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

        1.11   Compensation. The Borrower shall compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans, but excluding loss of anticipated profit) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower); (ii) if any repayment (excluding any repayment made pursuant to Section 4.02, but including any repayment made pursuant to Section 4.01 and any repayment as a result of an acceleration of the Loans pursuant to Section 10 or as a result of the replacement of a Lender pursuant to Section 1.13 or 13.12(c)) or conversion of any Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 1.10(b). A Lender’s basis for requesting compensation pursuant to this Section 1.11 and a Lender’s calculation of the amount thereof (which shall accompany any demand for payments pursuant to this Section 1.11), shall, absent manifest error, be final and conclusive and binding on all parties hereto.

        1.12   Change of Lending Office. Each Lender agrees that upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 1.10, 2.06 and 4.04.

        1.13   Replacement of Lenders. (a) (i) If any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans, (ii) upon the occurrence of an event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders or (iii) in the case of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(c), the Borrower shall have the right, if no Default or Event of Default then exists (or, in the case of preceding clause (iii), no Default or Event of Default will exist immediately after giving effect to such replacement), to replace such Lender (the “Replaced Lender”) with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) and each of whom shall be required to be reasonably acceptable to the Administrative Agent, provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire the entire Revolving Loan Commitment, outstanding Revolving Loans of, outstanding Tranche B Term Loans of and participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (I) an amount equal to the principal amount of, and all accrued interest on, all outstanding Revolving Loans and Tranche B Term Loans of the Replaced Lender, (II) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (III) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 3.01, (y) each Issuing Lender an amount equal to such Replaced Lender’s Revolving Credit Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender to such Issuing Lender and (z) the Swingline Lender an amount equal to such Replaced Lender’s Percentage of any Mandatory Borrowings to the extent such amount was not theretofore funded by such Replaced Lender to the Swingline Lender and (ii) all obligations of the Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement.

                     (b)     Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01), which shall survive as to such Replaced Lender.

        1.14   Pro Rata Treatment and Payments. (a) Except as otherwise provided in this Agreement, subject to Section 1.14(c), each payment (other than prepayments) in respect of principal or interest in respect of the Loans, and each payment in respect of fees or expenses or other Obligations payable hereunder or under the Credit Documents shall be applied to the amounts of such Obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

                     (b)        Each payment (including each prepayment) of the Tranche B Term Loans outstanding under any Tranche B Term Loan Facility shall be allocated among the Tranche B Term Loan Lenders holding such Tranche B Term Loans pro rata based on the principal amount of such Tranche B Term Loans held by such Tranche B Term Loan Lenders, and shall be applied first to the installment(s) then due, with any excess applied to the remaining installments of such Tranche B Term Loans, including the payment due on the Tranche B Maturity Date, in the inverse order of their maturities. Amounts prepaid on account of the Tranche B Term Loans may not be reborrowed.

                     (c)        Each payment (including each prepayment) by a Borrower on account of principal of and interest on the Revolving Loans shall be allocated pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Credit Lenders. Each payment in respect of Unpaid Drawings in connection with any Letter of Credit shall be made to the Issuing Lender.

                     (d)        Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Fee or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                     (e)        Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 1.14(a), (b) and (c) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

        SECTION 2  Letters of Credit.

        2.01   Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request that an Issuing Lender issue, at any time and from time to time on and after the Restatement Effective Date and prior to the 30th day prior to the Revolving Loan Maturity Date, (x) for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of the Borrower or any of its Subsidiaries, an irrevocable standby letter of credit, in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender and (y) for the account of the Borrower and for the benefit of sellers of goods to the Borrower or any of its Subsidiaries, an irrevocable trade letter of credit, in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such letter of credit issued pursuant to this Section 2.01, together with each letter of credit described in the second succeeding sentence, a “Letter of Credit”). All Letters of Credit shall be denominated in Dollars and shall be issued on a sight basis only.

                     (b) Subject to and upon the terms and conditions set forth herein, each Issuing Lender agrees that it will, at any time and from time to time on and after the Restatement Effective Date and prior to the 30th day prior to the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower, one or more Letters of Credit as are permitted to remain outstanding hereunder without giving rise to a Default or an Event of Default, provided that no Issuing Lender shall be under any obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

(i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated) not in effect on the Restatement Effective Date, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to such Issuing Lender as of the date hereof and which such Issuing Lender reasonably and in good faith deems material to it;

(ii) such Issuing Lender shall have received notice from the Borrower or the Required Lenders prior to the issuance of such Letter of Credit of the type described in the second sentence of Section 2.03(b); or

(iii) or immediately prior to or after giving effect to such issuance, the Senior Secured Leverage Ratio exceeds 2.50 to 1.00.

                     (c) Each Issuing Lender agrees to provide to the Administrative Agent (together with a copy to the Borrower upon the Borrower’s prior written request therefor) by facsimile promptly on the first Business Day of each week the daily aggregate Stated Amount of all Letters of Credit issued by such Issuing Lender and outstanding during the immediately preceding week.

        2.02   Maximum Letter of Credit Outstandings; Final Maturities. Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $5,000,000 or (y) when added to the sum of (I) the aggregate principal amount of all Revolving Loans then outstanding and (II) the aggregate principal amount of all Swingline Loans then outstanding, an amount equal to the Total Revolving Loan Commitment at such time, (ii) each standby Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 12 months after the date of the issuance thereof (although any such standby Letter of Credit may be extendable for successive periods of up to 12 months, but not beyond the tenth Business Day prior to the Revolving Loan Maturity Date, on terms acceptable to such Issuing Lender) and (y) ten Business Days prior to the Revolving Loan Maturity Date, and (iii) each trade Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 180 days after the date of the issuance thereof and (y) 30 days prior to the Revolving Loan Maturity Date.

        2.03   Letter of Credit Requests; Minimum Stated Amount. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the respective Issuing Lender at least five Business Days’ (or such shorter period as is acceptable to such Issuing Lender) written notice thereof (including by way of facsimile transmission). Each notice shall be in the form of Exhibit C appropriately completed (each a “Letter of Credit Request”).

                     (b)     The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.02. Unless the respective Issuing Lender has received notice from the Borrower or the Required Lenders before it issues a Letter of Credit that one or more of the conditions specified in Section 5 or 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.02, then such Issuing Lender shall, subject to the terms and conditions of this Agreement, issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Lender’s usual and customary practices. Upon its issuance of or amendment to any standby Letter of Credit, the respective Issuing Lender shall promptly notify the Borrower and the Administrative Agent, in writing, of such issuance or amendment and such notice shall be accompanied by a copy of the issued standby Letter of Credit or amendment. Upon receipt of such notice, the Administrative Agent shall promptly notify each Participant, in writing, of such issuance or amendment and if so requested by a Participant, the Administrative Agent will furnish such Participant with a copy of the issued standby Letter of Credit or amendment. Notwithstanding anything to the contrary contained in this Agreement, in the event that a Lender Default exists, no Issuing Lender shall be required to issue any Letter of Credit unless such Issuing Lender has entered into an arrangement satisfactory to it and the Borrower to eliminate such Issuing Lender’s risk with respect to the participation in Letters of Credit by the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender’s or Lenders’ Revolving Credit Percentage of the Letter of Credit Outstandings.

                     (c)     The initial Stated Amount of each Letter of Credit shall not be less than $100,000 or such lesser amount as is acceptable to the respective Issuing Lender.

        2.04   Letter of Credit Participations. (a) Immediately upon the issuance by each Issuing Lender of any Letter of Credit, such Issuing Lender shall be deemed to have sold and transferred to each Revolving Credit Lender, other than such Issuing Lender (each such Revolving Credit Lender, in its capacity under this Section 2.04, a “Participant”), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant’s Revolving Credit Percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or Revolving Credit Percentages of the Lenders pursuant to Section 1.13 or 13.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Revolving Credit Percentages of the assignor and assignee Lender, as the case may be.

                     (b) In determining whether to pay under any Letter of Credit issued by it, no Issuing Lender shall have an obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit issued by it shall not create for such Issuing Lender any resulting liability to the Borrower, any other Credit Party, any Lender or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

                     (c) In the event that any Issuing Lender makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 2.05(a), such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and, except as provided in the proviso of the immediately succeeding sentence, each Participant shall promptly and unconditionally pay to such Issuing Lender the amount of such Participant’s Revolving Credit Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 12:00 Noon (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the respective Issuing Lender in Dollars such Participant’s Revolving Credit Percentage of the amount of such payment on such Business Day in same day funds; provided, however, that no Participant shall be obligated to pay to the respective Issuing Lender its Revolving Credit Percentage of such unreimbursed amount for any wrongful payment made by such Issuing Lender under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision). If and to the extent such Participant shall not have so made its Revolving Credit Percentage of the amount of such payment available to the respective Issuing Lender, such Participant agrees to pay to such Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Lender at the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Base Rate Loans for each day thereafter. The failure of any Participant to make available to the respective Issuing Lender its Revolving Credit Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Lender its Revolving Credit Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Lender such other Participant’s Revolving Credit Percentage of any such payment.

                     (d) Whenever an Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Lender shall pay to each Participant which has paid its Revolving Credit Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant’s share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations; provided, however, that if such Issuing Lender shall have received any such payment of a reimbursement obligation on a day that is not a Business Day or on or after 12:00 Noon (New York time) on any Business Day, such Issuing Lender shall not be obliged to make any payment to any Participant in respect thereof until the immediately succeeding Business Day.

                     (e) The obligations of the Participants to make payments to each Issuing Lender with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever (except as otherwise provided in the proviso to the second sentence of Section 2.04(c)) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Issuing Lender, any Participant or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any Subsidiary of the Borrower and the beneficiary named in any such Letter of Credit);

(iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

(v) the occurrence of any Default or Event of Default.

        2.05   Agreement to Repay Letter of Credit Drawings. (a) The Borrower agrees to reimburse each Issuing Lender, by making payment to the Administrative Agent in Dollars and in immediately available funds at the Payment Office, for any payment or disbursement made by such Issuing Lender under any Letter of Credit issued by it (each such amount so paid until reimbursed, an “Unpaid Drawing”), not later than one Business Day following receipt by the Borrower of notice of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 10.05 shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrower)), with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender was reimbursed by the Borrower therefor at a rate per annum which shall be the sum of the Applicable Margin for Revolving Loans that are maintained as Base Rate Loans plus the Base Rate each as in effect from time to time; provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the third Business Day following the receipt by the Borrower of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 10.05, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by the Borrower) at a rate per annum which shall be the sum of the Applicable Margin for Revolving Loans that are maintained as Base Rate Loans plus the Base Rate each as in effect from time to time plus 2%, in each such case, with interest to be payable on demand. Each Issuing Lender shall give the Borrower prompt written notice of each Drawing under any Letter of Credit issued by it, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower’s obligations hereunder.

                     (b)     The obligations of the Borrower under this Section 2.05 to reimburse each Issuing Lender with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Lender (including any Revolving Credit Lender in its capacity as issuer of the Letter of Credit or as Participant), including, without limitation, any defense based upon the failure of any drawing or payment under a Letter of Credit (each a “Drawing”) to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the Borrower shall not be obligated to reimburse the respective Issuing Lender for any wrongful payment made by such Issuing Lender under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

        2.06   Increased Costs. If at any time after the Restatement Effective Date, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by the NAIC or any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Lender or any Participant with any request or directive by the NAIC or by any such authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Lender or participated in by any Participant, or (ii) impose on any Issuing Lender or any Participant any other conditions relating, directly or indirectly, to this Agreement; and the result of any of the foregoing is to increase the cost to any Issuing Lender or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Lender or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Issuing Lender or such Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, upon the delivery of the certificate referred to below to the Borrower by such Issuing Lender or such Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), the Borrower shall pay to such Issuing Lender or such Participant such additional amount or amounts as will compensate such Issuing Lender or such Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Each Issuing Lender or Participant, upon determining that any additional amounts will be payable to it pursuant to this Section 2.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Lender or such Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), setting forth in reasonable detail the basis therefor and the calculation of such additional amount or amounts necessary to compensate such Issuing Lender or such Participant; provided that the Borrower shall not be required to compensate any Lender or any Issuing Bank pursuant to this Section 2.06 for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Lender, as the case may be, notifies the Borrower of the change in law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Lender’s intention to claim compensation therefor; provided further that, if the change in law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof. The certificate required to be delivered pursuant to this Section 2.06 shall, absent manifest error, be final and conclusive and binding on the Borrower, although the failure to deliver any such certificate shall not release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 2.05 upon subsequent receipt of such certificate.

        SECTION 3  Fees; Adjustments to the Total Revolving Loan Commitment.

        3.01   Fees. (a) The Borrower shall pay to the Administrative Agent for distribution to each Revolving Credit Lender that is a Non-Defaulting Lender, a commitment fee (the “Commitment Fee”) for the period from and including the Restatement Effective Date to but excluding the Revolving Loan Maturity Date (or such earlier date on which the Total Revolving Loan Commitment shall have been terminated), computed at a rate per annum equal to ½ of 1% on the daily average Unutilized Revolving Loan Commitment of such Non-Defaulting Lender. Accrued Commitment Fee shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date (or such earlier date on which the Total Revolving Loan Commitment shall have been terminated).

                     (b)     The Borrower shall pay to the Administrative Agent for distribution to each Revolving Credit Lender (based on each such Lender’s respective Revolving Credit Percentage) a fee in respect of each Letter of Credit issued hereunder (the “Letter of Credit Fee”) for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin then in effect for Eurodollar Loans which are Revolving Loans on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

                     (c)     The Borrower shall pay to each Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit issued by such Issuing Lender hereunder (the “Facing Fee”) for the period from and including the date of issuance of such Letter of Credit to and including the termination or expiration of such Letter of Credit, computed at a rate equal to ¼ of 1% per annum of the daily Stated Amount of such Letter of Credit; provided that in no event shall the annual Facing Fee with respect to any Letter of Credit be less than $500 per year per Letter of Credit. Accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

                     (d)     The Borrower shall pay to each Issuing Lender, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which such Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit.

                     (e)     The Borrower shall pay to the Administrative Agent for its own account the annual agency fee specified in that certain Fee Letter dated as of August 25, 2003 among Borrower, Lehman Brothers, Lehman Commercial Paper, GE Capital and GECC Capital Markets Group (the “Fee Letter”), at the times specified for payment therein.

        3.02   Voluntary Termination of Unutilized Commitments. Upon at least three Business Day’s prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Revolving Credit Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment, in whole or in part, pursuant to this Section 3.02, in a minimum amount of $1,000,000 and, in excess thereof, in integral multiples of $100,000 in the case of partial reductions to the Total Unutilized Revolving Loan Commitment, provided that each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Revolving Credit Lender.

        3.03   Mandatory Reduction of Revolving Loan Commitments. (a) The Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Revolving Credit Lender) shall terminate in their entirety on February 15, 2007.

                     (b)     In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Credit Commitments shall permanently reduce by the amount of each mandatory repayment of Revolving Loans from Asset Sales made or required to be made pursuant to Section 4.02(a)(iv).

                     (c)     In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Credit Commitments shall permanently reduce by the amount of each mandatory repayment of Revolving Loans made or required to be made in connection with any incurrence of Indebtedness for borrowed money pursuant to Section 4.02(a)(ii).

                     (d)     In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Credit Commitments shall permanently reduce by the amount of each mandatory repayment of Revolving Loans made or required to be made pursuant to Section 4.02(a)(v).

                     (e)     In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Lender) shall terminate in its entirety on the earlier of (i) the Revolving Loan Maturity Date and (ii) unless the Required Lenders otherwise agree, the date on which a Change of Control occurs.

                     (f)     Each reduction to the Total Revolving Loan Commitment pursuant to this Section 3.03 shall apply proportionately to reduce the Revolving Loan Commitment of each Lender.

        SECTION 4  Prepayments; Payments; Taxes.

        4.01   Voluntary Prepayments. The Borrower shall have the right to prepay the Loans made to it, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York time) at the Notice Office (x) at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans (or same day notice in the case of a prepayment of Swingline Loans) and (y) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, whether Revolving Loans, Tranche B Term Loans or Swingline Loans shall be prepaid, the amount of such prepayment, the Types of the Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall, except in the case of Swingline Loans, promptly transmit to each of the Lenders; (ii) each prepayment of Revolving Loans and Tranche B Term Loans pursuant to this Section 4.01 shall be in an aggregate principal amount of at least $500,000 and, in excess thereof, in integral multiples of $100,000 and each prepayment of Swingline Loans pursuant to this Section 4.01 shall be in an aggregate principal amount of at least $100,000, provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; (iii) each prepayment pursuant to this Section 4.01 in respect of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans, provided that at the Borrower’s election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01 and so long as no Default or Event of Default then exists, such prepayment shall not be applied to any Revolving Loan of a Defaulting Lender; and (iv) each prepayment pursuant to this Section 4.01 in respect of the Tranche B Term Loan shall be applied pro rata among such Tranche B Term Loans, and against the scheduled installments of principal under Section 1.01(f), including the payment due on the Tranche B Term Loan Maturity Date, in the inverse order of the their maturities.

        4.02   Mandatory Repayments. (a)(i) On any day on which the sum of (I) the aggregate outstanding principal amount of all Revolving Loans (after giving effect to all other repayments thereof on such date), (II) the aggregate outstanding principal amount of all Swingline Loans (after giving effect to all other repayments thereof on such date) and (III) the aggregate amount of all Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall prepay on such day the principal of Swingline Loans and, after all Swingline Loans have been repaid in full or if no Swingline Loans are outstanding, the Borrower shall prepay Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall pay to the Administrative Agent (for the benefit of the Lenders and the Issuing Lenders) at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all obligations of the Borrower to the Issuing Lenders and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent.

(ii) On each date on or after the Restatement Effective Date on which the Borrower or any of its Subsidiaries receives any cash proceeds (net of underwriting discounts and commissions) from either (x) any sale or issuance of Equity Interests of the Borrower or any of its Subsidiaries (excluding cash proceeds of any Excluded Equity Issuance, provided no Default or Event of Default has occurred and is then continuing at the time of receipt of such cash proceeds and excluding the proceeds received by any Subsidiary Guarantor from the sale or issuance of Equity Interests by such Subsidiary Guarantor to the Borrower) or (y) any incurrence of Indebtedness for borrowed money (other than the Loans and Excluded Debt) by the Borrower or any of its Subsidiaries, the Borrower shall apply 100% of the amount of the net proceeds from such sale or equity issuance or 100% of the Net Debt Proceeds from the incurrence of such Indebtedness, as applicable: (A) to prepay on such date all remaining scheduled installments of principal of the Tranche B Term Loan under Section 1.01(f), including the payment due on the Tranche B Term Loan Maturity Date, in the inverse order of the their maturities, and, after the Tranche B Term Loan has been repaid in full, (B) to prepay on such date the principal of Swingline Loans and, after all Swingline Loans have been repaid in full or if no Swingline Loans are outstanding, the Borrower shall prepay Revolving Loans in an amount equal to the remaining amount of such proceeds and (C) to the extent any such proceeds remain unused after giving effect to the prepayment of such Tranche B Term Loans, Swingline Loans and Revolving Loans, the Borrower shall pay to the Administrative Agent (for the benefit of the Lenders and the Issuing Lenders) at the Payment Office on such date an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time, if any), such cash and Cash Equivalents to be held as security for all obligations of the Borrower to the Issuing Lenders and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent.

(iii) On any day on which the aggregate amount of all Letter of Credit Outstandings exceeds $5,000,000, the Borrower shall pay to the Administrative Agent (for the benefit of the Lenders and the Issuing Lenders) at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess, such cash and/or Cash Equivalents to be held as security for all obligations of the Borrower to the Issuing Lenders and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent.

(iv) On each date on or after the Restatement Effective Date on which the Borrower or any of its Subsidiaries receives Cash Proceeds from any Asset Sale, the Borrower shall apply 100% of the amount of such net Cash Proceeds, as and when received: (A) to prepay on such date all remaining scheduled installments of principal of the Tranche B Term Loan under Section 1.01(f), including the payment due on the Tranche B Term Loan Maturity Date, in the inverse order of their maturities, and, after the Tranche B Term Loan has been repaid in full, (B) to prepay on such date the principal of Swingline Loans and, after all Swingline Loans have been repaid in full or if no Swingline Loans are outstanding, the Borrower shall prepay Revolving Loans in an amount equal to the remaining amount of such proceeds and (C) to the extent any such proceeds remain unused after giving effect to the prepayment of such Tranche B Term Loans, Swingline Loans and Revolving Loans, the Borrower shall pay to the Administrative Agent (for the benefit of the Lenders and the Issuing Lenders) at the Payment Office on such date an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time, if any), such cash and Cash Equivalents to be held as security for all obligations of the Borrower to the Issuing Lenders and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent; provided, however, that so long as (x) no Default or Event of Default then exists, and (y) the aggregate amount of Net Sale Proceeds from all Asset Sales received by the Borrower or any of its Subsidiaries after the Restatement Effective Date and on or prior to such date does not exceed $5,000,000, the Borrower may use such Net Sale Proceeds to purchase assets (other than working capital) used or to be used in the businesses permitted pursuant to Section 9.16 (including, without limitation (but only to the extent permitted by Section 8.14), the purchase of the assets or 100% of the equity of a Person engaged in such business) within 180 days following the date of receipt of such Net Sale Proceeds, provided further, that if all or any portion of such Net Sale Proceeds are not so reinvested within such 180-day period (or such earlier date, if any, as the Borrower or the relevant Subsidiary determines not to reinvest the Net Sale Proceeds from such Asset Sale as set forth above), the Borrower shall apply an amount equal to such remaining portion on such date (referred to herein as the “Non-Reinvested Net Sale Proceeds Amount”) to repay Loans and cash collateralize Letter of Credit Outstandings as provided above in this Section 4.02(a)(iv).

(v) On each date on or after the Restatement Effective Date on which the Borrower or any of its Subsidiaries receives any cash proceeds from any Recovery Event, the Borrower shall apply 100% of the Net Insurance Proceeds of such Recovery Event: (A) to prepay on such date all remaining scheduled installments of principal of the Tranche B Term Loan under Section 1.01(f) including the payment due on the Tranche B Term Loan Maturity Date, in the inverse order of their maturities, and, after the Tranche B Term Loan has been repaid in full, (B) to prepay on such date the principal of Swingline Loans and, after all Swingline Loans have been repaid in full or if no Swingline Loans are outstanding, the Borrower shall prepay Revolving Loans in an amount equal to the remaining amount of such proceeds and (C) to the extent any such proceeds remain unused after giving effect to the prepayment of such Tranche B Term Loans, Swingline Loans and Revolving Loans, the Borrower shall pay to the Administrative Agent (for the benefit of the Lenders and the Issuing Lenders) at the Payment Office on such date an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time, if any), such cash and Cash Equivalents to be held as security for all obligations of the Borrower to the Issuing Lenders and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent; provided, however, that so long as no Default or Event of Default then exists and the aggregate amount of Net Insurance Proceeds received from such Recovery Event is less than $1,000,000, the Borrower shall not be required to use such Net Insurance Proceeds to repay Loans and cash collateralize Letter of Credit Outstandings as otherwise required above pursuant to this Section 4.02(a)(v); providedfurther, that so long as no Default or Event of Default then exists and the aggregate amount of Net Insurance Proceeds received from such Recovery Event equals or exceeds $1,000,000 but when added to the aggregate amount of all other Net Insurance Proceeds (excluding any amounts that are less than $1,000,000) received from all other Recovery Events does not exceed $5,000,000, the Borrower shall not be required to use such Net Insurance Proceeds to repay Loans and cash collateralize Letter of Credit Outstandings as otherwise required above pursuant to this Section 4.02(a)(v) to the extent that the Borrower has delivered a certificate to the Administrative Agent stating that such Net Insurance Proceeds shall be used to replace or restore any properties or assets in respect of which such Net Insurance Proceeds were paid within 180 days following the date of the receipt of such Net Insurance Proceeds (which certificate shall set forth the estimates of the Net Insurance Proceeds to be so expended); provided, however, if all or any portion of such Net Insurance Proceeds are not so used within 180 days after the date of the receipt of such Net Insurance Proceeds (or such earlier date, if any, as the Borrower or the relevant Subsidiary determines not to reinvest the Net Insurance Proceeds relating to such Recovery Event as set forth above), the Borrower shall apply an amount equal to such remaining portion on such date (referred to herein as the “Non-Reinvested Net Insurance Proceeds Amount”) to repay Loans and cash collateralize Letter of Credit Outstandings as provided above in this Section 4.02(a)(v).

(vi) On the date that is ten (10) days after the earlier of (i) the date on which the Borrower’s annual audited financial statements for any fiscal year, beginning with the 2004 fiscal year, are delivered pursuant to Section 8.01(c) or (ii) the date on which such annual audited financial statements were required to be delivered for such fiscal year pursuant to such Section, the Borrower shall prepay an aggregate principal amount of the Loans (and cash collateralize Letter of Credit Outstandings) in an amount equal to (x) 75% of Excess Cash Flow for such fiscal year or (y) 50% of Excess Cash Flow for such fiscal year if Borrower’s Leverage Ratio for such fiscal year is 3.25 to 1.00 or less. Any prepayment of Loans or cash collateralization of Letter of Credit Outstandings under this Section 4.02(a)(vi) shall be shall be accompanied by a certificate signed by the Borrower’s Chief Financial Officer or Treasurer certifying the manner in which Excess Cash Flow and the resulting prepayment were calculated, which certificate shall be in form and substance reasonably satisfactory to Administrative Agent and such prepayment shall be applied as follows: (A) to prepay on such date all remaining scheduled installments of principal of the Tranche B Term Loan under Section 1.01(f), including the payment due on the Tranche B Term Loan Maturity Date, in the inverse order of their maturities, and, after the Tranche B Term Loan has been repaid in full, (B) to prepay on such date the principal of Swingline Loans and, after all Swingline Loans have been repaid in full or if no Swingline Loans are outstanding, the Borrower shall prepay Revolving Loans in an amount equal to the remaining amount of such proceeds and (C) to the extent any such proceeds remain unused after giving effect to the prepayment of such Tranche B Term Loans, Swingline Loans and Revolving Loans, the Borrower shall pay to the Administrative Agent (for the benefit of the Lenders and the Issuing Lenders) at the Payment Office on such date an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time, if any), such cash and Cash Equivalents to be held as security for all obligations of the Borrower to the Issuing Lenders and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent.

                     (b)     With respect to each repayment of Revolving Loans and Tranche B Term Loans required by this Section 4.02, the Borrower may designate the Types of Revolving Loans and Tranche B Term Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which such Eurodollar Loans were made, provided that: (i) repayments of Eurodollar Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; (iii) each repayment of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans, and (iv) each repayment of the Tranche B Term Loan shall be applied pro rata among such Tranche B Term Loans, and against all remaining scheduled installments of principal under Section 1.01(f), including the payment due on the Tranche B Term Loan Maturity Date, in the inverse order of their maturities. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

                     (c)     Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, (i) all then outstanding Revolving Loans shall be repaid in full on the Revolving Loan Maturity Date, (ii) the outstanding Tranche B Term Loan shall be repaid in full on the Tranche B Maturity Date, (iii) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date, (iv) each Swingline Loan shall be repaid in full on or prior to the date falling seven Business Days after the date of incurrence of such Swingline Loan and (v) unless the Required Lenders otherwise agree, all then outstanding Loans shall be repaid in full on the date on which a Change of Control occurs.

        4.03   Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in immediately available funds in Dollars at the Payment Office. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension. Upon receipt thereof, the Administrative Agent shall promptly distribute such payments to the Lenders entitled thereto.

        4.04   Net Payments. (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively, as “Taxes”). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

                     (b)     In the case of Loans to the Borrower, each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Restatement Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made by the Borrower under this Agreement and under any Note or (ii) if the Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a “Section 4.04(b)(ii) Certificate”) and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made by the Borrower under this Agreement and under any Note. In addition, in the case of Loans to the Borrower, each Lender agrees that from time to time after the Restatement Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Lender will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to the benefit of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments by the Borrower under this Agreement and any Note, or such Lender shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable by it hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) to gross-up payments to be made by it to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay any additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Restatement Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

        SECTION 5  Conditions Precedent to the Restatement Effective Date.

        The occurrence of the Original Closing Date, and the agreement of each Lender to make the initial extension of credit requested to be made by it on the Original Closing Date, were subject to the satisfaction, prior to or concurrently with the making of such extensions of credit on the Original Closing Date, of the conditions precedent set forth in Section 5 and 6 of the Existing Credit Agreement. The agreement of each Lender to make the Revolving Loans and Tranche B Term Loans requested to be made by it hereunder on the Restatement Effective Date, and the Issuing Lender to issue any Letters of Credit on the Restatement Effective Date, is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Restatement Effective Date, of the following conditions precedent:

        5.01   Execution of Agreement; Notes; Updated Schedules. On or prior to the Restatement Effective Date, (i) this Agreement shall have been executed and delivered as provided in Section 13.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Lenders the appropriate Notes executed by the Borrower and to the Swingline Lender, the Swingline Note executed by the Borrower, in each case, in the amount, maturity and as otherwise provided herein. The Administrative Agent shall have received and approved revised schedules to this Agreement and, if appropriate, the other Credit Documents, dated as of the Restatement Effective Date.

        5.02   Officer’s Certificate. On the Restatement Effective Date, the Administrative Agent shall have received a certificate from the Borrower, dated the Restatement Effective Date and signed on behalf of the Borrower by the Chairman of the Board, the Chief Financial Officer or the Treasurer of the Borrower, certifying on behalf of the Borrower that all of the conditions in Sections 5.05, 5.06, 5.07 and 6.02 have been satisfied on such date.

        5.03   Opinions of Counsel. On the Restatement Effective Date, the Administrative Agent shall have received such legal opinions as Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement, including an opinion from Foley &Lardner, special counsel to the Credit Parties, addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Restatement Effective Date covering the matters set forth in Exhibit E and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

        5.04   Corporate Documents; Proceedings; etc. (a) On the Restatement Effective Date, the Administrative Agent shall have received a certificate from each Credit Party, dated the Restatement Effective Date, signed on behalf of such Credit Party by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President or any Director of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the certificate or articles of incorporation (or equivalent organizational document) and by-laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be in form and substance reasonably acceptable to the Administrative Agent.

                     (b)     All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Lenders, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

        5.05   Repayment of Senior Subordinated Notes, etc. On or prior to the Restatement Effective Date, the Borrower shall have received tenders for the repurchase of outstanding Senior Subordinated Notes in an aggregate principal amount of not less than $130,500,000. On the Restatement Effective Date and contemporaneously with the incurrence of Loans hereunder on such date, (a) the Senior Subordinated Notes shall have been repurchased and retired by the Borrower pursuant to such tender offer in an aggregate principal amount of not less than $130,500,000, together with all accrued and unpaid interest thereon and all accrued and unpaid fees thereon, and (b) the covenants (other than those covenants relating to payments under and in respect of the Senior Subordinated Notes and the delivery of certain notices, financial statements and information) of the Borrower under the Senior Subordinated Note Documents shall cease to apply at all times after the Restatement Effective Date.

        5.06   Adverse Change, etc. (a) Nothing shall have occurred (and neither the Administrative Agent nor the Lenders shall have become aware of any facts or conditions not previously known) which the Administrative Agent or the Required Lenders shall reasonably determine has had, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Lenders or the Administrative Agent, or on the ability of any Credit Party to perform its obligations to the Lenders or the Administrative Agent hereunder or under any other Credit Document. ·There shall not have occurred a material adverse change since December 31, 2002 in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower and the other Credit Parties taken as a whole or in the facts and information regarding such entities as represented to date to the Administrative Agent and Lenders.

                     (b)     On or prior to the Restatement Effective Date, all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the transactions contemplated by this Agreement and the other Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the transactions contemplated by this Agreement and the other Credit Documents or otherwise referred to herein or therein.

        5.07   Litigation. On the Restatement Effective Date, there shall be no actions, suits, proceedings investigations pending or threatened in any court or before any arbitrator or governmental authority that (i) with respect to this Agreement or any other Credit Document or (ii) which the Administrative Agent or the Required Lenders shall reasonably determine could reasonably be expected to have a material adverse effect on (a) the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and the other Credit Parties taken as a whole, (b) the rights or remedies of the Lenders or the Administrative Agent hereunder or under any other Credit Document or (c) the ability of any Credit Party to perform its respective obligations to the Lenders or the Administrative Agent hereunder or under any other Credit Document.

        5.08   Reaffirmation Agreement. On the Restatement Effective Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered to the Administrative Agent the Reaffirmation Agreement.

        5.09   Filings, Registrations and Recordings. Each document (including, without limitation, any UCC financing statement or amendment) required by the Security Documents or under law or reasonably requested by the Collateral Agent to be executed by the appropriate Credit Party and filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Secured Creditors, a perfected Lien on, and security interest in, the Collateral described therein, prior and superior in right to the Liens of any other Person (other than Permitted Encumbrances), shall have been delivered to the Collateral Agent in proper form for filing, registration or recordation.

        5.10   Lien Searches. The Administrative Agent shall have received the results of a recent UCC lien search in each of the jurisdictions or offices in which UCC financing statements or other filings or recordations should be made as of the Restatement Effective Date to evidence or perfect (with the priority required under the Credit Documents) security interests in all Property of the Credit Parties, and such search shall reveal no Liens on any of the assets of the Credit Parties except for Liens permitted pursuant to Section 9.01.

        5.11   Financial Statements; Pro Forma Covenant Compliance. On or prior to the Restatement Effective Date, the Administrative Agent shall have received true and correct copies of the historical financial statements referred to in Section 7.05(a), which historical financial statements shall be in form and substance satisfactory to the Administrative Agent and the Required Lenders. On the Restatement Effective Date, the Borrower shall have delivered to the Administrative Agent a certificate from the Chief Financial Officer or the Treasurer of the Borrower, in form and substance satisfactory to the Joint Lead Arrangers, demonstrating compliance with the financial covenants contained in Sections 9.08, 9.09, 9.10 and 9.12 for the respective Calculation Period, on a Pro Forma Basis after giving effect to the Loans on the Restatement Effective Date and the transactions contemplated hereunder.

        5.12   Solvency Certificate. On the Restatement Effective Date, the Borrower shall have delivered to the Administrative Agent a solvency certificate from the Chief Financial Officer or the Treasurer of the Borrower in the form of Exhibit J.

        5.13   Insurance Certificates. On or prior to the Restatement Effective Date, the Borrower shall have delivered to the Administrative Agent certificates from its insurance brokers or carriers with respect to the business and properties of the Credit Parties in scope, form and substance satisfactory to the Administrative Agent and naming the Collateral Agent as an additional insured and/or as loss payee and stating that the respective insurer shall endeavor to provide at least 30 days’ prior written notice to the Collateral Agent before such insurance shall be cancelled.

        5.14   Fees, etc. On the Restatement Effective Date, the Borrower shall have paid to the Administrative Agent, the Joint Lead Arrangers and each Lender all costs, fees and expenses (including, without limitation, reasonable legal fees that are supported by invoices and expenses) payable to the Administrative Agent, the Joint Lead Arrangers and such Lender to the extent then due pursuant hereto or as otherwise agreed between the Borrower and the Administrative Agent and the Joint Lead Arrangers, including, without limitation the fees required to be paid to GE Capital and Lehman on the Restatement Effective Date pursuant the Fee Letter and that certain Engagement Letter dated as of August 25, 2003 among Borrower, Lehman, Lehman Commercial Paper, GE Capital and GECC Capital Markets Group. All such amounts will be paid by the Borrower on the Restatement Effective Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Restatement Effective Date.

        5.15   Employee Benefit Plans; Shareholders’ Agreements; Management Agreements; Employment Agreements; Collective Bargaining Agreements; Existing Indebtedness Agreements; Tax Sharing Agreements; Material Contracts. On or prior to the Restatement Effective Date, there shall have been made available for inspection and copying to the Lenders true and correct copies, certified as true and complete by an appropriate officer of the Borrower, of the following documents, in each case as same will be in effect on the Restatement Effective Date:

(i) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a “single-employer plan,” as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other “employee benefit plans,” as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of the Borrower or any of its Subsidiaries or any ERISA Affiliate (provided that the foregoing shall apply in the case of any multiemployer plan, as defined in 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such plan) (collectively, the “Employee Benefit Plans”);

(ii) all agreements (including, without limitation, shareholders’ agreements, subscription agreements and registration rights agreements) entered into by the Borrower or any of its Subsidiaries governing the terms and relative rights of its Equity Interests and any agreements entered into by shareholders relating to any such entity with respect to its Equity Interests (collectively, the “Shareholders’ Agreements”);

(iii) all material agreements with members of, or with respect to, the management of the Borrower or any of its Subsidiaries (collectively, the “Management Agreements”);

(iv) any material employment agreements entered into by the Borrower or any of its Subsidiaries (collectively, the “Employment Agreements”);

(v) all collective bargaining agreements applying or relating to any employee of the Borrower or any of its Subsidiaries (collectively, the “Collective Bargaining Agreements”);

(vi) all agreements evidencing or relating to Existing Indebtedness of the Borrower or any of its Subsidiaries, in each case to the extent the principal amount of Indebtedness evidenced thereby equals or exceeds $350,000 (collectively, the “Existing Indebtedness Agreements”);

(vii) any tax sharing or tax allocation agreements entered into by the Borrower or any of its Subsidiaries (collectively, the “Tax Sharing Agreements”); and

(viii) all material contracts and licenses of the Borrower or any of its Subsidiaries (collectively, the “Material Contracts”);

all of which Employee Benefit Plans, Shareholders’ Agreements, Management Agreements, Employment Agreements, Collective Bargaining Agreements, Existing Indebtedness Agreements, Tax Sharing Agreements and Material Contracts shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders and shall be in full force and effect on the Restatement Effective Date.

        5.16   Minimum Consolidated EBITDA. Borrower and its Subsidiaries shall have Consolidated EBITDA of at least $95,000,000 for the twelve consecutive fiscal months most recently ended.

        5.17   Lender Addenda. The Administrative Agent shall have received a Lender Addendum from each Tranche B Term Loan Lender, duly executed and delivered by such Lender and Borrower.

        5.18   Miscellaneous. The Administrative Agent shall have received such other documents, agreements, certificates and information as it shall reasonably request.

        SECTION 6  Conditions Precedent to All Credit Events.

        The obligation of each Lender to make Loans (including Loans made on the Restatement Effective Date), and the obligation of each Issuing Lender to issue Letters of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

        6.01   Effective Date. The Restatement Effective Date shall have occurred.

        6.02   No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

        6.03   Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Revolving Loan (other than a Revolving Loan made pursuant to a Mandatory Borrowing), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of each Swingline Loan, the Swingline Lender shall have received the notice referred to in Section 1.03(b)(i).

                     (b)     Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 2.03.

        6.04   No Excess Cash. The obligation of each Lender to make Loans shall be subject to the satisfaction of the condition that at the time of each such making of a Loan and immediately after giving effect thereto the Borrower and its Subsidiaries shall not hold cash and Cash Equivalents in an aggregate amount (after giving effect to the incurrence of such Credit Event and the application of proceeds therefrom and any other cash or Cash Equivalents on hand (to the extent such proceeds and/or other cash or Cash Equivalents are actually utilized by the respective Borrower and/or any other Subsidiary of the Borrower on the respective date of incurrence of the respective Credit Event for a permitted purpose under this Agreement other than an investment in Cash Equivalents)) in excess of $15,000,000.

        The occurrence of the Restatement Effective Date and the acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in Section 5 (with respect to the Restatement Effective Date and Credit Events to occur on such date) and in this Section 6 (with respect to the Restatement Effective Date and Credit Events to occur on or after such date) and applicable to such Credit Event have been satisfied as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance satisfactory to the Administrative Agent and the Required Lenders.

        6.05   Compliance with Note Indentures. The incurrence by Borrower of Indebtedness in connection with such Credit Event does not violate any of the terms or provisions of the Senior Note Indenture or the Senior Subordinated Note Indenture.

        SECTION 7  Representations, Warranties and Agreements.

        In order to induce the Lenders to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, the Borrower makes the following representations, warranties and agreements, in each case as of and after giving effect to the Restatement Effective Date, all of which shall survive the execution and delivery of this Agreement, the Notes and the other Credit Documents and the making of the Loans and issuance of the Letters of Credit, with the occurrence of the Restatement Effective Date and the occurrence of each Credit Event on or after such date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the Restatement Effective Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

        7.01   Status. The Borrower and each of its Subsidiaries (i) is a duly organized and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate, partnership or limited liability company power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, either individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

        7.02   Power and Authority. Each Credit Party has the corporate, partnership or limited liability company power and authority, as the case may be, to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate, partnership or limited liability company action, as the case may be, to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

        7.03   No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental or regulatory instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture (including the Senior Note Indenture and the Senior Subordinated Note Indenture), mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate or articles of incorporation or by-laws (or equivalent organizational documents) of the Borrower or any of its Subsidiaries. Without limiting the foregoing, Borrower hereby represents and warrants to Lenders, Agents and Joint Lead Arrangers that (x) the repurchase and retirement of Senior Subordinated Notes on the Restatement Effective Date with the proceeds of Loans will not (i) violate the provisions of the Senior Subordinated Note Documents, including without limitation, the subordination provisions contained in the Senior Subordinated Note Documents, or (ii) violate the provisions of the Senior Note Documents, and (y) the covenants (other than those covenants relating to payments under and in respect of the Senior Subordinated Notes and the delivery of certain notices, financial statements and information) of the Borrower under the Senior Subordinated Note Documents shall cease to apply at all times after the Restatement Effective Date.

        7.04   Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the Restatement Effective Date and which remain in full force and effect on such date and (y) filings and recordings of financing statements (Form UCC-1 or the equivalent) and filings in the United States Patent and Trademark Office and United States Copyright Office to be filed in accordance with the Security Documents and this Agreement no later than 3 days after the Restatement Effective Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required by any Credit Party to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document by any Credit Party or (ii) the legality, validity, binding effect or enforceability of any such Credit Document against any Credit Party.

        7.05   Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. (a) The consolidated balance sheet of the Borrower and its Subsidiaries for its fiscal years ended on December 31, 2001 and December 31, 2002, and the related consolidated statements of income, cash flows and shareholders’ equity of the Borrower and its Subsidiaries for such fiscal years ended on such date, copies of which have been furnished to the Lenders on or prior to the Restatement Effective Date, present fairly in all material respects the consolidated financial position of the Borrower and its Subsidiaries at the dates of such balance sheet and the consolidated results of the operations of the Borrower and its Subsidiaries for the periods covered thereby. All of the foregoing financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise expressly noted therein. Since December 31, 2002, there has been no material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                     (b)     On and as of the Restatement Effective Date and after giving effect thereto, (a) the sum of the assets, at a fair valuation, of the Borrower on a stand-alone basis and of the Borrower and its Subsidiaries taken as a whole will exceed their respective debts; (b) the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature; and (c) the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole will have sufficient capital with which to conduct their respective businesses. For purposes of this Section 7.05(b), “debt” means any liability on a claim, and “claim” means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability of the Borrower or its Subsidiaries.

                     (c)     Except as fully disclosed in the financial statements delivered pursuant to Section 7.05(a), there were as of the Restatement Effective Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to have a material adverse effect on the Borrower and its Subsidiaries taken as a whole. As of the Restatement Effective Date, the Borrower does not know of any basis for the assertion against the Borrower or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 7.05(a) which, either individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Borrower and its Subsidiaries taken as a whole.

                     (d)     On and as of the Restatement Effective Date, the financial projections delivered to the Administrative Agent and the Lenders prior to the Restatement Effective Date (the “Projections”) have been prepared in good faith and are based on reasonable assumptions, and there are no statements or conclusions in the Projections which are based upon or include information known to the Borrower to be misleading in any material respect or which fail to take into account material information known to the Borrower regarding the matters reported therein. On the Restatement Effective Date, the Borrower believes that the Projections are reasonable and attainable, it being recognized by the Lenders, however, that the Projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results and such differences may be material.

        7.06   Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened (i) with respect to this Agreement or any other Credit Document, (ii) with respect to any material Indebtedness of the Borrower or any of its Subsidiaries or (iii) that are reasonably likely to, either individually or in the aggregate, materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

        7.07   True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of any Credit Party in writing to the Administrative Agent or any Lender (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Credit Party in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

        7.08   Use of Proceeds; Margin Regulations. (a) All proceeds of the Loans made on the Restatement Effective Date shall be used (i) to repurchase and retire all or a portion of the outstanding Senior Subordinated Notes, (ii) to pay fees and expenses related thereto, plus any prepayment premium or tender premium in connection with such repurchase of the Senior Subordinated Notes on the Restatement Effective Date in an amount not to exceed 11.5% of the aggregate principal amount of Senior Subordinated Notes repurchased on the Restatement Effective Date and (iii) for the working capital and general corporate purposes of the Borrower and its Subsidiaries. All proceeds of the Revolving Loans and the Swingline Loans made after the Restatement Effective Date shall be used for the working capital and general corporate purposes of the Borrower and its Subsidiaries (including, without limitation, for Permitted Acquisitions). The Borrower may not at any time use the proceeds of any Revolving Loans to repay any Tranche B Term Loans, provided, however that the Borrower may use the proceeds of Revolving Loans (A) in an amount not to exceed the Non-Reinvested Net Sale Proceeds Amount to make any mandatory prepayment of Tranche B Term Loans required pursuant to Section 4.02(a)(iv) as a result of the failure of the Borrower to reinvest any Net Sale Proceeds within such 180-days in accordance with Section 4.02(a)(iv), (B) in an amount not to exceed the Non-Reinvested Net Insurance Proceeds Amount to make any mandatory prepayment of Tranche B Term Loans required pursuant to Section 4.02(v) as a result of the failure of the Borrower to reinvest any Net Insurance Proceeds within such 180-days in accordance with Section 4.02(a)(v), and (C) to make mandatory prepayments of Tranche B Term Loans pursuant to Section 4.02(a)(vi) so long as after giving effect to the making of such Loans and such prepayment, no Default or Event of Default exists and the Borrower would be able to incur at least $10,000,000 in additional Revolving Loans pursuant to Section 1.01(a) of this Agreement. Notwithstanding anything herein to the contrary, the Borrower may use the proceeds of the Revolving Loans to make voluntary prepayments or repurchases in respect of the Senior Subordinated Notes (as in effect on the Restatement Effective Date) after the Restatement Effective Date to the extent and only to the extent permitted under Section 9.03(viii)

                     (b)     No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

        7.09   Tax Returns and Payments. The Borrower and each of its Subsidiaries has timely filed with the appropriate taxing authority all federal and state income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all taxes and assessments payable by, or with respect to, it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of the Borrower and its Subsidiaries in accordance with generally accepted accounting principles. The returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries taken as a whole for the periods covered thereby. The Borrower and each of its Subsidiaries have paid, or have provided adequate reserves (in accordance with generally accepted accounting principles) for the payment of, all material federal, state, local and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Borrower threatened, by any authority regarding any material taxes relating to the Borrower or any of its Subsidiaries. As of the Restatement Effective Date, neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

        7.10   Compliance with ERISA. (i) Schedule IX sets forth as of the Restatement Effective Date the name of each Plan (and each related trust, insurance contract or fund). Each Plan is in substantial compliance with its terms and in substantial compliance with all applicable laws, including without limitation ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code (unless the Plan is a standardized Plan that meets the requirements in Section 6 of Revenue Procedure 2000-24, in which case each such Plan has received an opinion letter from the Internal Revenue Service); no Reportable Event has occurred; no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been made and no material liability has occurred as a result of any failure to make any such contribution in a timely manner; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such material liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $500,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code except for any failure to comply that would not result in a material liability; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability. Neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has ever maintained or contributed to or had an obligation to contribute to (or borne any liability with respect to) any Foreign Pension Plan.

        7.11   Security Documents. (a) The security interests created in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors, under the Pledge Agreement constitute first priority perfected security interests in the Pledge Agreement Collateral described in the Pledge Agreement, subject to no security interests of any other Person other than Permitted Liens of the type described in Section 9.01(i). Except as have been obtained or made on or prior to the Restatement Effective Date (or prior to the date required by Section 8.11 or 8.12, as applicable), no filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledge Agreement Collateral under the Pledge Agreement.

                     (b)     The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties party thereto in the Security Agreement Collateral described therein, and the Collateral Agent, for the benefit of the Secured Creditors has (or, within 3 days after the Restatement Effective Date, will have) a fully perfected first lien on, and security interest in, all right, title and interest in all of the Security Agreement Collateral described therein, subject to no other Liens other than Permitted Liens of the type described in Section 9.01(i).

                     (c)     On and after the execution and delivery thereof, each Mortgage shall create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Mortgaged Property referred to therein in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior to and prior to the rights of all third persons (except that the security interest created in such Mortgaged Property may be subject to the Permitted Encumbrances related thereto) and subject to no other Liens (other than Permitted Liens). Each of the Borrower and its Subsidiaries has good and marketable title at the time of the grant thereof and at all times thereafter to all Mortgaged Properties free and clear of all Liens except those described in the immediately preceding sentence.

        7.12   Properties. All Real Property owned by the Borrower and each of its Subsidiaries and all material Leaseholds leased by the Borrower or any of its Subsidiaries, in each case as of the Restatement Effective Date and after giving effect to the Transaction and the nature of the interest therein, is correctly set forth in Schedule VIII. Each of the Borrower and each of its Subsidiaries has good and marketable title to, or a validly subsisting leasehold interest in, all material properties owned or leased by it, including all Real Property reflected in Schedule VIII and all real property reflected in the balance sheet referred to in Section 7.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by the terms of this Agreement or, if prior to the Restatement Effective Date, the Existing Credit Agreement), free and clear of all Liens, other than Permitted Liens.

        7.13   Capitalization. On the Restatement Effective Date, the authorized capital stock of the Borrower shall consist of (x) 60,000,000 shares of common stock, $.001 par value per share and (y) 60,000 shares of Preferred Stock, $.001 par value per share. All outstanding shares of capital stock of the Borrower have been duly and validly issued and are fully paid and non-assessable (other than as required by law). The Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except for options, warrants or rights to purchase shares of the Borrower’s common stock and/or Qualified Preferred Stock which may be issued from time to time.

        7.14   Subsidiaries. As of the Restatement Effective Date, the Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule III. Schedule III correctly sets forth, as of the Restatement Effective Date, (i) the percentage ownership (direct or indirect) of the Borrower in each class of capital stock or other equity of each of its Subsidiaries and also identifies the direct owner thereof and (ii) the jurisdiction of incorporation of each such Subsidiary.

        7.15   Compliance with Statutes, etc. The Borrower and each of its Subsidiaries is in compliance with all applicable laws, statutes, rules, regulations and orders of, and all applicable restrictions imposed by, all governmental, administrative or regulatory bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable laws, statutes, rules, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

        7.16   Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

        7.17   Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        7.18   Environmental Matters. (a) The Borrower and each of its Subsidiaries have complied with, and on the date of each Credit Event are in compliance with, all applicable Environmental Laws and have obtained and are in compliance with the requirements of any permits required under such Environmental Laws. There are no pending or, to the best knowledge of the Borrower, threatened Environmental Claims against the Borrower or any of its Subsidiaries (including any such claim arising out of the ownership, lease or operation by the Borrower or any of its Subsidiaries of any Real Property no longer owned, leased or operated by the Borrower or any of its Subsidiaries) or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences with respect to the business or operations of the Borrower or any of its Subsidiaries, or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries (including any Real Property formerly owned, leased or operated by the Borrower or any of its Subsidiaries but no longer owned, leased or operated by the Borrower or any of its Subsidiaries) that could be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries or (ii) to cause any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries to be subject to any restrictions on the ownership, occupancy or transferability of such Real Property by the Borrower or any of its Subsidiaries under any applicable Environmental Law.

                     (b)     Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries where such generation, use, treatment or storage has violated or could be expected to violate any Environmental Law. Hazardous Materials have not at any time been Released on or from any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries where such Release has violated or could be expected to violate any applicable Environmental Law.

                     (c)     Notwithstanding anything to the contrary in this Section 7.18, the representations made in this Section 7.18 shall not be untrue unless the aggregate effect of all violations, claims, restrictions, failures and noncompliances of the types described above could, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

        7.19   Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on the Borrower and its Subsidiaries taken as a whole. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or threatened against any of them, before the National Labor Relations Board (or any foreign equivalent labor relations authority), and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and (iii) no union representation question exists with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

        7.20   Patents, Licenses, Franchises and Formulas. The Borrower and each of its Subsidiaries owns or has the right to use all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises, proprietary information (including but not limited to rights in computer programs and databases) and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to result in a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

        7.21   Indebtedness. Schedule IV sets forth a true and complete list of all Indebtedness (including Contingent Obligations) of the Borrower and its Subsidiaries as of the Restatement Effective Date and which is to remain outstanding after giving effect thereto (excluding the Loans and the Letters of Credit and the Senior Subordinated Notes and Senior Notes, the “Existing Indebtedness”), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any Credit Party or any of its Subsidiaries which directly or indirectly guarantees such debt.

        7.22   Senior Subordinated Notes. The subordination provisions contained in the Senior Subordinated Notes and in the other Senior Subordinated Note Documents are enforceable against the respective Credit Parties party thereto and the holders of the Senior Subordinated Notes, and all Obligations and Guaranteed Obligations (as defined in this Agreement and in the Subsidiaries Guaranty) of such Credit Parties are within the definition of “Designated Senior Debt”, “Senior Debt”, “Guarantor Designated Senior Debt”, and “Guarantor Senior Debt”, as the case may be, included in such subordination provisions.

        7.23   Transaction.  At the time of consummation thereof, each element of the Transaction shall have been consummated in all material respects in accordance with the terms of the relevant Documents therefor and all applicable laws. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental, administrative or regulatory agencies, authorities or instrumentalities required in order to make or consummate each element of the Transaction in accordance with the terms of the relevant Documents therefor and all applicable laws have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained) except for the filing and recording of financing statements (Form UCC-1 or the equivalent) and filings in the United States Patent and Trademark Office and United States Copyright Office in accordance with the terms of the Security Agreement and this Agreement which is to occur no later than 3 days after the Restatement Effective Date. All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Transaction. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon any element of the Transaction, the occurrence of any Credit Event, or the performance by the Borrower or any of its Subsidiaries of their respective obligations under the Documents and all applicable laws.

        7.24   Legal Names; Organizational Identification Numbers; Jurisdiction and Type of Organization; etc.  Schedule X hereto sets forth a true and correct list, as of the Restatement Effective Date, of the exact legal name of each Credit Party, the organizational identification number (if any) of such Credit Party, the jurisdiction of organization of such Credit Party and the type of organization of such Credit Party.

        SECTION 8  Affirmative Covenants.

        The Borrower hereby covenants and agrees that on and after the Restatement Effective Date and until the Total Revolving Loan Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any amount payable pursuant to any indemnity hereunder which is not then due and payable) incurred hereunder and thereunder, are paid in full:

        8.01   Information Covenants. The Borrower will furnish to the Administrative Agent and each Lender:

                     (a) Monthly Reports. Within 30 days after the end of each fiscal month other than a fiscal month ending a quarterly accounting period or a fiscal year of the Borrower, the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal month and the related consolidated and consolidating statements of income and retained earnings and consolidated statements of cash flows for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, in each case setting forth comparative figures for the related periods in the prior fiscal year and comparable budgeted figures for such fiscal month as set forth in the respective budget delivered pursuant to Section 8.01(e), all of which shall be certified by a Senior Financial Officer of the Borrower that they fairly present in all material respects in accordance with generally accepted accounting principles the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

                     (b) Quarterly Financial Statements. Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of the Borrower, (i) the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated and consolidating statements of income and retained earnings and consolidated statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year and comparable budgeted figures for such quarterly accounting period as set forth in the respective budget delivered pursuant to Section 8.01(e), all of which shall be certified by a Senior Financial Officer of the Borrower that they fairly present in all material respects in accordance with generally accepted accounting principles the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) management’s discussion and analysis of the important operational and financial developments during such quarterly accounting period.

                     (c) Annual Financial Statements. Within 90 days after the close of each fiscal year of the Borrower, (i) the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and consolidated statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and (x) in the case of the consolidated financial statements, certified by a firm of independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit), together with a report of such accounting firm stating that such consolidated financial statements fairly present in all material respects in accordance with generally accepted accounting principles the financial condition of the Borrower and its Subsidiaries as at such date and the consolidated results of operations and cash flows for such fiscal year then ended and that in the course of its regular audit of the financial statements of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or an Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and (y) in the case of the consolidating financial statements, certified by a Senior Financial Officer of the Borrower that they fairly present in all material respects in accordance with generally accepted accounting principles the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, and (ii) management’s discussion and analysis of the important operational and financial developments during such fiscal year.

                     (d) Management Letters. Promptly after the Borrower’s or any of its Subsidiaries’ receipt thereof, a copy of any “management letter” received from its certified public accountants and management’s response thereto.

                     (e) Budgets. No later than 30 days following the first day of each fiscal year of the Borrower, a budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by the Borrower for each of the twelve months of such fiscal year prepared in detail setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based.

                     (f) Officer’s Certificates. At the time of the delivery of the financial statements provided for in Sections 8.01(a), (b) and (c), a certificate of the Chief Financial Officer or Treasurer of the Borrower to the effect that, to the best of such officer’s knowledge, (x) no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall, in the case of any such financial statements delivered in accordance with Sections 8.01(b) and (c), set forth in reasonable detail the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 3.03, 4.02, 9.03, 9.04, 9.05 and 9.07 through 9.12, inclusive, at the end of such fiscal quarter or year, as the case may be and (y) (i) no changes are required to be made to any of Schedule XI hereto, Annexes A through K of the Security Agreement or Annexes A through G of the Pledge Agreement, in each case so as to make the information set forth therein accurate and complete as of the date of such certificate, or (ii) to the extent that such information is no longer accurate and complete as of such date, list in reasonable detail all information necessary to make such Schedule and all such Annexes accurate and complete (at which time such Schedule and/or such Annexes, as the case may be, shall be deemed modified to reflect such information).

                     (g) Notice of Default, Litigation or Material Adverse Effect. Promptly upon, and in any event within three Business Days after, an officer of any Credit Party obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default and/or (ii) any litigation or governmental or other investigation or proceeding pending (x) against the Borrower or any of its Subsidiaries which could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (y) with respect to any material Indebtedness of the Borrower or any of its Subsidiaries or (z) with respect to any Credit Document and/or (iii) any other act, omission or other event which could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                     (h) Other Reports and Filings. Promptly after the filing or delivery thereof, copies of all reports on Forms 10-K, 10-Q and 8-K and all proxy materials, if any, which the Borrower or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the “SEC”)

                     (i) Environmental Matters.  Promptly after any officer of any Credit Party obtains knowledge thereof, notice of one or more of the following environmental matters:

(i) any material pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries;

(ii) any condition or occurrence on or arising from any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that (a) results in material noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (b) could be expected to form the basis of a material Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property;

(iii) any condition or occurrence on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that could be expected to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and

(iv) the taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental, regulatory or other administrative agency; provided, that in any event the Borrower shall deliver to each Lender all notices received by the Borrower or any of its Subsidiaries from any government or governmental, regulatory or administrative agency under, or pursuant to, CERCLA which identify the Borrower or any of its Subsidiaries as potentially responsible parties for remediation costs or which otherwise notify the Borrower or any of its Subsidiaries of potential liability under CERCLA.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower’s or such Subsidiary’s response thereto.

                     (j)    Other Information.  From time to time, such other information or documents (financial or otherwise) with respect to the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender may reasonably request.

        8.02   Books, Records and Inspections; Annual Meetings. (a) The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Lender to visit and inspect, under guidance of officers of the Borrower or such Subsidiary, any of the properties of the Borrower or such Subsidiary, and to examine and make copies of the books of account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or such Lender may reasonably request.

                     (b)     At a date to be mutually agreed upon between the Administrative Agent and the Borrower, the Borrower will, at the request of the Administrative Agent, hold a meeting with all of the Lenders at which meeting shall be reviewed the financial results of the Borrower and its Subsidiaries for the previous fiscal year and the budgets presented for the current fiscal year of the Borrower.

        8.03   Maintenance of Property; Insurance. (a) The Borrower will, and will cause each of its Subsidiaries to, (i) keep all property necessary to the business of the Borrower and its Subsidiaries in reasonably good working order and condition, ordinary wear and tear and damage by casualty excepted, (ii) maintain insurance in at least such amounts and against at least such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties in the same general areas in which the Borrower or any of its Subsidiaries operates, and (iii) furnish to the Administrative Agent or any Lender, upon written request, full information as to the insurance carried.

                     (b)     The Borrower will, and will cause each of the other Credit Parties that have executed the Security Agreement to, at all times keep their respective property insured in favor of the Collateral Agent, and all certificates with respect to such insurance (i) shall name the Collateral Agent as loss payee (with respect to property) and, to the extent permitted by applicable law, as an additional insured, (ii) shall state that the respective insurer shall endeavor to provide at least 30 days’ prior written notice to the Collateral Agent before such insurance shall be cancelled and (iii) shall be delivered to the Collateral Agent.

                     (c)     If the Borrower or any of its respective Subsidiaries shall fail to maintain insurance in accordance with this Section 8.03, or if the Borrower or any of its Subsidiaries shall fail to so endorse and deliver all certificates with respect thereto as provided in clause (b) of this Section 8.03, the Administrative Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrower agrees to reimburse the Administrative Agent for all costs and expenses of procuring such insurance.

        8.04   Corporate Franchises. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 8.04 shall prevent (i) sales of assets and other transactions by the Borrower or any of its Subsidiaries in accordance with Section 9.02, (ii) the abandonment by the Borrower or any of its Subsidiaries of any copyrights, trademarks or patents which the Borrower reasonably determines are no longer material to the operations of the Borrower and its Subsidiaries taken as a whole or (iii) the withdrawal by the Borrower or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

        8.05   Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable laws, statutes, rules, regulations and orders of, and all applicable restrictions imposed by, all governmental, regulatory or administrative bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable laws, statutes, rules, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances (x) as could not, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (y) as are being contested in good faith by the Borrower or such Subsidiary through appropriate proceedings which are being diligently prosecuted.

        8.06   Compliance with Environmental Laws. (a) The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries (except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole), will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for Hazardous Materials generated, used, treated, stored, Released or disposed of at any such Real Properties in compliance in all material respects with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of the business or operations of the Borrower or any of its Subsidiaries.

                     (b)     (i) After the receipt by the Administrative Agent or any Lender of any notice of the type described in Section 8.01(i), (ii) at any time that the Borrower or any of its Subsidiaries are not in compliance with Section 8.06(a) or (iii) in the event that the Administrative Agent or the Lenders have exercised any of the remedies pursuant to Section 10, the Borrower will provide, at the sole expense of the Borrower and at the request of the Administrative Agent or the Required Lenders, an environmental site assessment report concerning any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries, prepared by an environmental consulting firm reasonably approved by the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with such Hazardous Materials on such Real Property. If the Borrower fails to provide the same within 30 days after such request was made, the Administrative Agent may order the same, the cost of which shall be borne by the Borrower, and the Borrower shall grant and hereby grants to the Administrative Agent and the Lenders and their respective agents access to such Real Property and specifically grants the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment at any reasonable time upon reasonable notice to the Borrower, all at the sole expense of the Borrower.

        8.07   ERISA. As soon as possible and, in any event, within ten (10) days after an officer of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Lenders a certificate of an officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed by the Borrower, the Subsidiary, the Plan administrator, or the ERISA Affiliate to or with the PBGC or any other government agency, or a Plan participant and any notices received by the Borrower, such Subsidiary or ERISA Affiliate from the PBGC or any other government agency, or a Plan participant with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Lenders a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, ..64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or may incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Borrower or any Subsidiary of the Borrower may incur any material liability for retiree benefits pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan. The Borrower will deliver to each of the Lenders copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. The Borrower will also deliver to each of the Lenders a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of any records, documents or other information that must be furnished to the PBGC or any other government agency, and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan shall be delivered to the Lenders no later than ten (10) days after the date such annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or any other government agency or such notice has been received by the Borrower, the Subsidiary or the ERISA Affiliate, as applicable.

        8.08   End of Fiscal Years; Fiscal Quarters. The Borrower will cause (i) its fiscal year to end on December 31, and (ii) its fiscal quarters to end on March 31, June 30, September 30 and December 31.

        8.09   Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as could not, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

        8.10   Payment of Taxes. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 9.01(i); provided, that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

        8.11   Foreign Subsidiaries Security. If, following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, the Borrower does not within 30 days after a request from the Administrative Agent or the Required Lenders deliver evidence, in form and substance reasonably satisfactory to the Administrative Agent, with respect to any Foreign Subsidiary of the Borrower which has not already had all of its stock pledged pursuant to the Pledge Agreement to secure the Obligations of the Borrower that (i) a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote to secure the Obligations of the Borrower, (ii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the Security Agreement to secure the Obligations of the Borrower and (iii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiaries Guaranty, in any such case could reasonably be expected to cause (I) any undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent for Federal income tax purposes or (II) other materially adverse Federal income tax consequences to the Credit Parties, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary’s outstanding capital stock not theretofore pledged pursuant to the Pledge Agreement to secure the Obligations of the Borrower shall be promptly pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), and in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary shall promptly execute and deliver the Security Agreement and Pledge Agreement (or another security agreement or pledge agreement in substantially similar form, if needed), granting the Secured Creditors a security interest in all of such Foreign Subsidiary’s assets and securing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement entered into with a Secured Creditor and, in the event the Subsidiaries Guaranty shall have been executed by such Foreign Subsidiary, the obligations of such Foreign Subsidiary thereunder, and in the case of a failure to deliver the evidence described in clause (iii) above, such Foreign Subsidiary shall promptly execute and deliver the Subsidiaries Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement entered into with a Secured Creditor, in each case to the extent that the entering into of the Security Agreement, the Pledge Agreement or the Subsidiaries Guaranty is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 8.11 to be in form and substance reasonably satisfactory to the Administrative Agent.

        8.12   Additional Security; Further Assurances. (a) Promptly after the creation or acquisition of any new Wholly-Owned Domestic Subsidiary, the Borrower will notify the Administrative Agent and will cause each new Wholly-Owned Domestic Subsidiary to duly authorize, execute and deliver counterparts of the applicable Credit Documents that any such Wholly-Owned Domestic Subsidiary would have been required to duly authorize, execute and deliver on the Restatement Effective Date if same were a Credit Party on such date, together with each of the other relevant certificates, opinions of counsel and other documentation that such Wholly-Owned Domestic Subsidiary would have been required to deliver pursuant to (x) Sections 5.03, 5.04, 5.08, 5.09, 5.10 and 8.15 on the Restatement Effective Date.

                     (b)     Subject to Sections 8.11 and 8.15, the Borrower will, and will cause each of its Wholly-Owned Subsidiaries to, (i) grant to the Collateral Agent security interests in such assets and properties of the Borrower and such Wholly-Owned Subsidiaries as are not covered by the original Security Documents, and as may be reasonably requested from time to time by the Administrative Agent or the Required Lenders (including, without limitation, mortgages over any property designated on Schedule VIII as a Property To Be Sold, but excluding mortgages over leasehold properties), and (ii) in the case of any such Wholly-Owned Subsidiary, execute and deliver a counterpart of the Subsidiaries Guaranty (or one or more other guaranties in substantially similar form, if necessary, and/or an assumption agreement in form and substance satisfactory to the Administrative Agent whereby such Wholly-Owned Subsidiary shall become a party to the Subsidiaries Guaranty) (all such security and guaranty documentation are collectively referred to as the “Additional Security and Guaranty Documents”), in each case to the extent that the entering into of such Credit Documents is permitted under applicable law. All such Additional Security and Guaranty Documents shall be reasonably satisfactory in form and substance to the Administrative Agent and, in the case of security documentation, shall constitute valid and enforceable perfected security interests superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security and Guaranty Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to give the Administrative Agent and/or the Collateral Agent (for the benefit of the Secured Creditors) the Liens, rights, powers and privileges purported to be created thereby and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

                     (c)     The Borrower will, and will cause each of the Subsidiary Guarantors to, at the expense of the respective Credit Party or Credit Parties, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, mortgages, transfer endorsements, powers of attorney, certificates, landlord waivers and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, the Borrower will cause to be delivered to the Collateral Agent such opinions of counsel and other related documents as may be reasonably requested by the Administrative Agent to assure itself that this Section 8.12 has been complied with.

                     (d)     At any time after the Restatement Effective Date at which time the Borrower or any Subsidiary of the Borrower receives or has performed on its behalf any survey of any Mortgaged Property, the Borrower shall promptly thereafter deliver a copy of such survey (certified to the Collateral Agent) to the Administrative Agent.

                     (e)     The Borrower agrees that each action required above by this Section 8.12 shall be completed as soon as possible, but in no event later than 60 days after such action is either requested to be taken by the Administrative Agent or the Required Lenders or required to be taken by the Borrower and/or its Subsidiaries pursuant to the terms of this Section 8.12; provided that, in no event, will the Borrower or any of its Subsidiaries be required to take any action, other than using commercially reasonable efforts, to obtain consents from third parties or approvals from governmental officials with respect to its compliance with this Section 8.12.

        8.13   Margin Stock. The Borrower will, and will cause each of the other Credit Parties to, take any and all actions as may be required to ensure that no capital stock pledged, or required to be pledged, pursuant to the Pledge Agreement shall constitute Margin Stock.

        8.14   Permitted Acquisitions. (a) Subject to the provisions of this Section 8.14 and the requirements contained in the definition of Permitted Acquisition, the Borrower and its Wholly-Owned Domestic Subsidiaries may from time to time effect Permitted Acquisitions, so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition): (i) no Default or Event of Default shall have occurred and be continuing at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto; (ii) the Borrower shall have given to the Administrative Agent and the Lenders at least 10 Business Days’ (or 5 Business Days’, in the case of a Specified Acquisition (as defined below)) prior written notice of any Permitted Acquisition, together with an executive summary setting forth (in reasonable detail) the principal terms and conditions of such Permitted Acquisition and a description of the business which is being acquired; (iii) calculations are made by the Borrower of compliance with the financial covenants contained in Sections 9.08, 9.09, 9.10, 9.11 and 9.12 for the respective Calculation Period, on a Pro Forma Basis as if the respective Permitted Acquisition (as well as all other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period, and such recalculations shall show that such financial covenants would have been complied with if the Permitted Acquisition had occurred on the first day of such Calculation Period, provided, that the foregoing calculations in this clause (iii) shall not be required in respect of a Permitted Acquisition if (A) the aggregate consideration for such Permitted Acquisition does not exceed $1,000,000 and (B) no more than four other Permitted Acquisitions of the type described in the immediately preceding clause (A) shall have occurred in the fiscal quarter in which such Permitted Acquisition is to be consummated (each such Permitted Acquisition, a “Specified Acquisition”); (iv) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; (v) the aggregate consideration (including, without limitation, (I) the aggregate principal amount of any Indebtedness assumed, incurred or issued in connection therewith and (II) the aggregate amount paid and to be paid pursuant to any earn-out, non-compete or deferred compensation or purchase price arrangements) for any such proposed Permitted Acquisition shall not exceed either (A) $35,000,000 or (B) when added to the aggregate consideration paid for all other Permitted Acquisitions consummated during such fiscal year, $50,000,000; (vi) the aggregate consideration (including, without limitation, (I) the aggregate principal amount of any Indebtedness assumed, incurred or issued in connection therewith and (II) the aggregate amount paid and to be paid pursuant to any earn-out, non-compete or deferred compensation or purchase price arrangements) for all Permitted Acquisitions shall not exceed $150,000,000 (vii) immediately after giving effect to each Permitted Acquisition (and all payments to be made in connection therewith), the Total Unutilized Revolving Loan Commitment shall equal or exceed $20,000,000; and (viii) the Borrower shall have delivered to the Administrative Agent and each Lender an officer’s certificate executed by a Senior Financial Officer of the Borrower, certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clauses (i) through (vii), inclusive, and containing the calculations (in reasonable detail) to the extent required by the preceding clauses (iii), (v), (vi) and (vii).

                     (b)     At the time of each Permitted Acquisition involving the creation or acquisition of a Subsidiary, or the acquisition of capital stock or other equity interest of any Person, all capital stock or other equity interests thereof created or acquired in connection with such Permitted Acquisition (to the extent owned by a Credit Party) shall be pledged for the benefit of the Secured Creditors pursuant to (and to the extent required by) the Pledge Agreement.

                     (c)     The Borrower will cause each Wholly-Owned Subsidiary which is formed to effect, or is acquired pursuant to, a Permitted Acquisition to comply with, and to execute and deliver, all of the documentation as and to the extent required by, Sections 8.12 and 9.17, to the satisfaction of the Administrative Agent.

                     (d)     The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrower that the certifications by the Borrower pursuant to Section 8.14(a) are true and correct and that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 7 and 10.

        8.15   Mortgages. If the Borrower or any of its Subsidiaries shall acquire (a) any Real Property on or after the Restatement Effective Date individually for a purchase price or with a fair market value greater than $300,000 or (b) any Real Property on or after the Restatement Effective Date that, when taken together with all other Real Property acquired on or after the Restatement Effective Date, shall have an aggregate purchase price or fair market value greater than $2,000,000, then within 30 days after the acquisition date of such Real Property or such later date as the Administrative Agent may specify in its discretion the Borrower shall, or shall cause such Subsidiary as applicable to, deliver to Administrative Agent with respect to such Real Property:

(i) fully executed counterparts of Mortgages in form and substance satisfactory to the Collateral Agent, which Mortgages shall cover such purchased Real Property, and, if requested by the Collateral Agent, together with evidence that counterparts of the Mortgages have been delivered to the title insurance company insuring the lien of such Mortgage for recording in all places to the extent necessary or, in the reasonable opinion of the Collateral Agent, desirable to effectively create a valid and enforceable first priority mortgage lien on such Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, subject to Permitted Liens;

(ii) title insurance policies issued by a reputable title insurer satisfactory to the Collateral Agent (“Mortgage Policies”) with respect to such Mortgaged Property, in amounts satisfactory to the Administrative Agent and the Required Lenders assuring the Collateral Agent that the Mortgages on such Mortgaged Properties are valid and enforceable first priority mortgage liens on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances and such Mortgage Policies shall otherwise be in form and substance satisfactory to the Collateral Agent and the Required Lenders and shall include, as appropriate, an endorsement for future advances under this Agreement and the Notes and for any other matter that the Collateral Agent may reasonably request, shall not include an exception for mechanics’ liens, and shall provide for affirmative insurance and such reinsurance (including direct access agreements) as the Collateral Agent may request; and

(iii) in respect of each such Mortgaged Property, an opinion from local counsel satisfactory to the Collateral Agent, which opinion shall cover the perfection of the security interests granted pursuant to such Mortgage and such other matters incident to the transactions contemplated herein as the Collateral Agent may reasonably request and shall be in form and substance satisfactory to the Collateral Agent.

        8.16   Repayment of Senior Notes. On or prior to August 15, 2008, the Borrower shall have refinanced or repaid, or made provision for the refinancing or repayment of, all of the outstanding Senior Notes, in each case on terms and conditions satisfactory to the Required Lenders.

        SECTION 9  Negative Covenants.

        The Borrower hereby covenants and agrees that on and after the Restatement Effective Date and until the Total Revolving Loan Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations (other than indemnities described in Section 13.01 which are not then due and payable) incurred hereunder and thereunder, are paid in full:

        9.01   Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as “Permitted Liens”):

(i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or not yet delinquent and payable without any penalty of any kind or character or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded for which adequate reserves have been established in accordance with generally accepted accounting principles;

(ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrower’s or such Subsidiary’s property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

(iii) Liens in existence on the Restatement Effective Date (and after giving effect thereto) which are listed, and the property subject thereto described, in Schedule V, plus renewals, replacements and extensions of such Liens, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension, (y) the terms and conditions of the Liens to be renewed, replaced or extended are no less favorable to the Lenders than the terms and conditions of the Liens existing prior to such renewal, replacement or extensions and (z) any such renewal, replacement or extension does not encumber any additional assets or properties of the Borrower or any of its Subsidiaries;

(iv) Liens created pursuant to the Security Documents;

(v) leases, subleases, licenses or sublicenses granted to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

(vi) Liens upon assets of the Borrower or any of its Subsidiaries subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 9.04(iv), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any Subsidiary of the Borrower (other than proceeds of the asset giving rise to such Capitalized Loan Obligation);

(vii) Liens placed upon equipment or machinery used in the ordinary course of business of the Borrower or any of its Subsidiaries at the time of the acquisition thereof by the Borrower or any such Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment or machinery or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that (x) such Indebtedness is permitted by Section 9.04(iv) and (y) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Borrower or such Subsidiary (other than proceeds of the equipment or machinery subject to such purchase money Lien);

(viii) easements, rights-of-way, restrictions, municipal and zoning ordinances, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

(ix) Liens arising from precautionary UCC financing statement filings regarding operating leases;

(x) Liens arising out of the existence of judgments or awards in respect of which the Borrower or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of any cash and the fair market value of any property subject to such Liens do not exceed $5,000,000 at any time outstanding;

(xi) statutory and common law landlords’ liens under leases to which the Borrower or any of its Subsidiaries is a party;

(xii) Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits;

(xiii) Liens securing (x) the performance of bids, tenders, leases and contracts in the ordinary course of business and (y) statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), provided that the aggregate outstanding amount of obligations secured by Liens permitted by this clause (xiii) (and the value of all cash and property encumbered by Liens permitted pursuant to this clause (xiii)) shall not at any time exceed $5,000,000;

(xiv) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (x) any Indebtedness that is secured by such Liens is permitted to exist under Section 9.04(xi), and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition, and do not attach to any other asset of the Borrower or any of its Subsidiaries;

(xv) Permitted Encumbrances;

(xvi) Liens on assets of Foreign Subsidiaries that are not Credit Parties and securing Indebtedness permitted to be incurred by such Foreign Subsidiaries pursuant to Section 9.04, Interest Rate Protection Agreements permitted to be incurred by such Foreign Subsidiaries pursuant to Section 9.21 or Other Hedging Agreements permitted to be incurred by such Foreign Subsidiaries pursuant to Section 9.22;

(xvii) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(xviii) Liens granted by Subsidiaries of the Borrower that are not Credit Parties in favor of the Borrower or any Subsidiary Guarantor;

(xix) customary Liens in favor of banking institutions encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business;

(xx) rights of customers with respect to inventory which arise from deposits and progress payments made in the ordinary course of business; and

(xxi) other Liens incidental to the conduct of the business of the Borrower or any of its Subsidiaries that (i) were not incurred in connection with Indebtedness, (ii) do not encumber any Collateral (other than on a junior and subordinated basis) and do not materially detract from the value of the assets subject to such Liens or materially impair the use thereof in the operation of such business and (iii) do not at any time for all such Liens encumber cash and other property having an aggregate value in excess of, or secure outstanding obligations in the aggregate in excess of, $1,000,000 at any time outstanding.

In connection with the granting of Liens of the type described in clauses (vi), (vii) and (xiv) of this Section 9.01 by the Borrower or any of its Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens).

        9.02   Consolidation, Merger, Purchase or Sale of Assets, etc. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that:

(i) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted to the extent not in violation of Section 9.07;

(ii) the Borrower and its Subsidiaries may make sales of inventory in the ordinary course of business;

(iii) the Borrower and its Subsidiaries may sell or otherwise transfer obsolete or worn-out equipment or materials in the ordinary course of business;

(iv) the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable arising in the ordinary course of business in an aggregate principal amount not to exceed $5,000,000 in any fiscal year of the Borrower, but only in connection with the compromise or collection thereof and not as part of any financing transaction;

(v) the Borrower and its Subsidiaries may sell assets in the ordinary course of business in an aggregate amount not to exceed $1,000,000 per sale or series of related sales, provided that no more than $5,000,000 of such sales may be made pursuant to this clause (v) in any fiscal year of the Borrower;

(vi) the Borrower and its Subsidiaries may sell other assets (other than the capital stock of a Subsidiary unless all of the capital stock of such Subsidiary is so sold pursuant to this clause (vi)) so long as (i) no Default or no Event of Default then exists or would result therefrom, (ii) each such sale is in an arm’s-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be, provided, that if the fair market value is greater than $1,000,000 such value shall be as determined by the board of directors of the Borrower or such Subsidiary and evidenced by a resolution of such board of directors set forth in an officer’s certificate delivered to the Administrative Agent within 15 Business Days of such resolution), (iii) the total consideration received by the Borrower or such Subsidiary is at least 80% cash and is paid at the time of the closing of such sale, (iv) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 3.03(b) and (v) the aggregate amount of the proceeds received from all assets sold pursuant to clauses (v) and (vi) of this Section 9.02 shall not exceed $5,000,000 in any fiscal year of the Borrower;

(vii) Investments may be made to the extent permitted by Section 9.05;

(viii) the Borrower and its Subsidiaries may lease (as lessee) or license (as licensee) real or personal property (so long as any such lease does not create a Capitalized Lease Obligation except to the extent permitted by Section 9.04(iv));

(ix) Permitted Acquisitions may be made in accordance with Section 8.14;

(x) the Borrower and its Subsidiaries may grant leases, subleases, licenses or sublicenses to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

(xi) the Borrower and its Subsidiaries may consummate sale and leaseback transactions of fixed or capital assets, in each case so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) each such sale and leaseback transaction is in an arm’s-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (iii) the total consideration received by the Borrower or such Subsidiary in connection with each such sale and leaseback transaction is in the form of cash and is paid at the time of the closing thereof, (iv) the consummation thereof shall occur within 90 days after the Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset and (v) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 4.02(a)(iv);

(xii) any Subsidiary of the Borrower may be merged, consolidated, dissolved or liquidated with or into the Borrower or any other Credit Party so long as the Borrower or such other Credit Party is the surviving corporation of such merger, consolidation, dissolution or liquidation;

(xiii) any Domestic Subsidiary of the Borrower may be merged, consolidated, dissolved or liquidated with or into any other Domestic Subsidiary of the Borrower so long as (i) in the case of any such merger, consolidation, dissolution or liquidation involving a Subsidiary Guarantor, a Subsidiary Guarantor is the surviving corporation of such merger, consolidation, dissolution or liquidation, and (ii) in the case of any such merger, consolidation, dissolution or liquidation involving a Wholly-Owned Domestic Subsidiary of the Borrower, in addition to the requirements of preceding clause (i), a Wholly-Owned Domestic Subsidiary is the surviving corporation of such merger, consolidation, dissolution or liquidation;

(xiv) any Foreign Subsidiary of the Borrower may be merged, consolidated, dissolved or liquidated with or into any other Foreign Subsidiary of the Borrower so long as (i) in the case of any such merger, consolidation, dissolution or liquidation involving a Subsidiary Guarantor, a Subsidiary Guarantor is the surviving corporation of such merger, consolidation, dissolution or liquidation, and (ii) in the case of any such merger, consolidation, dissolution or liquidation involving a Wholly-Owned Foreign Subsidiary of the Borrower, in addition to the requirements of the preceding clause (i), a Wholly-Owned Foreign Subsidiary is the surviving corporation of such merger, consolidation, dissolution or liquidation;

(xv) the Borrower may transfer assets to any Wholly-Owned Domestic Subsidiary of the Borrower which is a Subsidiary Guarantor and any Subsidiary of the Borrower may transfer assets to the Borrower or to any Wholly-Owned Domestic Subsidiary of the Borrower which is a Subsidiary Guarantor, in each case so long as the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer); and

(xvi) Dividends may be paid as, and to the extent, permitted by Section 9.03.

        To the extent the Required Lenders or all of the Lenders, as the case may be, waive the provisions of this Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.02 (other than to the Borrower or a Subsidiary thereof), such Collateral shall be sold free and clear of the Liens created by the respective Security Documents and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

        9.03   Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, authorize, declare, pay or make any Restricted Payment, except that:

(i) any Subsidiary of the Borrower may pay cash Dividends to the Borrower or to any Wholly-Owned Domestic Subsidiary of the Borrower and any Foreign Subsidiary of the Borrower may pay cash Dividends to the Borrower or any Subsidiary Guarantor;

(ii) any non-Wholly-Owned Subsidiary of the Borrower may pay cash Dividends to its shareholders generally so long as the Borrower or its respective Domestic Subsidiary which owns the equity interest in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the equity interest in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests of such Subsidiary);

(iii) the Borrower may make payments not exceeding $1,000,000 during any fiscal year pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries;

(iv) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may repurchase outstanding shares of its common stock (or options to purchase such common stock) held by former officers, directors or employees of the Borrower or any of its Subsidiaries following the death, disability, retirement or termination of employment of such officers, directors or employees, provided that the aggregate amount of all payments made by the Borrower pursuant to this clause (iv) shall not exceed $250,000 in any fiscal year of the Borrower;

(v) (A) the Borrower may pay regularly scheduled Dividends on its Qualified Preferred Stock pursuant to the terms thereof solely through the issuance of additional shares of such Qualified Preferred Stock, and (B) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may redeem all or a portion of its outstanding preferred stock with the proceeds of any Excluded Equity Issuance;

(vi) the Borrower may make mandatory interest payments in respect of the Senior Notes and the Senior Subordinated Notes in accordance with the terms of the Senior Note Documents and the Senior Subordinated Note Documents (each as in effect on the Restatement Effective Date);

(vii) the Borrower may repay and retire all or a portion of the Senior Subordinated Notes on the Restatement Effective Date in accordance with Sections 5.05 and 7.08 and provided that after giving effect to any such repayment or retirement the representations and warranties of the Borrower in Section 7.03 shall be true and correct in all respects;

(viii) the Borrower may make voluntary prepayments or repurchases in respect of the Senior Subordinated Notes (as in effect on the Restatement Effective Date) after the Restatement Effective Date, provided that (A) such prepayments or repurchases are made solely with (1) the proceeds of Excluded Debt, Tranche C Term Loans or an Excluded Equity Issuance on or after the Restatement Effective Date, (2) the Borrower’s cash on hand (other than cash from proceeds of Loans), and/or (3) proceeds of Revolving Loans so long as so long as after giving effect to the making of such Revolving Loans and such prepayment, no Default or Event of Default exists and the Borrower would be able to incur at least $20,000,000 in additional Revolving Loans pursuant to Section 1.01(a) of this Agreement, (B) the Borrower shall have no further obligations in respect of the Senior Subordinated Notes being prepaid or repurchased, (C) such prepayments or repurchases are permitted under the terms of the Senior Note Documents and the Senior Subordinated Note Documents, (D) no Default or Event of Default then exists or would result therefrom, and (E) the Borrower shall have delivered to the Administrative Agent a compliance certificate, in form and substance satisfactory to the Administrative Agent evidencing compliance with the financial covenants contained in Sections 9.08, 9.09, 9.10 and 9.12 for the respective Calculation Period, on a Pro Forma Basis, after giving effect to such repayment and repurchase and the incurrence of any Excluded Debt, Tranche C Term Loans and any Excluded Equity Issuance in connection therewith;

(ix) the Borrower may make voluntary prepayments or repurchases in respect of the Senior Notes (as in effect on the Restatement Effective Date) after the Restatement Effective Date, provided that (A) such prepayments or repurchases are made solely from the proceeds of Excluded Debt or an Excluded Equity Issuance and the Borrower shall have no further obligations in respect of the Senior Notes being prepaid or repurchased; (B) such prepayments or repurchases are permitted under the terms of the Senior Note Documents, (C) no Default or Event of Default then exists or would result therefrom, and (D) the Borrower shall have delivered to the Administrative Agent a compliance certificate, in form and substance satisfactory to the Administrative Agent evidencing compliance with the financial covenants contained in Sections 9.08, 9.09, 9.10 and 9.12 for the respective Calculation Period, on a Pro Forma Basis, after giving effect to such repayment or repurchase and the incurrence of any Excluded Debt and any Excluded Equity Issuance in connection therewith;

(x) the Borrower may repurchase or redeem up to $30,000,000 in the aggregate of Borrower’s preferred stock, provided that (A) such prepayments or repurchases are made solely with the proceeds of Indebtedness that is permitted to be incurred under clauses (iii), (ix) or (x) of Section 9.04 and such stock shall be retired and Borrower shall have no further obligations in respect of such stock being repurchased or redeemed, (B) such repurchase or redemption is permitted under the terms of the Senior Note Documents and the Senior Subordinated Note Documents, (C) no Default or Event of Default then exists or would result therefrom, and (D) the Borrower shall have delivered to the Administrative Agent a compliance certificate, in form and substance satisfactory to the Administrative Agent evidencing compliance with the financial covenants contained in Sections 9.08, 9.09, 9.10 and 9.12 for the respective Calculation Period, on a Pro Forma Basis, after giving effect to such repurchase or redemption and the incurrence of any Indebtedness in connection therewith;

(xi) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may make mandatory payments in respect of the Existing Indebtedness and the Permitted Seller Notes to the extent that such mandatory payments are permitted under the terms of the Senior Note Documents and the Senior Subordinated Note Documents.

Notwithstanding anything to the contrary contained above in this Section 9.03, the Borrower will not, and will not permit any of its Subsidiaries to, make any Restricted Payment in respect of the Senior Subordinated Notes (i) to the extent that the payment thereof would violate the subordination provisions contained in the Senior Subordinated Note Documents or (ii) as a result of any asset sale, change of control or similar event.

        9.04 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

(i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

(ii) Existing Indebtedness, the Senior Notes outstanding on the Restatement Effective Date (and after giving effect thereto) and the Senior Subordinated Notes outstanding on the Restatement Effective Date (and after giving effect thereto), and any subsequent extension, renewal or refinancing thereof, provided that (A) the aggregate principal amount of the Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding at the time of any such extension, renewal or refinancing (plus any fees and expenses related thereto and any prepayment premium or tender premium in connection with such extension, renewal or refinancing), (B) the terms and conditions of the Indebtedness to be extended, renewed or refinanced are no less favorable to the Lenders than the terms and conditions of the Indebtedness existing prior to such extension, renewal or refinancing, and (C) such extensions, renewals or refinancings do not shorten the maturity date or the Weighted Average Life to Maturity of the Indebtedness being extended, renewed or refinanced;

(iii) unsecured Indebtedness incurred after the Restatement Effective Date having terms no less favorable to the Lenders or more restrictive to the Borrower than the Senior Notes (existing on the Restatement Effective Date), not having maturity date or Weighted Average Life to Maturity shorter than the Senior Notes (existing on the Restatement Effective Date) and otherwise on terms satisfactory to the Administrative Agent in its sole discretion, provided that (A) the entire amount of the proceeds of such unsecured Indebtedness (after deducting any reasonable and customary expenses incurred by Borrower in connection with the issuance thereof) is used by Borrower to (x) repay or repurchase in full or in part outstanding Senior Subordinated Notes and any fees and expenses related thereto plus any prepayment premium or tender premium in connection with such repayment or repurchase of the Senior Subordinated Notes or (y) repurchase or redeem up to $30,000,000 in the aggregate of Borrower’s preferred stock, (B) no Default or Event of Default then exists or would result therefrom, and (C) the Borrower shall have delivered to the Administrative Agent a compliance certificate, in form and substance satisfactory to the Administrative Agent evidencing compliance with the financial covenants contained in Sections 9.08, 9.09, 9.10 and 9.12 for the respective Calculation Period, on a Pro Forma Basis, after giving effect to the incurrence of such Indebtedness and the repayment, repurchase or redemption of preferred stock or Senior Subordinated Notes in connection therewith;

(iv) Indebtedness of the Borrower and its Subsidiaries evidenced by Capitalized Lease Obligations and purchase money Indebtedness subject to Liens permitted under Section 9.01(vii), provided that in no event shall the sum of (I) the aggregate principal amount of all Capitalized Lease Obligations and (II) the aggregate principal amount of all purchase money Indebtedness incurred pursuant to this clause (iv), together with the aggregate principal amount of all Capitalized Lease Obligations and purchase money Indebtedness constituting Existing Indebtedness, exceed $10,000,000 at any time outstanding;

(v) Indebtedness of any Foreign Subsidiary of the Borrower that is not a Credit Party under lines of credit and overdraft facilities extended by third Persons to such Foreign Subsidiary the proceeds of which Indebtedness are used for any Foreign Subsidiary’s working capital and general corporate purposes, provided that the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (v), together with the aggregate principal amount of all Existing Indebtedness under such lines of credit and overdraft facilities, shall not exceed $1,000,000 (or the Dollar Equivalent thereof in the case of Indebtedness incurred in a currency other than Dollars) at any time outstanding (the “Foreign Subsidiary Third Party Borrowings”);

(vi) intercompany Indebtedness among the Borrower and its Subsidiaries to the extent permitted by Section 9.05;

(vii) Indebtedness consisting of guaranties by the Borrower and the Subsidiary Guarantors of each other’s Indebtedness and lease and other contractual obligations permitted under this Agreement (other than such Indebtedness permitted under this Section 9.04(ii), (vi), (xi) and (xii));

(viii) [reserved];

(ix) Indebtedness of the Borrower and the Subsidiary Guarantors incurred after the Restatement Effective Date under the Senior Subordinated Notes and the other Senior Subordinated Note Documents, provided that (A) to the extent that any Credit Party guaranties the Borrower’s obligations under the Senior Subordinated Notes, such Credit Party also shall execute and deliver a counterpart of the Subsidiaries Guaranty, (B) the entire amount of the proceeds of such Indebtedness (after deducting any reasonable and customary expenses incurred by Borrower in connection with the issuance thereof) is used by Borrower to repurchase or redeem up to $30,000,000 in the aggregate of Borrower’s preferred stock, (C) no Default or Event of Default then exists or would result therefrom, and (D) the Borrower shall have delivered to the Administrative Agent a compliance certificate, in form and substance satisfactory to the Administrative Agent evidencing compliance with the financial covenants contained in Sections 9.08, 9.09, 9.10 and 9.12 for the respective Calculation Period, on a Pro Forma Basis, after giving effect to the incurrence of such Indebtedness and the repurchase or redemption of preferred stock in connection therewith;

(x) Indebtedness of the Borrower and the Subsidiary Guarantors incurred after the Restatement Effective Date under the Senior Notes and the other Senior Note Documents, provided that (A) to the extent that any Credit Party guaranties the Borrower’s obligations under the Senior Notes, such Credit Party also shall execute and deliver a counterpart of the Subsidiaries Guaranty, (B) the entire amount of the proceeds of such Indebtedness (after deducting any reasonable and customary expenses incurred by Borrower in connection with the issuance thereof) is used by Borrower to (x) repay or repurchase in full or in part outstanding Senior Subordinated Notes and any fees and expenses related thereto plus any prepayment premium or tender premium in connection with such repayment or repurchase of the Senior Subordinated Notes or (y) repurchase or redeem up to $30,000,000 in the aggregate of Borrower’s preferred stock, (C) no Default or Event of Default then exists or would result therefrom, and (D) the Borrower shall have delivered to the Administrative Agent a compliance certificate, in form and substance satisfactory to the Administrative Agent evidencing compliance with the financial covenants contained in Sections 9.08, 9.09, 9.10 and 9.12 for the respective Calculation Period, on a Pro Forma Basis, after giving effect to the incurrence of such Indebtedness and the repayment, repurchase or redemption of preferred stock or Senior Subordinated Notes in connection therewith;

(xi) Indebtedness of a Subsidiary acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness), provided that (x) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, (y) such Indebtedness does not constitute debt for borrowed money (other than debt for borrowed money incurred in connection with industrial revenue or industrial development bond financings), it being understood and agreed that Capitalized Lease Obligations and purchase money Indebtedness shall not constitute debt for borrowed money for purposes of this clause (y), and (z) after giving effect to such Permitted Acquisition, the aggregate principal amount of all such acquired Indebtedness does not exceed $7,500,000 at any time;

(xii) Indebtedness constituting Permitted Earn-Out Obligations and Permitted Seller Notes to the extent incurred by the Borrower in connection with any Permitted Acquisition;

(xiii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business so long as such Indebtedness is extinguished within 5 Business Days of the incurrence thereof;

(xiv) Indebtedness in respect of bid, payment, performance, advance payment or surety bonds entered into in the ordinary course of business and consistent with past practices; and

(xv) additional unsecured Indebtedness incurred by the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $7,000,000 at any one time outstanding.

        9.05   Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an “Investment” and, collectively, “Investments”), except that the following shall be permitted:

(i) the Borrower and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Borrower or such Subsidiary;

(ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents, provided that at any time that Revolving Loans or Swingline Loans are outstanding, the aggregate amount of cash and Cash Equivalents permitted to be held by the Borrower and its Subsidiaries shall not exceed $15,000,000 for any period of five consecutive Business Days;

(iii) the Borrower and its Subsidiaries may hold the Investments held by them on the Restatement Effective Date and described on Schedule VI, provided that any additional Investments made with respect thereto shall be permitted only if independently justified under the other provisions of this Section 9.05;

(iv) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(v) the Borrower and its Subsidiaries may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $2,500,000;

(vi) the Borrower may acquire and hold obligations of one or more officers, directors or other employees of the Borrower or any of its Subsidiaries in connection with such officers’, directors’ or employees’ acquisition of shares of stock of the Borrower so long as no cash is paid by the Borrower or any of its Subsidiaries to such officers, directors or employees in connection with the acquisition of any such obligations;

(vii) the Borrower may enter into Interest Rate Protection Agreements to the extent permitted by Section 9.21;

(viii) the Borrower may enter into Other Hedging Agreements to the extent permitted by Section 9.22;

(ix) (i) the Borrower and its Wholly-Owned Domestic Subsidiaries may make intercompany loans and advances between or among one another, and (ii) Foreign Subsidiaries of the Borrower may make intercompany loans and advances between or among one another and to the Borrower and its Wholly-Owned Domestic Subsidiaries (collectively, “Intercompany Loans”) so long as (x) each Intercompany Loan made by a Credit Party shall be evidenced by an Intercompany Note that is pledged to the Collateral Agent pursuant to the Pledge Agreement and (y) each Intercompany Loan that is made to either the Borrower by any Wholly-Owned Domestic Subsidiary or to any other Credit Party by any Wholly-Owned Domestic Subsidiary that is a Credit Party shall (in each case) be subject to the subordination provisions set forth in Exhibit M; provided, however, that (A) any subsequent issuance or transfer of Equity Interests that results in any such intercompany Indebtedness being held by a Person other than a Credit Party and (B) any sale or other transfer of any such intercompany Indebtedness to a Person that is not a Credit Party shall be deemed, in each case, to constitute an incurrence of Indebtedness by the Borrower for the purpose of Section 9.04(xv);

(x) the Borrower may (i) make cash equity contributions to the capital of its Wholly-Owned Domestic Subsidiaries and Wholly-Owned Domestic Subsidiaries of the Borrower may make cash equity contributions to the capital of their respective Wholly-Owned Domestic Subsidiaries (including as a result of converting any intercompany obligation into an equity contribution) and (ii) the Borrower and its Subsidiaries may make equity contributions to the capital of Foreign Subsidiaries of the Borrower (including as a result of converting any intercompany obligation into an equity contribution) in an aggregate amount not to exceed $1,500,000;

(xi) Permitted Acquisitions shall be permitted pursuant to Section 9.02(ix); and

(xii) the Borrower and its Subsidiaries may acquire and hold promissory notes and other non cash consideration issued by the purchaser of assets in connection with a sale of such assets to the extent permitted by Section 9.02(iii), (v) and (vi).

        9.06   Transactions with Affiliates. (a) The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service), with, or for the benefit of, any Affiliate of the Borrower or any of its Subsidiaries (each an “Affiliate Transaction”), other than (x) Affiliate Transactions permitted under clause (b) of this Section 9.06 and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s length basis from a Person that is not an Affiliate of the Borrower or such Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan), other than Affiliate Transactions exclusively among Credit Parties at such time, involving aggregate payments or other property with a fair market value (as determined in good faith by the Board of Directors of the Borrower or such Subsidiary, as the case may be) in excess of $1,000,000 shall, prior to the consummation thereof, be approved by the Board of Directors of the Borrower or such Subsidiary, as the case may be, and with such approval to be evidenced by a Board resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Borrower or any Subsidiary of the Borrower enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan), other than Affiliate Transactions exclusively among Credit Parties at such time, that involves an aggregate fair market value (as determined in good faith by the Board of Directors of the Borrower or such Subsidiary, as the case may be) of more than $5,000,000, the Borrower or such Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Borrower or the relevant Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Administrative Agent.

                     (b)     The restrictions set forth in clause (a) of this Section 9.06 shall not apply to (i) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Borrower or any Subsidiary of the Borrower (x) as determined in good faith by the Borrower’s Board of Directors or senior management and (y) as is consistent with the past practice of the Borrower or such Subsidiary, (ii) transactions exclusively between or among the Borrower and any of its Subsidiaries or exclusively between or among such Subsidiaries, provided such transactions are not otherwise prohibited by the Credit Documents, (iii) transactions exclusively between or among the Borrower and any of its Subsidiaries on the one hand and any joint venture in which the Borrower and its Subsidiaries own at least 45% of the total equity interest on the other hand, so long as no portion of the remaining interest in such joint venture is owned by a Person who is an Affiliate of the Borrower (other than another Subsidiary of the Borrower) and such transactions are not otherwise prohibited by the Credit Documents, (iv) any agreement as in effect as of the Restatement Effective Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Lenders in any material respect than the original agreement as in effect on the Restatement Effective Date; (v) advances or loans to employees, officers and directors of the Borrower and its Subsidiaries permitted by Section 9.05(v); (vi) Restricted Payments permitted by Section 9.03; and (vii) Dividends permitted by Section 9.03.

        9.07   Capital Expenditures. (a) The Borrower will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of all such Capital Expenditures does not exceed $15,000,000 in any fiscal year of the Borrower.

                     (b)     In addition to the foregoing, in the event that the amount of Capital Expenditures permitted to be made by the Borrower and its Subsidiaries pursuant to clause (a) above in any fiscal year of the Borrower (before giving effect to any increase in such permitted Capital Expenditure amount pursuant to this clause (b)) is greater than the amount of Capital Expenditures actually made by the Borrower and its Subsidiaries during such fiscal year, 50% of such excess may be carried forward and utilized to make Capital Expenditures in the immediately succeeding fiscal year, provided that no amounts once carried forward pursuant to this Section 9.07(b) may be carried forward to any fiscal year thereafter and such amounts may only be utilized after the Borrower and its Subsidiaries have utilized in full the permitted Capital Expenditure amount for such fiscal year as permitted in clause (a) above (without giving effect to any increase in such amount by operation of this clause (b)).

                     (c)     In addition to the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures with the amount of Net Sale Proceeds received by the Borrower or any of its Subsidiaries from any Asset Sale so long as such Net Sale Proceeds are reinvested within 180 days following the date of such Asset Sale, but only to the extent that such Net Sale Proceeds are not otherwise required to be applied to reduce the Total Revolving Loan Commitment pursuant to Section 3.03(b).

                     (d)     In addition to the foregoing, the Borrower or any of its Subsidiaries may make Capital Expenditures with the amount of Net Insurance Proceeds received by the Borrower or any of its Subsidiaries from any Recovery Event so long as such Net Insurance Proceeds are used to replace or restore any properties or assets in respect of which such Net Insurance Proceeds were paid within 180 days following the date of receipt of such Net Insurance Proceeds from such Recovery Event, but only to the extent that such Net Insurance Proceeds are not otherwise required to be applied to reduce the Total Revolving Loan Commitment pursuant to Section 3.03(d).

                     (e)     In addition to the foregoing, the Borrower and its Wholly-Owned Domestic Subsidiaries may consummate Permitted Acquisitions to the extent permitted by Section 9.02(ix).

        9.08   Consolidated Interest Coverage Ratio. The Borrower will not permit the Consolidated Interest Coverage Ratio for any Test Period ending on the last day of a fiscal quarter of the Borrower set forth below to be less than the ratio set forth opposite such fiscal quarter below:

Fiscal Quarter Ending	Ratio
Each fiscal quarter ending
in the period commencing
September 30, 2003 to and
including September 30, 2004	2.25:1.00
Each fiscal quarter ending
in the period commencing
December 31, 2004 to and
including September 30, 2005	2.50:1.00
The fiscal quarter ending
December 31, 2005 and the
last day of each fiscal quarter
of the Borrower thereafter	3.00:1.00

        9.09   Maximum Total Leverage Ratio. The Borrower will not permit the Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

Fiscal Quarter Ending	Ratio
Each fiscal quarter ending
in the period commencing
September 30, 2003 to and
including September 30, 2004	4.25:1.00
Each fiscal quarter ending
in the period commencing
December 31, 2004 to and
including September 30, 2005	3.50:1.00
The fiscal quarter ending
December 31, 2005 and the
last day of each fiscal quarter
of the Borrower thereafter	3.00:1.00

        9.10   Maximum Senior Secured Leverage Ratio. The Borrower will not permit the Senior Secured Leverage Ratio at any time to be greater than 2.50:1.00.

        9.11    [Reserved]

        9.12  Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio for any Test Period ending on the last day of any fiscal quarter of the Borrower set forth below to be less than the ratio set forth opposite such fiscal quarter below:

Fiscal Quarter Ending	Ratio
Each fiscal quarter ending
in the period commencing
September 30, 2003 to and
including September 30, 2004	1.30:1.00
Each fiscal quarter ending
in the period commencing
December 31, 2004 to and
including September 30, 2005	1.40:1.00
The fiscal quarter ending
December 31, 2005 and the last
day of each fiscal quarter of
the Borrower thereafter	1.50:1.00

        9.13   Limitation on Modifications of Certificate of Incorporation, By-Laws, Senior Note Documents and Senior Subordinated Note Documents; etc. (a) The Borrower will not, and will not permit any of its Subsidiaries to, (i) amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate of designation) or by-laws (or the equivalent organizational documents) unless any such amendment, modification or change could not reasonably be expected to be adverse to the interests of the Lenders in any material respect or (ii) amend, modify or change any of the Senior Subordinated Note Documents, the Senior Note Documents, the Permitted Seller Notes or any of the documents evidencing the Existing Indebtedness except for amendments which provide for less restrictive provisions with respect to the Borrower and its Subsidiaries.

                     (b)        Except as otherwise permitted in this Section 9, the Borrower will not, and will not permit any of its Subsidiaries to, make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption (including pursuant to any “change of control” provision) or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purposes of paying when due), the Senior Subordinated Notes, the Senior Notes, any of the Permitted Seller Notes or the Existing Indebtedness or otherwise in relation to the Senior Subordinated Note Documents, Senior Note Documents, any of the Permitted Seller Notes or the Existing Indebtedness.

        9.14  Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or any Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any Subsidiary of the Borrower or (c) transfer any of its properties or assets to the Borrower or any Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) the Senior Subordinated Note Documents and the Senior Note Documents, (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Subsidiary of the Borrower, (v) customary provisions restricting assignment of any licensing agreement or other contract entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of business and (vi) restrictions on the transfer of any asset subject to a Lien permitted by Section 9.01.

        9.15  Limitation on Issuance of Capital Stock. (a) The Borrower will not, and will not permit any of its Subsidiaries to, issue (i) any preferred stock (other than Qualified Preferred Stock of the Borrower) or (ii) any redeemable common stock (other than common stock that is redeemable at the sole option of the Borrower or such Subsidiary).

                     (b)     The Borrower will not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock of such Subsidiary, (iii) to qualify directors to the extent required by applicable law or (iv) for issuances by newly created or acquired Subsidiaries in accordance with the terms of this Agreement.

        9.16  Business. The Borrower and its Subsidiaries will not engage to any material extent in any business other than orthotic and prosthetic patient-care clinic management and the manufacture and distribution of orthotic and prosthetic devices and patient-care products and business activities incidental and reasonably related thereto and reasonable extensions thereof.

        9.17   Limitation on Creation of Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Restatement Effective Date any Subsidiary, provided that the Borrower and its Wholly-Owned Domestic Subsidiaries shall be permitted to establish, create or, to the extent permitted by this Agreement, acquire (x) Wholly-Owned Domestic Subsidiaries so long as (i) the capital stock or other equity interests of each such new Wholly-Owned Domestic Subsidiary (to the extent owned by a Credit Party) is pledged pursuant to, and to the extent required by, the Pledge Agreement, and (ii) each such new Wholly-Owned Domestic Subsidiary takes all such actions as may be required or requested to be taken by it as and to the extent provided for in Sections 8.11 and/or 8.12, (y) non-Wholly-Owned Domestic Subsidiaries so long as the capital stock or other equity interest of each such new non-Wholly-Owned Domestic Subsidiary (to the extent owned by a Credit Party) is pledged pursuant to, and to the extent required by, the Pledge Agreement and (z) Wholly-Owned Foreign Subsidiaries.

        9.18   Foreign Pension Plans. Neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate thereof will maintain or contribute to (or have an obligation to contribute to) any Foreign Pension Plan.

        9.19   Changes To Legal Names; Organizational Identification Numbers, Jurisdiction or Type of Organization. No Credit Party shall change, or permit any change to, its legal name until (i) it shall have given to the Administrative Agent and the Collateral Agent not less than 15 days prior written notice of its intention so to do, clearly describing such new name and providing other information in connection therewith as the Administrative Agent or Collateral Agent may reasonably request and (ii) with respect to such new name, it shall have taken all action reasonably requested by the Administrative Agent or Collateral Agent to maintain the security interests of the Administrative Agent or Collateral Agent in the Collateral intended to be granted pursuant to the Security Documents at all times fully perfected and in full force and effect. In addition, to the extent that any Credit Party does not have an organizational identification number on the date hereof and later obtains one, or if there is any change in the organizational identification number of any Credit Party, the Borrower or such Credit Party shall promptly notify the Administrative Agent and the Collateral Agent of such new or changed organizational identification number and shall take all actions reasonably satisfactory to the Administrative Agent and the Collateral Agent to the extent necessary to maintain the security interests of the Administrative Agent or Collateral Agent in the Collateral intended to be granted pursuant to the Security Documents fully perfected and in full force and effect. Furthermore, no Credit Party shall change its jurisdiction of organization or its type of organization until (i) it shall have given to the Administrative Agent and the Collateral Agent not less than 15 days prior written notice of its intention so to do, clearly describing such new jurisdiction of organization and/or type of organization and providing such other information in connection therewith as the Administrative Agent or Collateral Agent may reasonably request and (ii) with respect to such new jurisdiction and/or type of organization, it shall have taken all actions reasonably requested by the Administrative Agent or the Collateral Agent to maintain the security interests of the Administrative Agent or Collateral Agent in the Collateral intended to be granted pursuant to the Security Documents at all times fully perfected and in full force and effect. If at any time Schedule X hereto is not true and correct (as of the date in question, which may be after the Restatement Effective Date), whether because of changes thereto or as a result of the creation or acquisition of additional Credit Parties, the Borrower shall promptly furnish to the Administrative Agent and the Collateral Agent a true and correct updated Schedule XI, which shall contain the updated information required therein with respect to each Credit Party as of the date of any change thereto.

        9.20   No Designation of Other Indebtedness as “Designated Senior Indebtedness”. The Borrower will not, and will not permit any of its Subsidiaries to, designate any Indebtedness (other than the Obligations, the Guaranteed Obligations and the Senior Notes) of such Credit Party as “Designated Senior Indebtedness”, “Senior Debt”, “Guarantor Designated Senior Debt” or “Guarantor Senior Debt” for the purposes of the Senior Subordinated Notes or the other Senior Subordinated Note Documents.

        9.21   Interest Rate Protection Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist obligations under any Interest Rate Protection Agreements, except Interest Rate Protection Agreements entered into in the ordinary course of business with respect to fixed rate Indebtedness permitted under Section 9.04 with an aggregate notional amount not to exceed, at any time, the lesser of (x) $150,000,000, (y) the maximum aggregate notional amount of such Interest Rate Protection Agreements permitted to be outstanding under the terms of the Senior Note Documents at such time and (z) the maximum aggregate notional amount of such Interest Rate Protection Agreements permitted to be outstanding under the terms of the Senior Subordinated Note Documents at such time, on terms and conditions (including, without limitation, duration and maturity) satisfactory to the Administrative Agent.

        9.22   Other Hedging Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist obligations under any Other Hedging Agreements, except Other Hedging Agreements entered into in the ordinary course of business providing protection against fluctuations in currency values in connection with the Borrower’s or any of its Subsidiaries’ operations so long as management of the Borrower or such Subsidiary, as the case may be, has determined that the entering into of such Other Hedging Agreements are bona fide hedging activities and are not for speculative purposes, provided, that the aggregate notional amount of such Other Hedging Agreements shall not exceed, at any time, the lesser of (x) $20,000,000, (y) the maximum aggregate notional amount of such Other Hedging Agreements permitted to be outstanding under the terms of the Senior Note Documents at such time and (z) the maximum aggregate notional amount of such Other Hedging Agreements permitted to be outstanding under the terms of the Senior Subordinated Note Documents at such time.

        SECTION 10.  Events of Default.

        Upon the occurrence of any of the following specified events (each an “Event of Default”):

        10.01   Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan or Note, any Unpaid Drawing (or any interest thereon) or any Fees or any other amounts owing hereunder or thereunder; or

        10.02   Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Administrative Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

        10.03   Covenants. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.01(g)(i), 8.08 or 8.15 or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any other Credit Document (other than those set forth in Sections 10.01 and 10.02) and such default shall continue unremedied for a period of 30 days (or in the case of any default under any Mortgage, such longer time as may be provided in such Mortgage in respect of such default) after written notice thereof to the defaulting party by the Administrative Agent or the Required Lenders; or

        10.04   Default Under Other Agreements. (i)  The Borrower or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Notes) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Notes) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Notes) of the Borrower or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $5,000,000; or

        10.05   Bankruptcy, etc. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against the Borrower or any of its Subsidiaries, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries, or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or the Borrower or any of its Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; or

        10.06   ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans, a “default,” within the meaning of Section 4219(c)(5) of ERISA, shall occur with respect to any Plan, any applicable law, rule or regulation is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any governmental authority or agency or by any court (a “Change in Law”), or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any Plan; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate in the opinion of the Administrative Agent determined in a reasonable manner, has had, or could reasonably be expected to have, a material adverse effect on the business, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; or

        10.07   Security Documents. At any time after the execution and delivery thereof, any of the Security Documents (x) shall cease to be in full force and effect or any Credit Party shall so assert, or (y) shall cease to be enforceable and to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby; or

        10.08   Guaranties. At any time after the execution and delivery thereof, any Guaranty or any provision thereof shall cease to be in full force or effect as to any Guarantor, or any Guarantor or any Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Guarantor’s obligations under any Guaranty to which it is a party or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Guaranty to which it is a party; or

        10.09   Judgments. One or more judgments or decrees shall be entered against the Borrower or any Subsidiary of the Borrower involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments equals or exceeds $5,000,000; or

        10.10   Change of Control. A Change of Control shall occur;

        then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, may with the written consent of the Required Lenders and upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided, that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Revolving Loan Commitment terminated, whereupon the Revolving Loan Commitment of each Lender shall forthwith terminate immediately and any Commitment Fee shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Agent, all Liens, rights and remedies created pursuant to any of the Security Documents; and (vi) apply any cash collateral held by the Administrative Agent pursuant to Section 4.02 to the repayment of the Obligations.

        10.11   Application of Proceeds. If an Event of Default shall have occurred and be continuing, the Administrative Agent may, notwithstanding the provisions of Sections 1.14, 4.01 and 4.02 of the Credit Agreement, apply all or any part of proceeds constituting Collateral turned over to, held by or realized through the exercise by the Administrative Agent and/or the Collateral Agent of its remedies hereunder or under the other Credit Documents, whether or not held in any collateral account, and any proceeds of the Subsidiaries Guaranty, in payment of the Obligations in the order set forth in Section 7.4 of the Security Agreement.

        SECTION 11.  Definitions and Accounting Terms.

        11.01   Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

        “Additional Extensions of Credit” shall have the meaning provided in Section 13.12(c).

        “Additional Security and Guaranty Documents” shall have the meaning provided in Section 8.12.

        “Administrative Agent” shall mean GE Capital (and/or any lending affiliate of GE Capital performing obligations or functions on its behalf), in its capacity as Administrative Agent for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09. As of the Restatement Effective Date, and until GE Capital otherwise notifies the Borrower and the Lenders, the Administrative Agent shall be GE Capital.

        “Affiliate”shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 5% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided that no Lender (in its capacity as a Lender) shall be considered an Affiliate of the Borrower or any of its Subsidiaries.

        “Affiliate Transaction” shall have the meaning provided in Section 9.06.

        “Agents” shall mean, collectively, the Documentation Agents, Syndication Agent, the Administrative Agent and the Collateral Agent, in their respective capacities hereunder.

        “Agreement” shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended or renewed from time to time.

        “Applicable Margin” shall mean as follows:

                     (a)     with respect to Revolving Loans and Swingline Loans, from and after any Start Date to and including the corresponding End Date, the respective percentage per annum set forth below under the respective Type of Revolving Loans or Swingline Loans and opposite the respective Level (i.e., Level 1, Level 2, Level 3 or Level 4, as the case may be) indicated to have been achieved on the applicable Test Date for such Start Date (as shown on the respective officer’s certificate delivered pursuant to Section 8.01(f) or the first proviso below):

Level	Leverage Ratio	Base Rate Loans	Eurodollar Loans

1	Less than or equal to 3.25:1.00	1.50	2.50

2	Greater than 3.25:1.00 but less than or equal to 4.25:1.00	2.00	3.00

3	Greater than 4.25:1.00 but less than or equal to 5.25:1.00	2.50	3.50

4	Greater than 5.25:1.00	3.00	4.00

provided, however, that if the Borrower fails to deliver the financial statements required to be delivered pursuant to Section 8.01(b) or (c) (accompanied by the officer’s certificate required to be delivered pursuant to Section 8.01(f) showing the applicable Leverage Ratio on the relevant Test Date) on or prior to the respective date required by such Sections, then Level 4 pricing shall apply until such time, if any, as the financial statements required as set forth above and the accompanying officer’s certificate have been delivered showing the pricing for the respective Margin Reduction Period is at a level which is less than Level 4 (it being understood that, in the case of any late delivery of the financial statements and officer’s certificate as so required, any reduction in the Applicable Margin shall apply only from and after the date of the delivery of the complying financial statements and officer’s certificate); provided further, that Level 4 pricing shall apply at any time when any Default or Event of Default is in existence. Notwithstanding anything to the contrary contained in the immediately preceding sentence (other than the second proviso thereof), Level 2 pricing shall apply for the period from the Restatement Effective Date to but not including the date which is the first Start Date after the Borrower’s fiscal quarter ending on December 31, 2003; and,

                     (b)     with respect to Tranche B Term Loans from and after any Start Date to and including the corresponding End Date, the respective percentage per annum set forth below under the respective Type of Tranche B Term Loan and opposite the respective Level (i.e., Level 1 or Level 2, as the case may be) indicated to have been achieved on the applicable Test Date for such Start Date (as shown on the respective officer’s certificate delivered pursuant to Section 8.01(f) or the first proviso below):

Level	Senior Secured Leverage Ratio	Base Rate Loans	Eurodollar Loans
1	Less than or equal to 2.00:1.00	1.75	2.75
2	Greater than 2.00:1.00	2.00	3.00

provided, however, that if the Borrower fails to deliver the financial statements required to be delivered pursuant to Section 8.01(b) or (c) (accompanied by the officer’s certificate required to be delivered pursuant to Section 8.01(f) showing the applicable Senior Secured Leverage Ratio on the relevant Test Date) on or prior to the respective date required by such Sections, then Level 2 pricing shall apply until such time, if any, as the financial statements required as set forth above and the accompanying officer’s certificate have been delivered showing the pricing for the respective Margin Reduction Period is at a level which is less than Level 2 (it being understood that, in the case of any late delivery of the financial statements and officer’s certificate as so required, any reduction in the Applicable Margin shall apply only from and after the date of the delivery of the complying financial statements and officer’s certificate); provided further, that Level 2 pricing shall apply at any time when any Default or Event of Default is in existence. Notwithstanding anything to the contrary contained in the immediately preceding sentence (other than the second proviso thereof), Level 1 pricing shall apply for the period from the Restatement Effective Date to but not including the date which is the first Start Date after the Borrower’s fiscal quarter ending on December 31, 2003.

        “Asset Sale” shall mean any sale, transfer or other disposition by the Borrower or any of its Subsidiaries to any Person (including by-way-of redemption by such Person), other than to the Borrower or a Wholly-Owned Domestic Subsidiary of the Borrower, of any asset (including, without limitation, any capital stock or other securities of, or equity interests in, another Person) other than sales of assets pursuant to Sections 9.02 (ii) or (iv).

        “Assignment and Assumption Agreement” shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit K (appropriately completed).

        “Bankruptcy Code” shall have the meaning provided in Section 10.05.

        “Base Rate” shall mean, at any time, the higher of (i) the Prime Lending Rate and (ii) 1/2 of 1% in excess of the Federal Funds Rate.

        “Base Rate Loan” shall mean (i) each Swingline Loan, (ii) each Revolving Loan and (iii) the Tranche B Term Loan, designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

        “Borrower”shall have the meaning provided in the first paragraph of this Agreement.

        “Borrowing”shall mean (i) the borrowing of Swingline Loans from the Swingline Lender on a given date and (ii) the borrowing of Revolving Loans of a single Type from all the Revolving Credit Lenders on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

        “Business Day” shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City, New York, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollars Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in Dollar deposits in the London Eurodollar market.

        “Calculation Period” shall mean, in the case of the Restatement Effective Date or any Permitted Acquisition, the Test Period most recently ended prior to the Restatement Effective Date or the date of such Permitted Acquisition for which financial statements are available.

        “Capital Expenditures” shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles, but excluding the amount of Capitalized Lease Obligations incurred by such Person.

        “Capitalized Lease Obligations” shall mean, with respect to any Person, all rental obligations of such Person which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

        “Cash Equivalents” shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) Dollar denominated time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least “A” or the equivalent thereof from Standard & Poor’s Ratings Services or “A2” or the equivalent thereof from Moody’s Investors Service, Inc. with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor’s Ratings Services or at least P-1 or the equivalent thereof by Moody’s Investors Service, Inc. and in each case maturing not more than one year after the date of acquisition by such Person, (v) marketable direct obligations issued by the District of Columbia or any State of the United States or any political subdivision of any such State or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard &Poor’s Ratings Services or Moody’s Investors Service, Inc. and (vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above.

        “Cash Proceeds” shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale or pursuant to a receivable or otherwise, other than (in each case) the portion of such deferred payment constituting interest, but only as and when so received) received by the Borrower and/or any of its Subsidiaries from such Asset Sale.

        “Certificate of Designation” means the certificate of designations dated as of June 16, 1999 governing the Preferred Stock (as amended to the Restatement Effective Date).

        “CERCLA”shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. § 9601 et seq.

        “Change of Control” shall mean (i) any Person or “group” (within the meaning of Section 13(d) and 14(d) under the Securities Exchange Act, as in effect on the Restatement Effective Date), shall (A) have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting and/or economic interest in the Borrower’s capital stock or (B) obtained the power (whether or not exercised) to elect a majority of the Borrower’s directors or (ii) the Board of Directors of the Borrower shall cease to consist of a majority of Continuing Directors or (iii) the occurrence of any “change of control” or “Change of Control” or similar event, however denominated, under the Senior Note Documents or the Senior Subordinated Note Documents, any other instrument or agreement evidencing or governing Indebtedness or any certificate of designations, instrument or agreement governing the Preferred Stock or any other Equity Interests of the Borrower.

        “Code”shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect on the Restatement Effective Date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

        “Collateral”shall mean each Mortgaged Property, the Pledge Agreement Collateral, the Security Agreement Collateral and all cash and Cash Equivalents delivered as collateral pursuant to Section 4.02 or 10.

        “Collateral Agent” shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

        “Commitment”means as to any Lender, the sum of the Tranche B Term Loan Commitment and the Revolving Credit Commitment of such Lender.

        “Commitment Fee” shall have the meaning set forth in Section 3.01(a).

        “Consolidated Capital Expenditures” shall mean, for any period, the aggregate amount of Capital Expenditures of the Borrower and its Subsidiaries during such period.

        “Consolidated Cash Interest Expense” shall mean, for any period, the total consolidated interest expense of the Borrower and its Subsidiaries for such period (calculated without regard to the limitations on the payment thereof) paid in cash plus, without duplication, that portion of Capitalized Lease Obligations of the Borrower and its Subsidiaries representing the interest factor for such period.

        “Consolidated Current Assets” shall mean the consolidated current assets of the Borrower and its Subsidiaries.

        “Consolidated Current Liabilities” shall mean the consolidated current liabilities of the Borrower and its Subsidiaries, but excluding the current portion of any long-term Indebtedness which would otherwise be included therein.

        “Consolidated EBIT” shall mean, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated Interest Expense for such period, (ii) consolidated income tax expenses for such period, (iii) any extraordinary charges for such period, (iv) non-recurring restructuring fees, expenses or charges incurred by the Borrower (A) during the fiscal quarter ending on March 31, 2001 in an aggregate amount not to exceed $1,750,000, (B) during the fiscal quarter ending on June 30, 2001 in an aggregate amount not to exceed $13,550,000, (C) during the fiscal quarter ending on September 30, 2001 in an aggregate amount not to exceed $1,750,000, (D) during the fiscal quarter ending December 31, 2001 in an aggregate amount not to exceed $7,650,000 and (E) during the fiscal year ending December 31, 2002 in an aggregate amount not to exceed $1,000,000 and (v) a non-cash restructuring charge incurred by the Borrower during the fiscal year ended December 31, 2002 to the extent such charge is attributable to the granting of stock options to Jay Alix & Associates and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, any extraordinary gains for such period, all determined on a consolidated basis.

        “Consolidated EBITDA” shall mean, for any period, Consolidated EBIT for such period, adjusted by adding thereto the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated EBIT for such period.

        “Consolidated Fixed Charges” shall mean, for any period, the sum of, without duplication, (i) Consolidated Cash Interest Expense for such period, (ii) the amount of all Taxes paid in cash for such period and (iii) the scheduled principal amount of all amortization payments on all Indebtedness (excluding payments pursuant to a revolving credit facility or an over-draft facility as a result of the occurrence of the scheduled termination date thereunder) of the Borrower and its Subsidiaries for such period.

        “Consolidated Indebtedness” shall mean, at any time, the principal amount of all Indebtedness of the Borrower and its Subsidiaries at such time as determined on a consolidated basis.

        “Consolidated Interest Coverage Ratio” shall mean, for any period, the ratio of Consolidated EBITDA to Consolidated Cash Interest Expense for such period.

        “Consolidated Interest Expense” shall mean, for any period, the total consolidated interest expense of the Borrower and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of the Borrower and its Subsidiaries representing the interest factor for such period.

        “Consolidated Net Income” shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a consolidated basis (and after deductions for minority interests), provided that (i) the net income of any other Person which is not a Subsidiary of the Borrower or is accounted for by the Borrower by the equity method of accounting shall be included only to the extent of the payment of cash dividends or distributions by such other Person to the Borrower or a Subsidiary thereof during such period, (ii) the net income of any Subsidiary of the Borrower shall be excluded to the extent that the declaration or payment of cash dividends or similar distributions by that Subsidiary of that net income is not at the time permitted by operation of the terms of its charter or any agreement, instrument or law applicable to such Subsidiary; and (iii) the net income (or loss) of any other Person acquired by such specified Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.

        “Consolidated Senior Secured Indebtedness” shall mean, at any time, an amount equal to the sum of (x) all Obligations, (y) without duplication, all Guaranteed Obligations and (z) any Indebtedness secured by Liens permitted pursuant to Section 9.01(xiv), at such time.

        “Contingent Obligation” shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of the other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the lesser of (x) the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith and (y) the stated amount of such Contingent Obligation.

        “Continuing Directors” shall mean the directors of the Borrower on the Restatement Effective Date and each other director if such director’s election to or nomination for election to the Board of Directors of the Borrower is recommended or approved by a majority of the then Continuing Directors.

        “Credit Documents” shall mean this Agreement, the Fee Letter, each Note, the Post-Closing Letter Agreement, each Subsidiaries Guaranty, each Security Document and the Reaffirmation Agreement.

        “Credit Event” shall mean the making of any Loan or the issuance of any Letter of Credit.

        “Credit Party”shall mean the Borrower and each Subsidiary Guarantor.

        “Current Assets” means, with respect to any Person, all current assets of such Person as of any date of determination calculated in accordance with GAAP, but excluding cash, Cash Equivalents and debts due from Affiliates.

        “Current Liabilities” means, with respect to any Person, all liabilities that should, in accordance with GAAP, be classified as current liabilities, and in any event shall include (a) all Indebtedness payable on demand or within one (1) year from any date of determination without any option on the part of the obligor to extend or renew beyond such year, but excluding the current portion of long-term debt required to be paid within one (1) year, and (b) all accruals for federal or other taxes based on or measured by income and payable within such year.

        “Default”shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

        “Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.

        “Dividend”shall mean, with respect to any Person, that such Person has declared or paid a dividend or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person, Qualified Preferred Stock of the Borrower or rights to purchase common stock of such Person or Qualified Preferred Stock of the Borrower) or cash to its stockholders, partners or members as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership or membership interests outstanding on or after the Restatement Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership or membership interests of such Person outstanding on or after the Restatement Effective Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, “Dividends” with respect to any Person shall also include all payments (other than common stock of such Person, Qualified Preferred Stock of the Borrower or rights to purchase common stock of such Person or Qualified Preferred Stock of the Borrower) made or required to be made by such Person with respect to any stock appreciation rights plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

        “Documentation Agents” shall mean, collectively, GE Capital and Harris Trust and Savings Bank in such capacity hereunder.

        “Documents”shall mean and include (i) the Credit Documents, (ii) the Senior Note Documents and (iii) the Senior Subordinated Note Documents.

        “Dollar Equivalent” shall mean, at any time for the determination thereof, (i) except as provided in clause (ii) below, the amount of Dollars which could be purchased with the amount of the relevant Foreign Currency involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M. (London time) on the date two Business Days prior to the date of any determination thereof for purchase on such date and (ii) for purposes of Section 13.07(d), the amount of Dollars which could be purchased with the amount of the relevant Foreign Currency involved in such computation at the spot exchange rate therefor as quoted or utilized by the Administrative Agent on the date of any determination thereof for purchase on such day.

        “Dollars”and the sign “$” shall each mean freely transferable lawful money of the United States.

        “Domestic Subsidiary” shall mean (i) each Subsidiary of the Borrower that is incorporated under the laws of the United States or any State or territory thereof and (ii) each Subsidiary of the Borrower that is incorporated or organized outside the United States or any State or territory thereof but which is, or has elected to be, treated as a partnership or a disregarded entity pursuant to the provisions of Treasury Regulations Section 301.7701-3.

        “Drawing”shall have the meaning provided in Section 2.05(b).

        “Eligible Transferee” shall mean and include a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), but in any event excluding the Borrower and its Subsidiaries.

        “End Date” shall mean, for any Margin Reduction Period, the last day of such Margin Reduction Period.

        “Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, “Claims”), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the indoor or outdoor environment due to the presence of Hazardous Materials.

        “Environmental Law” shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the indoor or outdoor environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

        “Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

        “ERISA”shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect on the Restatement Effective Date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

        “ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a “single employer” (i) within the meaning of Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

        “Eurodollar Loan” shall mean each Revolving Loan or Tranche B Term Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

        “Eurodollar Rate” means for each Interest Period, a rate of interest determined by Administrative Agent equal to:

                     (a)        the offered rate for deposits in United States Dollars for the applicable Interest Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time), on the Interest Determination Date; divided by

                     (b)        a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect for such Interest Determination Date (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board that are required to be maintained by a member bank of the Federal Reserve System.

        If such interest rates shall cease to be available from Telerate News Service, the Eurodollar Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Administrative Agent and Borrower.

        “Event of Default” shall have the meaning provided in Section 10.

        “Excess Cash Flow” means with respect to any fiscal year of the Borrower and its Subsidiaries, without duplication, Consolidated Net Income plus (a) depreciation, amortization and net interest expense to the extent deducted in determining Consolidated Net Income, plus decreases or minus increases (as the case may be) (b) in Working Capital for such Fiscal Year, minus (c) non-financed Capital Expenditures and any non-financed cash payments in respect of Permitted Acquisitions during such Fiscal Year (excluding the financed portion thereof), minus (d) net interest expense paid, and scheduled and voluntary (to the extent permitted under this Agreement) principal payments paid or payable in respect of Funded Debt, plus (e) extraordinary gains (net of taxes) which are cash items not included in the calculation of Consolidated Net Income or minus (f) extraordinary losses (net of taxes) which are cash items not included in the calculation of Consolidated Net Income, minus (g) mandatory and voluntary prepayments paid in cash pursuant to Sections 4.01 and 4.02.

        “Excluded Debt” means unsecured Indebtedness for borrowed money that is permitted to be incurred pursuant to clauses (ii), (iii), (ix) and (x) of Section 9.04 as such Section is in effect on the Restatement Effective Date.

        “Excluded Equity Issuance” means the issuance of Equity Interests of the Borrower or any of its Subsidiaries in a public equity offering, the proceeds of such offering (after deducting any reasonable and customary expenses incurred by Borrower in connection with such issuance) are used by Borrower to (A) redeem and retire all or any portion of Borrower’s preferred stock, (B) repay, repurchase or refinance all or any portion of the Senior Subordinated Notes (as in effect on the Restatement Effective Date) (including any fees and expenses plus any prepayment premium or tender premium related thereto), or (C) repay, repurchase or refinance all or any portion of the Senior Notes (as in effect on the Restatement Effective Date) (including any fees and expenses plus any prepayment premium or tender premium related thereto) by no later than February 15, 2005, provided that if such Equity Interests consist of securities other than common stock, the terms of such Equity Interests shall be no less favorable to the Lenders than the preferred stock, Senior Subordinated Notes or Senior Notes, as applicable, that are being redeemed, retired, repaid or refinanced as the case may be with the proceeds of such Equity Interests.

        “Existing Credit Agreement” shall mean as defined in the recitals hereto.

        “Existing Indebtedness”shall have the meaning provided in Section 7.21.

        “Facility”shall mean each of (a) the Tranche B Term Loan Commitments and the Tranche B Term Loans made thereunder (the “Tranche B Term Loan Facility”), and (b) the Revolving Loan Commitments and the Revolving Loans made thereunder (the “Revolving Credit Facility”).

        “Facing Fee” shall have the meaning provided in Section 3.01(c).

        “Federal Funds Rate” shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

        “Fee Letter” shall have the meaning provided in Section 3.01(e).

        “Fees”shall mean all amounts payable pursuant to or referred to in Section 3.01.

        “Fixed Charge Coverage Ratio” shall mean, for any Test Period, the ratio of (i) Consolidated EBITDA minus Consolidated Capital Expenditures to (ii) Consolidated Fixed Charges for such Test Period.

        “Foreign Pension Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

        “Foreign Subsidiary” shall mean each Subsidiary of the Borrower which is not a Domestic Subsidiary.

        “Foreign Subsidiary Third Party Borrowings” shall have the meaning provided in Section 9.04(v).

        “Funded Debt” shall mean shall mean, as to any Person, without duplication, (a) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (b) the aggregate amount required to be capitalized under leases under which such Person is the lessee, and (c) all net payment obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates.

        “GE Capital” shall mean General Electric Capital Corporation, a Delaware corporation, and its successors and permitted assigns.

        “GECC Capital Markets Group” shall mean GECC Capital Markets Group, Inc, and its successors and permitted assigns.

        “Guaranteed Creditors” shall mean and include each of the Administrative Agent, the Collateral Agent, each Lender and each party (other than any Credit Party) to an Interest Rate Protection Agreement or Other Hedging Agreement with a Subsidiary of the Borrower to the extent that such party constitutes a Secured Creditor under the Security Documents.

        “Guaranteed Obligations” shall mean (i) the principal and interest on each Note issued by the Borrower to each Lender, and Loans made to the Borrower, under this Agreement, together with all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower to such Lender, the Administrative Agent and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement and each other Credit Document to which the Borrower is a party and the due performance and compliance by the Borrower with all the terms, conditions and agreements contained in this Agreement and each such other Credit Document and (ii) all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the Borrower and each Subsidiary of the Borrower owing under any Interest Rate Protection Agreement or Other Hedging Agreement entered into with any Lender or any affiliate thereof (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason) so long as such Lender or affiliate participates in such Interest Rate Protection Agreement or Other Hedging Agreement, and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance by each of the Borrower and such Subsidiary of the Borrower with all terms, conditions and agreements contained therein.

        “Guaranty”shall mean the Subsidiaries Guaranty.

        “Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,”“hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,”“toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the Release of which is prohibited, limited or regulated by any governmental authority.

        “Indebtedness”shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v) or (vi) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided, that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, and (vi) all Contingent Obligations of such Person.

        “Independent Financial Advisor” shall mean a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Borrower and (ii) which, in the judgment of the Board of Directors of the Borrower, is otherwise independent and qualified to perform the task for which it is to be engaged.

        “Intercompany Loan” shall have the meaning provided in Section 9.05(ix).

        “Intercompany Note”shall mean a promissory note, in the form of Exhibit L or such other form as may be reasonably acceptable to the Administrative Agent, in either case evidencing Intercompany Loans.

        “Interest Determination Date” shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

        “Interest Period” shall have the meaning provided in Section 1.09.

        “Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

        “Investments”shall have the meaning provided in Section 9.05.

        “Issuing Lender” shall mean GE Capital and its affiliates and any other Revolving Credit Lender which at the request of the Borrower and with the consent of the Administrative Agent agrees, in such Lender’s sole discretion, to become an Issuing Lender for the purpose of issuing Letters of Credit pursuant to Section 2 (and/or any lending affiliate of the foregoing Persons performing obligations on its behalf).

        “Joint Book Managers” shall mean GECC Capital Markets Group and Lehman Brothers, in their capacity as Joint Book Managers hereunder.

        “Joint Lead Arrangers” shall mean GECC Capital Markets Group and Lehman Brothers, in their capacity as Joint Lead Arrangers hereunder.

        “L/C Supportable Obligations” shall mean (i) obligations of the Borrower or any of its Subsidiaries with respect to workers compensation, surety bonds and other similar statutory obligations, (ii) such other obligations of the Borrower or any of its Subsidiaries as are reasonably acceptable to the respective Issuing Lender and otherwise permitted to exist pursuant to the terms of this Agreement (other than obligations with respect to the Senior Subordinated Notes and the Senior Notes).

        “Leaseholds”of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

        “Lehman Brothers” shall mean Lehman Brothers Inc. and its successors and permitted assigns.

        "Lehman Commercial Paper" shall mean Lehman Commercial Paper Inc. and its successors and permitted assigns.

        “Lender”shall mean each financial institution listed on Schedule I, as well as any Person which becomes a “Lender” hereunder pursuant to Section 1.13 or 13.04(b).

        “Lender Addendum”: with respect to any Lender which became a Tranche B Term Loan Lender on the Restatement Effective Date, a Lender Addendum, substantially in the form of Exhibit N, executed and delivered by such Lender on the Restatement Effective Date.

        “Lender Default” shall mean (i) the refusal (which has not been retracted) or the failure of a Lender to make available its portion of any Borrowing required to be made available by it hereunder (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Lender having notified in writing the Borrower and/or the Administrative Agent that such Lender does not intend to comply with its obligations under Section 1.01(a), 1.01(c) or 2.04, in the case of either clause (i) or (ii) as a result of any takeover or control (including, without limitation, as a result of the occurrence of any event of the type described in Section 10.05 with respect to such Lender) of such Lender by any regulatory authority or agency.

        “Letter of Credit” shall have the meaning provided in Section 2.01(a).

        “Letter of Credit Fee” shall have the meaning provided in Section 3.01(b).

        “Letter of Credit Outstandings” shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit at such time and (ii) the amount of all Unpaid Drawings at such time.

        “Letter of Credit Request” shall have the meaning provided in Section 2.03(a).

        “Leverage Ratio” shall mean, at any time, the ratio of Consolidated Indebtedness at such time to Consolidated EBITDA for the Test Period then most recently ended, provided that, for purposes of calculating the Applicable Margin, the foregoing numerator shall instead be the sum of (I) Consolidated Indebtedness (excluding Revolving Outstandings) at such time plus (II) the daily average Revolving Outstandings for the then most recently ended fiscal quarter of the Borrower.

        “Lien”shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

        “Loan”shall mean each Revolving Loan, each Swingline Loan and the Tranche B Term Loan.

        “Majority Revolving Credit Facility Lenders” shall mean the Non-Defaulting Lenders holding more than 50% of the aggregate Total Revolving Extensions of Credit outstanding under such Facility less the Revolving Extensions of Credit of all Defaulting Lenders then outstanding (or prior to any termination of the Revolving Loan Commitments, the holders of more than 50% of the aggregate Revolving Loan Commitments less the Total Revolving Loan Commitments of all Defaulting Lenders then outstanding at such time).

        “Mandatory Borrowing” shall have the meaning provided in Section 1.01(c).

        “Margin Reduction Period” shall mean each period which shall commence on the date occurring after the Restatement Effective Date upon which the respective officer’s certificate is delivered pursuant to Section 8.01(f) and which shall end on the date of actual delivery of the next officer’s certificate pursuant to Section 8.01(f) or the latest date on which such next officer’s certificate is required to be so delivered.

        “Margin Stock” shall have the meaning provided in Regulation U.

        “Maximum Swingline Amount” shall mean $5,000,000.

        “Minimum Borrowing Amount” shall mean (i) with respect to Revolving Loans or Tranche B Term Loans maintained as Eurodollar Loans, $1,000,000, (ii) with respect to Revolving Loans or Tranche B Term Loans maintained as Base Rate Loans, $500,000, and (iii) with respect to Swingline Loans, $100,000.

        “Mortgage”shall mean each mortgage, deed to secure debt or deed of trust pursuant to which any Credit Party shall have granted to the Collateral Agent a mortgage lien on such Credit Party’s Mortgaged Property.

        “Mortgage Policy” shall have the meaning provided in Section 8.15.

        “Mortgaged Property” shall mean each Real Property owned by any Credit Party that is subject to a Mortgage, including without limitation, the Real Property designated as a Mortgaged Property on Schedule VIII.

        “NAIC”shall mean the National Association of Insurance Commissioners.

        “Net Debt Proceeds” shall mean, with respect to any incurrence of Indebtedness for borrowed money, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by the respective Person from the respective incurrence of such Indebtedness for borrowed money.

        “Net Equity Proceeds” shall mean, with respect to each issuance or sale of any equity by any Person or any capital contribution to such Person, the cash proceeds (net of underwriting discounts and commissions and other costs associated therewith) received by such Person from the respective sale or issuance of its equity or from the respective capital contribution.

        “Net Insurance Proceeds” shall mean, with respect to any Recovery Event, the cash proceeds (net of reasonable costs and taxes incurred in connection with such Recovery Event) received by the respective Person in connection with the respective Recovery Event.

        “Net Sale Proceeds” shall mean, for any Asset Sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such Asset Sale, net of the reasonable costs of such sale (including fees and commissions, payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness (other than Indebtedness which is secured under the Security Documents) which is secured by the respective assets which were sold), and the incremental taxes paid or payable as a result of such Asset Sale.

        “Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

        “Non-Reinvested Net Insurance Proceeds Amount” shall have the meaning provided in Section 4.02(v).

        “Non-Reinvested Net Sale Proceeds Amount” shall have the meaning provided in Section 4.02(iv).

        “Note”shall mean each Revolving Note, each Tranche B Term Note and the Swingline Note.

        “Notice of Borrowing” shall have the meaning provided in Section 1.03(a).

        “Notice of Conversion” shall have the meaning provided in Section 1.06.

        “Notice Office” shall mean the office of GE Capital, as Administrative Agent, located at 500 West Monroe Street, Chicago, Illinois 60661 Attention: Account Manager – Hanger Orthopedic, with a copy to Kilpatrick Stockton, LLP, 1100 Peachtree Street, Suite 2800, Atlanta, Georgia, 30309 Attention: Colvin T. Leonard, III, Esq. and with a copy to such other office or offices as the Administrative Agent may designate to the Borrower and the Lenders from time to time

        “Obligations”shall mean all amounts owing to the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender pursuant to the terms of this Agreement or any other Credit Document.

        “Original Closing Date” shall mean the date on which the conditions precedent set forth in Section 5 of the Existing Credit Agreement were satisfied, which date was February 15, 2002.

        “Other Hedging Agreement” shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

        “Participant”shall have the meaning provided in Section 2.04(a).

        “Payment Office” shall mean the office of the Administrative Agent located at the address specified on Schedule II or such other office as the Administrative Agent may designate to the Borrower and the Lenders from time to time.

        “PBGC”shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

        “Permitted Acquisition” shall mean the acquisition by the Borrower or a Wholly-Owned Domestic Subsidiary thereof of assets constituting a business, division or product line of any Person not already a Domestic Subsidiary of the Borrower or of 100% of the capital stock or other equity interests of any such Person (including by way of merger and including by purchasing the remaining portion of the capital stock of any Person in which the Borrower or a Wholly-Owned Domestic Subsidiary already has an ownership interest and as a result of which such Person shall become a Wholly-Owned Domestic Subsidiary of the Borrower), which Person shall, as a result of such stock or other equity acquisition, become a Wholly-Owned Domestic Subsidiary of the Borrower (or shall be merged with and into a Wholly-Owned Domestic Subsidiary of the Borrower) (such assets or Person are referred to as an “Acquired Entity or Business”), provided that (in each case) (A) (x) the consideration paid by the Borrower or such Wholly-Owned Domestic Subsidiary consists solely of cash (including proceeds of Loans), the issuance or incurrence of Indebtedness otherwise permitted by Section 9.04, Permitted Seller Notes, Permitted Earn-Out Obligations, the issuance of common stock of the Borrower or Qualified Preferred Stock of the Borrower to the extent no Default or Event of Default exists pursuant to Section 10.10 or would result therefrom and the assumption/acquisition of any Indebtedness (calculated at face value) which is permitted to remain outstanding in accordance with the requirements of Section 9.04 and (y) at least 30% of the aggregate consideration paid for such Permitted Acquisition and all other Permitted Acquisitions consummated within the period of 365 consecutive days ending on the date of such proposed Permitted Acquisition, is in the form of Permitted Seller Notes, (B) in the case of the acquisition of 100% of the capital stock or other equity interests of any Person (including by way of merger and including by purchasing the remaining portion of the capital stock of any Person in which the Borrower or a Wholly-Owned Domestic Subsidiary already has an ownership interest and as a result of which such Person shall become a Wholly-Owned Subsidiary of the Borrower), such Person shall own no capital stock or other equity interests of any other Person (other than de minimis amounts) unless either (x) such Person owns 100% of the capital stock or other equity interests of such other Person or (y) (1) such Person and/or its Wholly-Owned Subsidiaries own at least 75% of the consolidated assets of such Person and its Subsidiaries and (2) any non-Wholly Owned Subsidiary or other non-wholly owned equity interest of such Person was non-Wholly Owned prior to the date of such Permitted Acquisition of such Person, (C) the Acquired Entity or Business acquired pursuant to the respective Permitted Acquisition is in a business permitted by Section 9.16, (D) the Acquired Entity or Business acquired pursuant to the respective Permitted Acquisition must have at least 50% of the fair market value of its assets located in the United States immediately prior to giving effect to the consummation of such acquisition and (E) all applicable requirements of Sections 8.14, 9.02 and 9.17 applicable to Permitted Acquisitions are satisfied. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition which does not otherwise meet the requirements set forth above in the definition of “Permitted Acquisition” shall constitute a Permitted Acquisition if, and to the extent, the Required Lenders agree in writing, prior to the consummation thereof, that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.

        “Permitted Earn-Out Obligations” shall mean obligations of the Borrower incurred in connection with an acquisition permitted pursuant to Section 8.14 which (i) are not secured or guaranteed by any Subsidiary of the Borrower and shall be subordinated to the Obligations and the Guaranteed Obligations on terms at least as favorable to the Lenders as those set forth on Exhibit M hereto, (ii) are payable solely by the Borrower in the event that certain future performance goals are achieved in the business acquired in such acquisition and (iii) arise under written agreements, in form and substance satisfactory to the Administrative Agent, specifying in each case an amount as the maximum potential liability of the Borrower in respect thereof; provided, that the Maximum Earn-Out Liability (as defined below) shall not exceed (x) $1,000,000 for any single acquisition (including all amounts payable over the term of the agreement creating such Permitted Earn-Out Obligation) or (y) $10,000,000 in any fiscal year. For purposes of this definition, the amount of any Permitted Earn-Out Obligation shall be the maximum potential liability (the “Maximum Earn-Out Liability”) of the Borrower specified in the agreement creating such Permitted Earn-Out Obligation.

        “Permitted Encumbrances” shall mean (i) those liens, encumbrances and other matters affecting title to any Real Property and found reasonably acceptable by the Administrative Agent, (ii) as to any particular Real Property at any time, such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which could not reasonably be expected to materially impair such Real Property for the purpose for which it is held by the mortgagor thereof, or the lien held by the Collateral Agent, (iii) zoning and other municipal ordinances which are not violated in any material respect by the existing improvements and the present use made by the mortgagor thereof of the premises, (iv) general real estate taxes and assessments not yet delinquent, (v) matters disclosed on title reports delivered in connection with the Mortgages, (vi) Liens permitted under Section 9.01(x) and (vii) such other similar items affecting any Real Property or Mortgages thereon as the Administrative Agent (and, if the fair market value of the applicable Real Property exceeds $500,000, the Required Lenders) may consent to (such consent of the Administrative Agent and, if applicable, the Required Lenders not to be unreasonably withheld).

        “Permitted Liens” shall have the meaning provided in Section 9.01.

        “Permitted Seller Notes” means notes issued by the Borrower to sellers of stock or assets in one or more acquisitions permitted under Section 8.14, which notes (i) shall be unsecured and not guaranteed by any Subsidiaries of the Borrower, (ii) shall be subordinated to the Obligations and the Guaranteed Obligations on terms at least as favorable to the Lenders as those set forth on Exhibit M hereto, (iii) which may be amortized in equal payments over a period no less than five years from the date of issuance thereof and shall in no event mature earlier than the date that is six months after the Revolving Loan Maturity Date, and (iv) shall otherwise be in form and substance satisfactory to the Administrative Agent; provided, that such notes in an aggregate principal amount outstanding at any time shall not exceed the lesser of (x) $75,000,000, (y) the maximum amount of such notes permitted to be outstanding under the terms of the Senior Note Documents at such time and (z) the maximum amount of such notes permitted to be outstanding under the terms of the Senior Subordinated Note Documents at such time; provided that the aggregate principal amount of Permitted Seller Notes issued by the Borrower in any fiscal year of the Borrower shall not exceed $25,000,000.

        “Person”shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

        “Plan”shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

        “Pledge Agreement” means that certain Pledge Agreement dated as of the Original Closing Date by the Borrower and the other Credit Parties party thereto in favor of the Collateral Agent for the benefit of the Secured Creditors, as amended, restated, supplemented or otherwise modified from time to time.

        “Pledge Agreement Collateral” shall mean all “Collateral” as defined in, or in which a security interest has been granted pursuant to, the Pledge Agreement.

        “Post-Closing Letter Agreement” shall mean that certain Post-Closing Letter Agreement dated October 3, 2003 between the Borrower and the Administrative Agent relating to certain post-closing covenants of the Borrower.

        “Preferred Stock” means the 7% Redeemable Preference Stock, par value $0.01 per share, original issue price $1,000 per share, of the Borrower, issued under the Certificate of Designations.

        “Prime Lending Rate” means, for any day, a floating rate equal to the rate publicly quoted from time to time by The Wall Street Journal as the “base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks” (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the Bank prime loan rate or its equivalent).

        “Pro Forma Basis” shall mean, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (x) the incurrence of any Indebtedness after the first day of the relevant Calculation Period as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of the relevant Calculation Period, (y) the permanent repayment of any Indebtedness after the first day of the relevant Calculation Period as if such Indebtedness had been retired or redeemed on the first day of the relevant Calculation Period and (z) the Permitted Acquisition, if any, then being consummated as well as any other Permitted Acquisition consummated after the first day of the relevant Calculation Period and on or prior to the date of the respective Permitted Acquisition then being effected, with the following rules to apply in connection therewith:

(i) all Indebtedness (x) incurred or issued after the first day of the relevant Calculation Period (whether incurred to finance a Permitted Acquisition, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of the respective Calculation Period and remain outstanding through the date of determination and (y) permanently retired or redeemed after the first day of the relevant Calculation Period shall be deemed to have been retired or redeemed on the first day of the respective Calculation Period and remain retired through the date of determination;

(ii) all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); and

(iii) in making any determination of Consolidated EBITDA, the Borrower may not take into account any pro forma cost savings or expenses expected to be realized as part of any Permitted Acquisition, whether or not same would otherwise be permitted to be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act.

        “Projections”shall have the meaning provided in Section 7.05(d).

        “Qualified Preferred Stock” shall mean any preferred stock of the Borrower so long as the terms of any such preferred stock (i) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision occurring before December 31, 2012, (ii) do not require the cash payment of dividends, (iii) require that all dividends paid or payable prior to the first anniversary of the Tranche B Term Loan Maturity Date be paid and payable solely in the form of additional Qualified Preferred Stock, (iv) do not contain any covenants, and (v) are otherwise reasonably satisfactory to the Administrative Agent.

        “Quarterly Payment Date” shall mean the last Business Day of each September, December, March and June occurring after the Restatement Effective Date.

        “RCRA”shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. § 6901 et seq.

        “Reaffirmation Agreement” shall mean that certain Reaffirmation Agreement dated as of the Restatement Effective Date by and among GE Capital, as Administrative Agent and the Subsidiary Guarantors in the form of Exhibit O.

        “Real Property” of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

        “Recovery Event” shall mean the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of the Borrower or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 8.03.

        “Register”shall have the meaning provided in Section 13.15.

        “Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

        “Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

        “Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

        “Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

        “Release”shall mean the disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring or migrating, into or upon any land or water or air, or otherwise entering into the environment.

        “Replaced Lender” shall have the meaning provided in Section 1.13.

        “Replacement Lender” shall have the meaning provided in Section 1.13.

        “Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

        “Required Lenders” shall mean at any time, the Non-Defaulting Lenders holding more than 50% of the sum of (i) the aggregate unpaid principal amount of the Tranche B Term Loans then outstanding, and (ii) the sum of the Total Revolving Credit Commitments then in effect less the Revolving Loan Commitments of all Defaulting Lenders then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit of all Non-Defaulting Lenders then outstanding at such time.

        “Restatement Effective Date” shall mean the date on which each of the conditions precedent specified in Section 5 shall have been satisfied, which date shall be no later than October 15, 2003.

        “Restricted Payment” shall mean (a) any authorization, declaration or payment of any Dividends with respect to the Borrower or any of its Subsidiaries, or (b) the making (or the giving of any notice in respect thereof) by the Borrower or any of its Subsidiaries of any voluntary, optional or mandatory payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) any of the Senior Subordinated Notes, any of the Senior Notes, any of the Permitted Seller Notes or any Existing Indebtedness.

        “Revolving Credit Facility” shall mean as defined in the definition of “Facility” in this Section 11.01.

        “Revolving Credit Lender” each Lender that has a Revolving Loan Commitment or that is the holder of Revolving Loans.

        “Revolving Credit Percentage” of any Revolving Credit Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the Revolving Credit Percentage of any Revolving Credit Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the Revolving Credit Percentages of the Revolving Credit Lenders shall be determined immediately prior (and without giving effect) to such termination.

        “Revolving Loan” and “Revolving Loans” shall have the meaning provided in Section 1.01(a).

        “Revolving Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule I directly below the column entitled “Revolving Loan Commitment” or opposite such Lender’s name on Schedule 1 to the Lender Addendum delivered by such Lender, in each case as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04(b).

        “Revolving Loan Maturity Date” shall mean February 15, 2007.

        “Revolving Note”shall have the meaning provided in Section 1.05(a).

        “Revolving Outstandings” shall mean, at any time, the sum of the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding plus the aggregate amount of all Letter of Credit Outstandings at such time.

        “SEC”shall have the meaning provided in Section 8.01(h).

        “Section 4.04(b)(ii) Certificate” shall have the meaning provided in Section 4.04(b)(ii).

        “Secured Creditors”shall have the meaning assigned that term in the Security Documents.

        “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        “Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        “Security Agreement” means that certain Security Agreement dated as of the Original Closing Date by the Borrower and the other Credit Parties party thereto in favor of the Collateral Agent for the benefit of the Secured Creditors, as amended, restated, supplemented or otherwise modified from time to time.

        “Security Agreement Collateral” shall mean all “Collateral” as defined in, or in which a security interest has been granted pursuant to, the Security Agreement.

        “Security Document” shall mean and include each Mortgage, the Security Agreement, the Pledge Agreement and the Additional Security and Guaranty Documents.

        “Senior Financial Officer” of the Borrower shall mean any of the chief financial officer, treasurer or corporate controller of the Borrower.

        “Senior Note Documents” shall mean the Senior Note Indenture, the Senior Notes and each other document or agreement relating to the issuance of the Senior Notes.

        “Senior Note Indenture” shall mean the Indenture, dated as of February 15, 2002 (as amended, supplemented or modified to the date hereof and thereafter in accordance with the terms hereof and thereof) by and among the Borrower, the guarantors party thereto and Wilmington Trust Company, as trustee.

        “Senior Notes” shall mean the Borrower’s 10 3/8% Senior Notes due 2009 issued pursuant to the Senior Note Indenture, as in effect on the Restatement Effective Date and as the same may be modified, amended or supplemented from time to time in accordance with the terms hereof and thereof.

        “Senior Secured Leverage Ratio” shall mean, at any time, the ratio of Consolidated Senior Secured Indebtedness at such time to Consolidated EBITDA for the Test Period most recently ended.

        “Senior Subordinated Note Documents” shall mean the Senior Subordinated Note Indenture, the Senior Subordinated Notes and each other document or agreement relating to the issuance of the Senior Subordinated Notes.

        “Senior Subordinated Note Indenture” shall mean the Indenture, dated as of June 16, 1999 (as amended, supplemented or modified to the date hereof and thereafter in accordance with the terms thereof and hereof) by and among the Borrower, the guarantors party thereto and U.S. Bank Trust National Association, as trustee.

        “Senior Subordinated Notes” shall mean the Borrower’s 11-1/4% Senior Subordinated Notes due 2009, issued pursuant to the Senior Subordinated Note Indenture, as in effect on the Restatement Effective Date and as the same may be modified, amended or supplemented from time to time in accordance with the terms hereof and thereof.

        “Specified Acquisition” shall have the meaning provided in Section 8.14(a).

        “Start Date” shall mean, with respect to any Margin Reduction Period, the first day of such Margin Reduction Period.

        “Stated Amount” of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

        “Subsidiaries Guaranty” shall mean that certain Subsidiaries Guaranty dated as of February 15, 2002, by the Subsidiaries of the Borrower party thereto in favor of Agents and Lenders (as amended, supplemented, restated or other modified from time to time).

        “Subsidiary”shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

        “Subsidiary Guarantor” shall mean (i) each Wholly-Owned Domestic Subsidiary of the Borrower, and (ii) each other Wholly-Owned Foreign Subsidiary of the Borrower required to execute a counterpart of any Subsidiaries Guaranty pursuant to the terms of this Agreement.

        “Swingline Expiry Date” shall mean that date which is five Business Days prior to the Revolving Loan Maturity Date.

        “Swingline Lender” shall mean GE Capital.

        “Swingline Loan”shall have the meaning provided in Section 1.01(b).

        “Swingline Note” shall have the meaning provided in Section 1.05(a).

        “Syndication Agent” shall mean Lehman Commercial Paper in its capacity as Syndication Agent hereunder.

        “Taxes”shall have the meaning provided in Section 4.04(a).

        “Test Date” shall mean, with respect to any Start Date, the last day of the most recent fiscal quarter of the Borrower ended immediately prior to such Start Date.

        “Test Period” shall mean, at any time, each period of four consecutive fiscal quarters of the Borrower then last ended (in each case taken as one accounting period).

        “Total Revolving Extensions of Credit” shall mean at any time, the aggregate amount of the Revolving Loans and the aggregate Revolving Credit Percentages of total Swingline Loans and Letter of Credit Outstandings outstanding at such time.

        “Total Revolving Loan Commitment” shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Revolving Credit Lenders as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04(b). The Total Revolving Loan Commitment as of the Restatement Effective Date shall be $100,000,000.

        “Total Unutilized Revolving Loan Commitment” shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment then in effect less (y) the sum of the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding plus the then aggregate amount of all Letter of Credit Outstandings.

        “Tranche B Term Loan” shall mean the collective reference to the term loans made on the Restatement Effective Date pursuant to Section 1.01(d) of this Agreement.

        “Tranche B Term Loan Commitment” shall mean as to any Lender, the obligation of such Lender, if any, to make a Tranche B Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading “Tranche B Term Loan Commitment” opposite such Lender’s name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Assumption Agreement pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof; provided that the original aggregate amount of the Tranche B Term Loan Commitments is $150,000,000.

        “Tranche B Term Loan Facility” shall mean as defined in the definition of “Facility”in this Section 11.01.

        “Tranche B Term Loan Lender” shall mean each Lender that has a Tranche B Term Loan Commitment or is the holder of a Tranche B Term Loan.

        “Tranche B Term Loan Maturity Date” means September 30, 2009.

        “Tranche B Term Loan Percentage” shall mean as to any Lender at any time, the percentage which such Lender’s Tranche B Term Loan Commitment then constitutes of the aggregate Tranche B Term Loan Commitments (or, at any time after the Restatement Effective Date, the percentage which the principal amount of such Lender’s Tranche B Term Loan then outstanding constitutes of the aggregate principal amount of all Tranche B Term Loans then outstanding).

        “Tranche B Term Note” shall have the meaning provided in Section 1.05.

        “Tranche C Term Loan Facility” shall have the meaning provided in Section 13.12(b).

        “Tranche C Term Loan Lender” shall mean each Person that is a Lender or an Eligible Transferee and has agreed in a writing pursuant to an amendment to this Agreement entered into after the Restatement Effective Date, in form and substance satisfactory to the Administrative Agent, to become a “Tranche C Term Loan Lender” under this Agreement.

        “Tranche C Term Loans” shall mean the collective reference to the term loans, if any, made after the Restatement Effective Date under the Tranche C Term Loan Facility.

        “Transaction”shall mean, collectively, the repurchase, repayment and discharge of the Senior Subordinated Notes as described in Section 5.05 hereof, the entering into of the Credit Documents and the incurrence of all Loans and issuance of all Letters of Credit on the Restatement Effective Date, and the payment of fees and expenses in connection with the foregoing.

        “Type”shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

        “UCC”shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

        “Unfunded Current Liability” of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan, determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of the assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

        “United States” and “U.S.” shall each mean the United States of America.

        “Unpaid Drawing”shall have the meaning provided for in Section 2.05(a).

        “Unutilized Revolving Loan Commitment” shall mean, with respect to any Lender at any time, such Lender’s Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such Lender at such time and (ii) such Lender’s Revolving Credit Percentage of the Letter of Credit Outstandings at such time.

        “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

                     (a)        the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

                     (b)        the then outstanding principal amount of such Indebtedness.

        “Wholly-Owned Domestic Subsidiary” shall mean each Domestic Subsidiary of the Borrower that is also a Wholly-Owned Subsidiary of the Borrower.

        “Wholly-Owned Foreign Subsidiary” shall mean each Foreign Subsidiary of the Borrower that is also a Wholly-Owned Subsidiary of the Borrower.

        “Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director’s qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

        “Working Capital” means Current Assets minus Current Liabilities.

        SECTION 12.  The Administrative Agent.

        12.01   Appointment. The Lenders hereby irrevocably designate GE Capital as Administrative Agent (for purposes of this Section 12, the term “Administrative Agent” also shall include GE Capital in its capacity as Collateral Agent pursuant to the Security Documents and any lending affiliate of GE Capital performing any of the duties or functions of the Administrative Agent hereunder or under any other Credit Document) to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on their behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto (including, without limitation, acting on behalf of and for the account of each Lender and each holder of any Note, in the creation, execution, perfection, delivery and enforcement of the Security Documents). The Administrative Agent may perform any of its duties hereunder by or through its officers, directors, agents, employees or affiliates.

        12.02   Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. None of the Agents, the Joint Lead Arrangers, or the Joint Book Managers, any of their respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

        12.03   Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deemed or deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. None of the Administrative Agent nor any of its affiliates nor any of their respective officers, directors, agents, or employees shall be responsible to any Lender or the holder of any Note for, or be required or have any duty to ascertain, inquire or verify the accuracy of, (i) any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, (ii) the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document, (iii) the financial condition of the Borrower and any of its Subsidiaries, (iv) the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, (v) the satisfaction of any of the conditions precedent set forth in Section 5 or 6, or (vi) the existence or possible existence of any Default or Event of Default.

        12.04   Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Lenders or all of the Lenders, as applicable, with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders or all of the Lenders, as applicable; and the Administrative Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, no Lender or the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders or all of the Lenders, as applicable.

        12.05   Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying (and shall have no liability to any Person), upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent (which may be counsel for the Credit Parties).

        12.06   Indemnification. To the extent the Administrative Agent is not reimbursed and indemnified by the Borrower or any of the Subsidiary Guarantors, the Lenders will reimburse and indemnify the Administrative Agent in proportion to their respective “percentage” as used in determining the Required Lenders (determined as if there were no Defaulting Lender at such time) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties hereunder or under any other Credit Document or in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable decision).

        12.07   The Administrative Agent in its Individual Capacity. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lenders,” “Required Lenders,” “holders of Notes”or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to, any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

        12.08   Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

        12.09   Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 30 Business Days’ prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

                     (b)     Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the Borrower’s approval shall not be required if any Default or any Event of Default then exists).

                     (c)     If a successor Administrative Agent shall not have been so appointed within such 30 Business Day period, the Administrative Agent with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed, provided that the Borrower’s consent shall not be required if any Default or any Event of Default then exists), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

        12.10   Syndication Agent, Documentation Agents, Joint Lead Arrangers and Joint Book Managers. Notwithstanding any other provision hereof, Lehman Commercial Paper as Syndication Agent, GE Capital as Documentation Agent, Harris Trust and Savings Bank, as Documentation Agent, GECC Capital Markets Group and Lehman Brothers as Joint Book Managers and GECC Capital Markets Group and Lehman Brothers as Joint Lead Arrangers, in their respective capacities as such, shall have no duties or responsibilities under the Credit Documents and shall incur no liability under this Agreement or the other Credit Documents in such capacities.

        12.11   Collateral Matters. (a) Each Lender authorizes and directs the Collateral Agent to enter into the Security Documents for the benefit of the Lenders and the other Secured Creditors. Each Lender hereby agrees, and each holder of any Note or participant in Letters of Credit by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to the occurrence and continuation of an Event of Default, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents.

                     (b)     The Lenders hereby authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction (or, in the case of reimbursement obligations relating to any outstanding Letters of Credit, cash collateralization thereof in a manner satisfactory to the applicable Issuing Lender in its discretion) of all of the Obligations (other than any amount payable pursuant to any indemnity hereunder which is not then due and payable) at any time arising under or in respect of this Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or disposed of (to Persons other than the Borrower and its Subsidiaries) upon the sale or disposition thereof in compliance with Section 9.02, (iii) to the extent such Collateral consists of property subject to a Capitalized Lease Obligation or a purchase money security interest if the holder or holders of such Capitalized Lease Obligation or purchase money security interest has issued a written request to the Collateral Agent seeking a release or subordination of such Lien or (iv) if approved, authorized or ratified in writing by the Required Lenders (unless such release is required to be approved by all of the Lenders hereunder). Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 12.11.

                     (c)     Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, or consented to in writing by the Required Lenders, or all of the Lenders, as applicable, and upon at least five (5) Business Days’ (or such shorter period as is acceptable to the Collateral Agent) prior written request by the Borrower, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred, provided, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent’s opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse, representation or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower or any of its Subsidiaries in respect of) all interests retained by the Borrower or any of its Subsidiaries, including, without limitation, the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any foreclosure or similar enforcement action with respect to any of the Collateral, the Collateral Agent shall be authorized to deduct all of the costs and expenses reasonably incurred by the Collateral Agent from the proceeds of any such sale, transfer or foreclosure.

                     (d)     The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any the Borrower or any of its Subsidiaries or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 12.11 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

        12.12   Delivery of Information. The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from the Borrower or any of its Subsidiaries, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Credit Document except (i) as specifically provided in this Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.

        SECTION 13.  Miscellaneous.

        13.01   Payment of Expenses, etc. The Borrower agrees to:  (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of Kilpatrick Stockton LLP and other counsel to the Administrative Agent and all appraisal fees, trustee’s fees, documentary and recording taxes, title insurance and recording, filing and other expenses) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent, the Joint Lead Arrangers and the Joint Book Managers in connection with its syndication efforts with respect to this Agreement and of the Administrative Agent and, after the occurrence and during the continuation of an Event of Default, each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings (including, in each case without limitation, the reasonable fees and disbursements of counsel and consultants for the Administrative Agent and, after the occurrence and during the continuation of an Event of Default, counsel for each of the Lenders); (ii) pay and hold the Administrative Agent, each of the Issuing Lenders and each of the Lenders harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save each of the Administrative Agent, each of the Issuing Lenders and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Administrative Agent, such Issuing Lender or such Lender) to pay such taxes; and (iii) indemnify the Administrative Agent, each Issuing Lender and each Lender, and each of their respective officers, directors, employees, representatives, agents and affiliates from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent, any Issuing Lender or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any of the transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged or threatened presence or Release of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by the Borrower or any of its Subsidiaries, the Release, generation, storage, transportation, handling or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries at any location, whether or not owned, leased or operated by the Borrower or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Borrower, any of its Subsidiaries or any Real Property owned, leased or at any time operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence, bad faith or willful misconduct of the Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, any Issuing Lender or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. Each reference to Administrative Agent in this Section 13.01 shall be deemed to refer also to the Collateral Agent.

        13.02   Right of Setoff. (a) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of the Credit Parties to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 1.14(d), all participations by any Lender in any Swingline Loans or Letters of Credit as required pursuant to the provisions of this Agreement and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. The Borrower agrees that any Lender purchasing participations in one or more Letters of Credit or Swingline Loans as required by the provisions of this Agreement, or purchasing participations as required by Section 1.14(d), may, to the fullest extent permitted by law, exercise all rights (including without limitation the right of setoff) with respect to such participations as fully as if such Lender is a direct creditor of the Borrower with respect to such participations in the amount thereof; provided, that upon any such exercise of the right of set off by any Lender, such Lender shall promptly notify the Borrower and the Administrative Agent of the same.

                     (b)    NOTWITHSTANDING THE FOREGOING SUBSECTION (a), AT ANY TIME THAT THE LOANS OR ANY OTHER OBLIGATION SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER OR THE ADMINISTRATIVE AGENT SHALL EXERCISE A RIGHT OF SETOFF, LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY NOTE UNLESS IT IS TAKEN WITH THE CONSENT OF THE REQUIRED LENDERS OR APPROVED IN WRITING BY THE ADMINISTRATIVE AGENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY OR ENFORCEABILITY OF THE LIENS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THE SECURITY DOCUMENTS OR THE ENFORCEABILITY OF THE NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OR THE ADMINISTRATIVE AGENT OF ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE REQUIRED LENDERS OR THE ADMINISTRATIVE AGENT SHALL BE NULL AND VOID. THIS SUBSECTION (b) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT HEREUNDER.

        13.03   Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents (in each case with a copy to the Borrower); if to the Lender, at its address specified on Schedule II or as set forth on Schedule 1 to the Lender Addendum to which such Lender is a party or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Assumption Agreement, in such Assignment and Assumption Agreement; and if to the Administrative Agent, at the Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent and the Borrower shall not be effective until received by the Administrative Agent or the Borrower, as the case may be.

        13.04   Benefit of Agreement; Assignments; Participations. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no Credit Party may assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of each of the Lenders and, provided further, that, although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a “Lender” for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Sections 1.13 and 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a “Lender” hereunder and, provided further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity or expiration date of any Commitment, Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees payable hereunder), or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory prepayment of the Loans or a mandatory reduction in the Total Revolving Loan Commitment shall not constitute a change in the terms of such participation, and that an increase in any Revolving Loan Commitment or Revolving Loan and any Additional Extensions of Credit from time to time hereunder shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement (except in the circumstances permitted by the exception to the first proviso to this sentence) or (iii) release all or substantially all of the Collateral or all or substantially all of the Subsidiary Guarantors (except as expressly provided in the Credit Documents) supporting the Obligations hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

                     (b)     Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitments and related outstanding Obligations hereunder to (i) to any Affiliate of such Lender or to one or more Lenders, and (ii) in the case of any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor, or (y) assign all, or if less than all, a portion equal to at least $2,000,000 in the aggregate (or in the case of any assignment of Tranche B Term Loans, equal to at least $1,000,000 in the aggregate for such Tranche B Term Loans) for the assigning Lender or assigning Lenders, of such Commitments and related outstanding Obligations hereunder to one or more Eligible Transferees (treating (A) any fund that invests in bank loans and (B) any other fund that invests in bank loans and is managed or advised by the same investment advisor, of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee for purposes of such minimum assignment amount and the assignment fee described below), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that, (i) at such time Schedule I shall be deemed modified to reflect the Commitments of such new Lender and of the existing Lenders, (ii) upon the surrender of the relevant old Notes by the assigning Lender (or, upon such assigning Lender’s indemnifying the Borrower for any lost Note pursuant to a customary indemnification agreement) new Notes will be issued, at the Borrower’s expense, to such new Lender or to the assigning Lender upon the request of such new Lender or assigning Lender, such new Note to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Revolving Loans and Tranche B Term Loans, as the case may be, (iii) the consent of the Administrative Agent, each Issuing Lender and, so long as no Default or Event of Default then exists, the consent of the Borrower shall (in each case) be required in connection with any such assignment (other than assignments in respect of the Tranche B Term Loan or any Tranche B Term Loan Commitment which shall only require the consent of the Administrative Agent not to be unreasonably withheld) pursuant to clause (y) above (each of which consents shall not be unreasonably withheld or delayed), but the consent of the Borrower and the Administrative Agent shall not be required in connection with any assignment pursuant to clause (x) above, (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500, provided that no fee shall be required to be paid in the case of an assignment by a Lender to any of its Affiliates and (v) no such transfer or assignment will be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.15. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments, its outstanding Revolving Loans, Tranche B Term Loans and its other obligations hereunder. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder, which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Lender’s Commitments and related outstanding Obligations pursuant to Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 2.06 or 4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

                     (c)     Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation (i) any pledge or assignment to secure obligations to a Federal Reserve Bank, and (ii) in the case of any Lender that is a fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender including any trustee for, or any other representative of, such holders; and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledge or assignee for such Lender as a party thereto.

        13.05   No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender to any other or further action in any circumstances without notice or demand.

        13.06   [Reserved].

        13.07   Calculations; Computations; Accounting Terms. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders); provided that except as otherwise specifically provided herein, all computations and all definitions used in determining compliance with Sections 9.07 through 9.12, inclusive, shall utilize (x) accounting principles, policies and definitions in conformity with those used to prepare the historical financial statements of the Borrower referred to in Section 7.05(a) and (y) to the extent that any definition used in determining compliance with Sections 9.07 through 9.12, inclusive, does not correspond to a definition in conformity with those used to prepare the historical financial statements of the Borrower referred to in Section 7.05(a) and such definition does not have a meaning customarily attributed to it in accordance with generally accepted accounting principles in the United States, the meaning to be given to such definition shall be determined by a major international accounting firm retained by the Administrative Agent and the Required Lenders for such purpose.

                     (b)     All computations of interest, Commitment Fee and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day; except that in the case of Letter of Credit Fees, the last day shall be included) occurring in the period for which such interest, Commitment Fee or other Fees are payable.

        13.08   GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS EXPRESSLY PROVIDED IN CERTAIN OF THE OTHER CREDIT DOCUMENTS, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER IT. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION. A COPY OF ANY PROCESS SERVED BY MAIL SHALL ALSO BE SENT TO THE BORROWER BY COMMERCIAL OVERNIGHT COURIER SERVICE.

                     (b)     THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                     (c)     EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

        13.09   Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

        13.10   Effectiveness. This Agreement shall become effective on the date on which (i) the Borrower, the Administrative Agent and the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it and (ii) the conditions set forth in Section 5 are met to the satisfaction of the Administrative Agent and the Required Lenders. Unless the Administrative Agent has received actual notice from any Lender that the conditions contained in Section 5 have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent’s good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Restatement Effective Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Restatement Effective Date shall not release the Borrower from any liability for failure to satisfy one or more of the applicable conditions contained in Section 5). The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Restatement Effective Date.

        13.11   Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

        13.12   Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders (or in the case of any amendment referred to in Section 13.12(b), the Administrative Agent), provided that no such change, waiver, discharge or termination shall, without the consent of each Lender directly affected thereby (other than a Defaulting Lender), (i) extend the final scheduled maturity of any Swingline Loan, Revolving Loan or Revolving Note or extend the stated expiration date of any Letter of Credit beyond the Revolving Loan Maturity Date, (ii) extend the final scheduled maturity of any Tranche B Term Loan or Tranche B Term Note beyond the Tranche B Term Loan Maturity Date, or (iii) reduce the rate or extend the time of payment of interest (other than as a result of any waiver of the applicability of any post-default increase in interest rates) or Fees on any Loan, or reduce the principal amount thereof or any scheduled installment of principal thereof (except to the extent repaid in cash) (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (iii), notwithstanding the fact that such amendment or modification actually results in such a reduction); providedfurther, that no such change, waiver, discharge or termination shall (A) increase the Revolving Loan Commitment of any Revolving Credit Lender over the amount thereof then in effect or extend the expiration date of any Revolving Loan Commitment of any Revolving Credit Lender without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute an increase of the Revolving Loan Commitment of any Revolving Credit Lender, and that an increase in the available portion of any Revolving Loan Commitment of any Revolving Credit Lender shall not constitute an increase of the Revolving Loan Commitment of such Revolving Credit Lender), (B) without the consent of the respective Issuing Lender or Issuing Lenders, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (C) without the consent of the Swingline Lender, alter the Swingline Lender’s rights or obligations with respect to Swingline Loans (including, without limitation, the obligations of the other Lenders to fund Mandatory Borrowings), (D) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 or any other provision as same relates to the rights or obligations of the Administrative Agent, (E) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (F) without the consent of the Majority Revolving Credit Facility Lenders, amend, modify or waive any of the provisions of Section 6, or (G) without the consent of all Lenders (1) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents), (2) release all or substantially all of the Subsidiary Guarantors from the Subsidiaries Guaranty (except as expressly provided in the Credit Documents), (3) amend, modify or waive any provision of this Sections 1.14 or 13.12 or any other Section of this Agreement that expressly requires the consent of all Lenders in order to amend, modify or waive such Section (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Revolving Loan Commitments on the Restatement Effective Date), (4) reduce the percentage specified in the definition of Required Lenders or Majority Revolving Credit Facility Lenders (it being understood that (x) with the consent of the Administrative Agent, extensions of credit pursuant to the Tranche C Term Loan Facility, may be included in the determination of the Required Lenders on substantially the same basis as the Tranche B Term Loans are included on the Restatement Effective Date, and (y) with the consent of the Required Lenders, additional extensions of credit (other than the Tranche C Term Loans) pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Revolving Loan Commitments are included on the Effective Date) or (5) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement.

                     (b)     Notwithstanding anything in this Agreement to the contrary, this Agreement may be amended (or amended and restated) upon the written request of the Borrower made to the Administrative Agent, and with the written consent of the Administrative Agent and the Borrower, to add an additional term loan credit facility that is pari passu in all respects to the Tranche B Term Loans to be provided by one or more existing Lenders and/or other Persons that are Eligible Transferees which agree to make such loans to the Borrower (such additional term loan credit facility referred to herein as the “Tranche C Term Loan Facility”), provided that: (A) the aggregate principal amount of the Tranche C Term Loans shall not exceed $20,000,000; (B) the proceeds of the Tranche C Term Loans shall be used solely to (x) repay or repurchase in whole or in part the Senior Subordinated Notes (as in effect on the Restatement Effective Date and after giving effect to the repayment and retirement of the outstanding Senior Subordinated Notes with the proceeds of the Tranche B Term Loans made on the Restatement Effective Date), and (y) pay any fees and expenses related thereto plus any prepayment premium or tender premium in connection with such repayment or repurchase of the Senior Subordinated Notes; (C) once repaid, the Tranche C Term Loans may not be reborrowed; (D) the Tranche C Term Loans shall be made solely in Dollars; (E) the Tranche C Term Loans shall from time to time be Base Rate Loans or Eurodollar Loans, and the applicable margins (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount (amortized over the life of such loan) payable to all Lenders providing such Tranche C Term Loans, but exclusive of any arrangement, structuring or other fees payable in connection therewith that are not shared with all Lenders providing such Tranche C Term Loans) determined as of the initial funding date for such Tranche C Term Loans shall not be greater than 0.25% above the applicable margins then in effect for the Tranche B Term Loans (which, for such purposes only, shall be deemed to include all upfront or similar fees or original issue discount (amortized over the life of such loan) paid to all Tranche B Term Loan Lenders as of the initial funding date for such Tranche C Term Loans, but exclusive of any arrangement, structuring or other fees payable in connection therewith that are not shared with all Tranche B Term Loan Lenders); (F) the Tranche C Term Loans shall amortize in equal quarterly installments of 0.25%; (G) the Tranche C Term Loans shall not have a final maturity date prior to the Tranche B Term Loan Maturity Date or a Weighted Average Life to Maturity of less than the Weighted Average Life to Maturity of the Tranche B Term Loans; (H) the Tranche C Term Loan Facility shall share ratably in the benefits of this Agreement and the other Credit Documents (including, without limitation, the covenants and any mandatory prepayments of Loans and other Obligations) with the Tranche B Term Loans and shall share in the Collateral on a pari passu basis with (and in no event more favorably than) the Tranche B Term Loans and the Revolving Extensions of Credit; (I) the Tranche C Term Loan Lenders shall be included in any determination of the Required Lenders; (J) immediately prior to and after giving effect to any such Tranche C Term Loans, no Default or Event of Default shall have occurred and be continuing and the Borrower shall have delivered to the Administrative Agent a compliance certificate, in form and substance satisfactory to the Administrative Agent evidencing compliance with the financial covenants contained in Sections 9.08, 9.09, 9.10 and 9.12 for the respective Calculation Period, on a Pro Forma Basis; and (K) except as otherwise provided above in this Section 13.12(b), the terms and conditions of the Tranche C Term Loan Facility shall be substantially similar to those applicable to the Tranche B Term Loan Facility. If the Borrower desires to incur the Tranche C Term Loans, the Borrower will enter into an amendment (or amendment and restatement) to this Agreement, which amendment shall set forth any terms and conditions of the Tranche C Term Loans not covered by this Agreement as agreed by the Borrower and the Tranche C Term Loan Lenders, and shall provide for the issuance of promissory notes to evidence the Tranche C Term Loans if requested by the Tranche C Term Loan Lenders (which notes shall constitute Term Notes for purposes of this Agreement), with such amendment (or amendment and restatement) to be in form and substance acceptable to Administrative Agent and consistent with the terms of this Section 13.12(b) and of the other provisions of this Agreement. Notwithstanding anything in this Agreement to the contrary, no consent of any Lender (other than any Lender making Tranche C Term Loans) is required to permit the Tranche C Term Loans contemplated by this Section 13.12(b) or the aforesaid amendment to effectuate the Tranche C Term Loans.

                     (c)     Notwithstanding anything in this Agreement to the contrary, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (x) to add one or more additional credit facilities (other than the Tranche C Term Loan Facility) to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the “Additional Extensions of Credit”) to share ratably in the benefits of this Agreement and the other Credit Documents with the Tranche B Term Loans and Revolving Extensions of Credit, and to share in the Collateral on a pari passu basis (and in any event no more favorable than) with the Tranche B Term Loans, the Tranche C Term Loans, if any, and the Revolving Extensions of Credit, and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

                     (d)    Tranche B Amendments and Waivers. No waiver, amendment, supplement or modification of any provision of this Agreement or any other Credit Document shall extend the scheduled date of any amortization payment in respect of any Tranche B Term Loan without the consent of each Tranche B Lender directly affected thereby. For the avoidance of doubt, this Agreement may be amended (or amended and restated) (i) with the written consent of the Borrower, the Administrative Agent and the Tranche C Term Loan Lenders to add the Tranche C Term Loan Facility in accordance with Section 13.12(b) and to permit such Tranche C Term Loan Lenders Credit to share ratably in the benefits of this Agreement and the other Credit Documents with the Tranche B Term Loans and to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, (ii) with the written consent of the Required Lenders, the Administrative Agent and the Borrower to add one or more additional credit facilities (other than the Tranche C Term Loan Facility) to this Agreement in accordance with Section 13.12(c) and to permit such Additional Extensions of Credit to share ratably in the benefits of this Agreement and the other Credit Documents with the Tranche B Term Loans, the Tranche C Term Loans, if any, and the Revolving Extensions of Credit and the accrued interest and fees in respect thereof, and (iii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Majority Revolving Credit Facility Lenders, as applicable.

                     (e)     If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (iii), inclusive, of the first proviso to Section 13.12(a) or clause (G) of the second proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described below, to replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination and such non-consenting Lender receives payment of its Loans, accrued interest and other amounts in accordance with Section 1.13, provided, that, in any event the Borrower shall not have the right to replace a Lender solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

                     (f)     Notwithstanding anything to the contrary contained above in this Section 13.12, the Administrative Agent and the Collateral Agent may (i) enter into amendments to the Subsidiaries Guaranties and the Security Documents for the purpose of adding additional Subsidiaries of the Borrower or other Credit Parties as parties thereto and (ii) enter into security documents and guaranty agreements to satisfy the requirements of Sections 8.11, 8.12, 8.14, 9.01 and 9.02, in each case without the consent of the Required Lenders.

        13.13   Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01 shall survive the execution, delivery and termination of this Agreement, the Notes and any Letters of Credit and the making and repayment of the Obligations.

        13.14   Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 2.06 or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

        13.15   Register. The Borrower hereby designates the Administrative Agent to serve as the Borrower’s agent, solely for purposes of this Section 13.15, and the Administrative Agent hereby agrees, to maintain a register (the “Register”) on which it will record the Commitments from time to time of each of the Lenders and the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitment of such Lender, the Loans and the rights to the principal of, and interest on, any Loan shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b) and payment to Administrative Agent of the non-refundable assignment fee to the extent required to be paid pursuant to 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note(s) evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.15. Upon five (5) Business Days’ prior written notice to the Administrative Agent, the Administrative Agent will allow any Lender to inspect and copy such Register (with respect to any entry relating to such Lender’s Loans) at the Administrative Agent’s principal place of business during normal business hours. Prior to the due presentment for registration of transfer of any Note or other Obligation, the Administrative Agent may deem and treat the Person in whose name a Note or other Obligation is registered as the absolute owner of such Note or Obligation for the purpose of receiving payment of principal of and premium and interest on such Note or Obligation and for all other purposes whatsoever, and the Administrative Agent shall not be affected by notice to the contrary.

        13.16   Confidentiality. (a) Subject to the provisions of clause (b) of this Section 13.16, each Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its directors, officers, employees, auditors, advisors, representatives or counsel or to another Lender if such Lender or such Lender’s holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender) any information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Borrower to the Lenders in writing as confidential, provided that any Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 13.16(a) by the respective Lender, (ii) as may be required or appropriate in any report, statement or testimony submitted to any domestic or foreign municipal, state or Federal governmental agency or regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Administrative Agent or the Collateral Agent, (vi) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Revolving Notes or Revolving Loan Commitments or any interest therein by such Lender, provided that such prospective transferee or participant agrees to be bound by the confidentiality provisions contained in this Section 13.16 and (vii) to such Lender’s direct or indirect contractual counterparties in swap agreements or hedge arrangements or to auditors, advisors, representatives or counsel to such counterparties, provided that such counterparties, auditors, advisors, representatives, or counsel agree to be bound by confidentiality provisions equivalent to those set forth in this Section 13.16.

                     (b)     The Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates any information related to the Borrower or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Borrower and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender.

        13.17   Delivery of Lender Addenda. Each Lender that becomes a party to this Agreement on the Restatement Effective Date other than through the purchase of a Loan or Commitment from another Lender shall do so by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrowers and the Administrative Agent.

        13.18   Confirmation of Existing Obligations. The Borrower hereby reaffirms and admits the validity and enforceability of this Agreement and the other Credit Documents and all of its respective obligations hereunder and thereunder and agrees and admits that, as of the date hereof, its has no defenses to, or offsets or counterclaims against, any of its obligations to the Lenders hereunder or the Secured Creditors under the Credit Documents of any kind whatsoever.

        13.19   Confirmation/Ratification of the Tranche B Term Loans. The Borrower hereby agrees that, as of the Restatement Effective Date, it is fully and truly indebted to the Tranche B Term Loan Lenders for the full amount of the Tranche B Term Loans stated herein. Furthermore, without limiting any of the other provisions of this Agreement, the Borrower and each Lender agrees that (i) the loans made to the Borrower by the Tranche B Term Loan Lenders shall be subject to and shall benefit from all of the provisions of this Agreement and the other Credit Documents applicable to the Tranche B Term Loans and the Loans hereunder and thereunder, (ii) the Tranche B Term Loan Lenders are “Lenders” hereunder and under the other Loan Documents and (iii) the unpaid principal of and interest on the Tranche B Term Loans are “Obligations” hereunder and under the other Credit Documents.

        13.20   Effect of Amendment and Restatement of the Existing Credit Agreement. (a) On the Restatement Effective Date, the Existing Credit Agreement shall be amended and restated in its entirety. The parties hereto acknowledge and agree that (a) this Agreement and the other Credit Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment and reborrowing, or termination of the “Obligations” (as defined in the Existing Credit Agreement) under the Existing Credit Agreement as in effect prior to the Restatement Effective Date and which remain outstanding; (b) such “Obligations” are in all respects continuing (as amended and restated hereby); (c) the Liens and security interests as granted under the Security Documents securing payment of such “Obligations” are in all respects continuing and in full force and effect; (d) references in the Credit Documents and Security Documents to the “Credit Agreement” shall be deemed to be references to this Agreement, and to the extent necessary to effect the foregoing, each such Credit Document and Security Document is hereby deemed amended accordingly, (e) all of the terms and provisions of the Existing Credit Agreement shall continue to apply for the period prior to the Restatement Effective Date, including any determinations of payment dates, interest rates, Events of Default or any amount that may be payable to the Administrative Agent or the Lenders (or their assignees or replacements hereunder), (f) the obligations under the Existing Credit Agreement shall continue to be paid or prepaid on or prior to the Restatement Effective Date, and shall from and after the Restatement Effective Date continue to be owing and be subject to the terms of this Agreement, (f) all references in the Credit Documents and Security Documents to the “Lenders” or a “Lender” or to the “Administrative Agent” shall mean such terms as defined in this Agreement.

                     (b)        The Borrower, the Administrative Agent and the Lenders and the other parties hereto acknowledge and agree that all principal, interest, fees, costs, reimbursable expenses and indemnification obligations accruing or arising under or in connection with the Existing Credit Agreement which remain unpaid and outstanding as of the Restatement Effective Date shall be and remain outstanding and payable as an obligation under this Agreement and the other Credit Documents.

        13.21   Existing Agreements Superseded. As set forth in Section 13.20, the Original Credit Agreement is superseded by this Agreement, which has been executed in renewal, amendment, restatement and modification, but not in novation or extinguishment of, the obligations under the Original Credit Agreement.

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        IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amended and Restated Credit Agreement as of the date first above written.

HANGER ORTHOPEDIC GROUP, INC., as Borrower
By:
Name: Title:
Address: Two Bethesda Metro Center Suite 1200 Bethesda, Maryland 20814 Telephone: (301) 986-0701 Telecopier: (301) 986-0702 Attention: Chief Executive Officer

GENERAL ELECTRIC CAPITAL CORPORATION, as Lender, Administrative Agent, Documentation Agent and Collateral Agent, through its Healthcare Financial Services division:
By:
Name: Duly Authorized Signatory

GENERAL ELECTRIC CAPITAL CORPORATION, as Lender, through its General Electric Capital Funding, Inc. division:
By:
Name: Duly Authorized Signatory

CITICORP USA, INC., as Lender
By:
Name: Title:

JPMORGAN CHASE BANK, as Lender
By:
Name: Title:

CREDIT LYONNAIS NEW YORK BRANCH, as Lender
By:
Name: Title:

HARRIS TRUST AND SAVINGS BANK, as Lender and Documentation Agent
By:
Name: Title:

LASALLE BANK NATIONAL ASSOCIATION, as Lender
By:
Name: Title:

CHEVY CHASE BANK, as Lender
By:
Name: Title:

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